                                   EXHIBIT 4

                                                                 EXECUTION COPY

                               CREDIT AGREEMENT
                         Dated as of December 31, 2002
                                    among
                              THE TIMKEN COMPANY,
                                as the Borrower,
              BANK OF AMERICA, N.A. and KEYBANK NATIONAL ASSOCIATION,
                          as Co-Administrative Agents,
      MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                              as Syndication Agent,
                               MORGAN STANLEY BANK,
                              as Documentation Agent,
                           KEYBANK NATIONAL ASSOCIATION,
                     as Paying Agent and as Swing Line Lender,
                           KEYBANK NATIONAL ASSOCIATION
                  And the Other Letter of Credit Issuers Hereto,
                            as Appropriate L/C Issuers,
                                      and
                         The Other Lenders Party Hereto

           BANC OF AMERICA SECURITIES LLC and KEYBANK NATIONAL ASSOCIATION,
                                      as
                   Joint Lead Arrangers and Joint Book Managers

                                 TABLE OF CONTENTS
Section                                                                    Page

                                    ARTICLE I
                         DEFINITIONS AND ACCOUNTING TERMS

                                    ARTICLE II
                       THE COMMITMENTS AND CREDIT EXTENSIONS

                                    ARTICLE III
                       TAXES, YIELD PROTECTION AND ILLEGALITY

3.04  Increased Cost and Reduced Return; Capital Adequacy; Reserves on

                                    ARTICLE IV
                     CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01  Conditions to Documentation Closing Date...............................50
4.02  Conditions of Initial Credit Extensions................................51

                                      ii

4.03  Conditions to all Credit Extensions....................................53

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.12  ERISA Compliance..............................Error!Bookmark not defined.
5.13  Subsidiaries; Equity Interests.........................................57
5.14  Margin Regulations; Investment Company Act; Public Utility Holding

                                    ARTICLE VI
                              AFFIRMATIVE COVENANTS

                                    ARTICLE VII
                                NEGATIVE COVENANTS

                                        iii

                                    ARTICLE VIII
                           EVENTS OF DEFAULT AND REMEDIES

                                    ARTICLE IX
                                      AGENTS

                                    ARTICLE X
                                  MISCELLANEOUS

                                       iv

                                       v

SCHEDULES
      I   Guarantors
     II   Certain Timken Stockholders
    III   Maximum Impairment, Restructuring, Reorganization and Implementation
          Charges
     IV   Material Subsidiaries
      V   Existing Letters of Credit and Appropriate L/C Issuers
   2.01   Commitments and Pro Rata Shares
   5.06   Disclosed Litigation
   5.08(b)Existing Liens
   5.09   Environmental Matters
   5.12   Pension Plans
   5.13   Subsidiaries and Other Equity Investments
   5.15   Projected Financial Information
   7.02(f)Existing Investments
   7.03   Existing Indebtedness
   7.08   Transactions with Affiliates
   7.09   Burdensome Agreements
  10.02   Paying Agent's Office, Certain Addresses for Notices
  10.22   Post-Closing Restructuring

EXHIBITS
  Form of
      A   Committed Loan Notice
      B   Swing Line Loan Notice
      C-1 Term Note
      C-2 Revolving Credit Note
      D   Compliance Certificate
      E   Assignment and Assumption
      F   Guaranty
      G-1 Opinion Matters - Counsel to Loan Parties with respect to Loan
          Documents
      G-2 Opinion Matters - In-House Counsel to Loan Parties

                                 CREDIT AGREEMENT
         This CREDIT AGREEMENT ("Agreement") is entered into as of December  31,
2002,among THE  TIMKEN COMPANY,  an Ohio  corporation (the  "Borrower"), BANK OF
AMERICA, N.A.  and KEYBANK  NATIONAL ASSOCIATION,  as Co-Administrative  Agents,
MERRILL LYNCH  & CO.,  MERRILL LYNCH,  PIERCE, FENNER  & SMITH  INCORPORATED, as
Syndication Agent, MORGAN STANLEY BANK, as Documentation Agent, KEYBANK NATIONAL
ASSOCIATION,  as  Paying  Agent,  BANC  OF  AMERICA  SECURITIES  LLC and KEYBANK
NATIONAL ASSOCIATION,  as Joint  Lead Arrangers  and Joint  Book Managers,  each lender  from  time  to  time  party  hereto  (collectively,  the  "Lenders"  and individually, a "Lender"), KEYBANK  NATIONAL ASSOCIATION, as an  Appropriate L/C
Issuer and  Swing Line  Lender, and  the other  Letter of  Credit issuers  party hereto, each as an Appropriate L/C Issuer.
PRELIMINARY STATEMENTS:
         Pursuant to the Stock and Asset Purchase Agreement dated as of  October
16, 2002 (as amended, supplemented or otherwise modified in accordance with  its terms,to  the  extent  permitted  in  accordance  with  the  Loan  Documents (as hereinafter  defined),  together  with  all  schedules and exhibits thereto, the
"Purchase  Agreement")  among  Ingersoll-Rand  Company  Limited,  a  corporation organized under the laws of Bermuda ("IR"), on behalf of itself,  Ingersoll-Rand
European Holding Company  B.V. with respect  to Industria Cuscinetti  S.p.A. and the other stock sellers  set forth on Schedule  A thereto (the "Stock  Sellers")
and the asset sellers set forth on Schedule A thereto (the "Asset Sellers";  and collectively with IR and the other Stock Sellers,the "Sellers"),and the Borrower on  behalf  of  itself  and  the  other  buyers  set forth on Schedule F thereto
(collectively with the Borrower, the "Buyers"),the Buyers have agreed to acquire
(the  "Acquisition")  from  the  Sellers  the  Business (as hereinafter defined)
through the acquisition from  Sellers of the Shares  of the Sold Companies,  the
Venture  Interests  and  the  Separate  Assets  (each as defined in the Purchase
Agreement).
         The Borrower has requested that (a) in connection with the Acquisition, the Lenders provide commitments to the Borrower of (i) $375,000,000 in the  form of a term loan and (ii) $500,000,000  in the form of a revolving credit  loan to finance,in  part,the  Acquisition,to  pay  transaction  fees and expenses,and to refinance certain Indebtedness of the Borrower and its Subsidiaries,and (b) from time to  time,the Lenders  make loans  to the  Borrower and  the Appropriate L/C
Issuers  (as  hereinafter  defined)  issue  Letters  of  Credit  (as hereinafter defined)for  the  account  of  the  Borrower  or  any  Subsidiary  pursuant to a
revolving credit facility  for the Borrower  and its Subsidiaries.   The Lenders
have indicated their willingness  to agree to so  lend, and the Appropriate  L/C
Issuers have indicated their willingness to so issue such Letters of Credit,  in each case, on the terms and subject to the conditions of this Agreement.
         In  consideration  of  the  mutual  covenants  and  agreements   herein
contained, the parties hereto covenant and agree as follows:
                                  ARTICLE I
                      DEFINITIONS AND ACCOUNTING TERMS
         1.01 Defined  Terms.   As used  in this  Agreement, the following terms
shall have the meanings set forth below:
         "Acquisition" has the meaning  specified in the Preliminary  Statements to this Agreement.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Paying Agent.
         "Adjusted Foreign Subsidiaries/Joint Venture Basket" means at any  time for each fiscal year, an amount equal to the Foreign Subsidiaries/Joint  Venture
Basket for such fiscal year, plus the Foreign Subsidiaries/Joint Venture  Basket in  effect  at  the  end  of  the  immediately  preceding  fiscal year, it being understood that no Foreign Subsidiaries/Joint Venture Basket may be carried over for more than  one fiscal year  and that the  Foreign Subsidiaries/Joint Venture
Basket for  a fiscal  year shall  be fully  used in  such fiscal year before any
Foreign Subsidiaries/Joint Venture Basket  for the immediately preceding  fiscal year is used.
         "Affiliate"  means,  with  respect  to  any Person, another Person that directly,  or  indirectly  through  one  or  more intermediaries, Controls or is
Controlled by or is under common  Control with the Person specified.   "Control"
means the possession, directly  or indirectly, of the  power to direct or  cause the direction of  the management or  policies of a  Person, whether through  the
ability to exercise voting power,  by contract or otherwise.   "Controlling" and
"Controlled" have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or  indirectly, power to vote 10% or  more of the securities  having ordinary voting  power for the  election of directors, managing general partners or the equivalent.
         "Agents"   means,   collectively,   the   Co-Administrative  Agents,the
Syndication  Agent,  the  Documentation  Agent,  the  Paying  Agent and the Lead
Arrangers.
         "Agent-Related  Persons"  means   the  Co-Administrative  Agents,   the
Syndication  Agent,  the  Documentation  Agent,  the  Paying  Agent and the Lead
Arrangers,together with their respective Affiliates,and the  officers,directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
         "Aggregate Commitments" means the Commitments of all the Lenders.
         "Aggregate Credit  Exposures" means,  at any  time, the  sum of (i) the unused  portion  of  the  Revolving  Credit  Commitment then in effect, (ii) the unused  portion  of  each  Term  Commitment  then  in effect and (iii) the Total
Outstandings at such time.
         "Agreement" means this Credit Agreement.
         "Annualized" means, for any period,
         (a)   with respect to Consolidated EBITDA,(i) if such period ends on or after the first anniversary of  the Documentation Closing Date, Consolidated
    EBITDA for the prior four fiscal quarters,and (ii) if such period ends prior to the first anniversary of the Documentation Closing Date, LTM EBITDA,
         (b) with respect to Capital Expenditures,(i) if such period ends on  or
    after the first anniversary of  the  Documentation  Closing  Date,   Capital
    Expenditures  made  by or  on  behalf of the  Borrower  and its Subsidiaries during the prior four fiscal quarters, (ii) if such period is for the  first
    full  fiscal  quarter  after  the   Documentation   Closing  Date,   Capital
    Expenditures made by or on behalf  of  the  Borrower  and  its  Subsidiaries during such fiscal quarter multiplied by four, (iii) if such  period  is for the first two full fiscal  quarters  after  the Documentation Closing  Date,
    Capital   Expenditures  made  by or  on  behalf  of  the  Borrower  and  its
    Subsidiaries during such fiscal quarters multiplied by two, and (iv) if such period is for the first three full fiscal quarters  after  the Documentation

    Closing Date, Capital Expenditures made by or on behalf of the Borrower  and its Subsidiaries during such fiscal quarters  multiplied by four and divided by three, and
         (c) with respect  to Consolidated Interest  Charges,(i) if such  period ends on or after the  first  anniversary  of the Documentation Closing Date,
    Consolidated  Interest Charges for the  prior four fiscal quarters, (ii)  if such period is for the  first full  fiscal quarter  after the  Documentation
    Closing   Date,  Consolidated  Interest   Charges  for  such  fiscal quarter
    multiplied by four, (iii) if such period is for  the  first  two full fiscal
    quarters  after  the  Documentation   Closing  Date,  Consolidated  Interest
    Charges for such fiscal quarters multiplied  by two, and (iv) if such period is for the first three full fiscal quarters after the Documentation  Closing
    Date, Consolidated Interest  Charges for  such fiscal quarters multiplied by four and divided by three.
         "Applicable Rate" means, from  time to time, the  following percentages per annum, based upon the Debt Rating as set forth below:
                              Applicable Rate
                                                    Eurocurrency
                                                    Rate +
   Pricing   Debt Ratings                           Letter of
   Level     S&P/Moody's          Commitment Fee    Credit        Base Rate +
   1         BBB+/Baa1 or higher      0.150%          1.000%         0.000%
   2         BBB/Baa2                 0.200%          1.250%         0.250%
   3         BBB-/Baa3                0.250%          1.500%         0.500%
   4         BB+/Ba1                  0.375%          1.750%         0.750%
   5         BB/Ba2 or lower          0.500%          2.500%         1.500%

         Initially, the Applicable Rate shall be determined based upon the  Debt
Rating  specified  in  the  certificate  delivered  pursuant to Section 4.01(h).
Thereafter,  each  change  in  the  Applicable  Rate  resulting  from a publicly announced  change  in  the  Debt  Rating  shall  be  effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the  effective date of  the next such  change.  If  at any time no Debt Rating shall then be  in effect, then the Applicable Rate shall  be at Pricing Level 5 from and after such time and until such time as a Debt Rating shall be in effect.
         "Appropriate L/C Issuer" means, at  any time, (a) with respect  to each
Existing Letter of  Credit, Bank One,  NA, Wachovia Bank  or The Northern  Trust
Company, as applicable,  in its capacity  as issuer of  such Existing Letter  of
Credit, and (b)  with respect to  each other Letter  of Credit, KeyBank,  in its capacity as issuer of  such other Letter of  Credit, or any successor  issuer of such other Letters of Credit hereunder.
         "Appropriate Lender" means, at any  time, (a) with respect to  the Term
Facility or the Revolving Credit Facility,  a Lender that has a Commitment  with respect to such Facility at such time, (b) with respect to the Letter of  Credit
Sublimit, (i) the Appropriate L/C Issuers and (ii) if any Letters of Credit have been  issued,  or  have  been  deemed  to  have been issued, pursuant to Section
2.03(a), the Revolving Credit  Lenders, and (c) with  respect to the Swing  Line
Sublimit,  (i)  the  Swing  Line  Lender  and  (ii)  if any Swing Line Loans are
outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
         "Approved Fund" has the meaning specified in Section 10.07(g).

         "Asset Sellers" has the meaning specified in the Preliminary Statements to this Agreement.
         "Assignment  and  Assumption"   means  an  Assignment   and  Assumption
substantially in the form of Exhibit E.
         "Attorney Costs" means and  includes all reasonable fees,  expenses and
disbursements  of  any  law  firm   or  other  external  counsel  and,   without
duplication, the allocated cost of internal legal services and all expenses  and disbursements of internal counsel.
         "Attributable Indebtedness" means, on any  date, (a) in respect of  any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount  of the remaining lease  payments under the  relevant lease that  would appear on  a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
         "Audited Financial Statements"  means the audited  consolidated balance sheet of the Borrower  and its Subsidiaries for  the fiscal year ended  December
31,  2001,  and  the  related  consolidated  statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its
Subsidiaries, including the notes thereto.
         "Auto-Renewal Letter of  Credit" has the  meaning specified in  Section
2.03(b)(iii).
         "Availability Period" means the  period from and including  the Funding
Date to the earliest  of (a) the Maturity  Date, (b) the date  of termination of the  Aggregate  Commitments  pursuant  to  Section  2.06,  and  (c)  the date of termination of the commitment of each Lender to make Loans and of the obligation of each Appropriate L/C Issuer to make L/C Credit Extensions pursuant to Section
8.02.
         "Bank of America" means Bank of America, N.A. and its successors.
         "BAS" means Banc of America Securities  LLC  and its successors.
         "Base Rate"  means a  rate per  annum equal  to the  greater of (a) the
Prime Rate  and (b)  one-half of  one percent  (0.50%) in  excess of the Federal
Funds  Effective  Rate.    Any  change  in  the  Base  Rate  shall  be effective
immediately from and after such change in the Base Rate.
         "Base  Rate  Loan"  means  a  Loan  denominated  in  Dollars that bears interest based on the Base Rate.
         "Borrower"  has  the  meaning  specified  in the introductory paragraph hereto.
         "Borrowing" means a Revolving Credit Borrowing, a Swing Line  Borrowing or a Term Borrowing, as the context may require.
         "Business" has the meaning specified in the Purchase Agreement.
         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to  close under the Laws of, or are  in fact closed in,the state where the Paying Agent's Office is located and, if such day relates to any Eurocurrency Rate Loan, means any such day on which  dealings are conducted by and between banks in the London interbank market and banks  are open for business in London and in the country of issue of the currency of  such

Eurocurrency Rate Loan (or,in the case  of a Loan denominated in Euro,  on which
the  Trans-European  Automated  Real-Time  Gross  Settlement  Express   Transfer
(TARGET) System is open).
         "Buyers" has  the meaning  specified in  the Preliminary  Statements to this Agreement.
         "Capital  Expenditures"  means,  with  respect  to  any  Person for any period, any expenditure in respect of  the purchase or other acquisition of  any fixed or capital asset (excluding normal replacements and maintenance which  are
properly charged to current operations).   For purposes of this  definition, the
purchase price of equipment that  is purchased simultaneously with the  trade-in of existing equipment  or with insurance  proceeds shall be  included in Capital
Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit  granted by the  seller of such  equipment for the  equipment being traded in at  such time or the  amount of such insurance  proceeds, as the case may be.
         "Cash Collateralize" has the meaning specified in Section 2.03(g).
         "Cash Equivalents" means any  of the following types  of Investments,to the extent owned by  the Borrower or any  of its Subsidiaries free  and clear of all Liens:
         (a)  readily  marketable  obligations  issued  or  directly  and  fully guaranteed or insured by the  United  States  of  America  or  any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and  credit of the
    United States of America is pledged in support thereof;
         (b) readily marketable obligations issued by the District of  Columbia, any  state  of the  United States  of  America  or any political subdivision thereof (i) having maturities of  not more  than 360 days  from the date  of acquisition thereof,  (ii)  rated  at  least A  by  S&P  and  at least A2 by
    Moody's, and (iii) in  an amount  not to  exceed  $20,000,000 per  issuer or
    $100,000,000 in the aggregate;
         (c)  time   deposits  or   repurchase  agreements   with,  or   insured
    certificates of deposit or bankers' acceptances of, any commercial bank that
    (i) (A)is a Lender or (B) is organized  under the laws of  the United States of America,  any  state  thereof  or the  District  of  Columbia  or  is the principal banking subsidiary of  a bank holding company organized under  the laws of the United States of America, any  state  thereof or the District of
    Columbia, and is a member  of the  Federal Reserve  System, (ii)  issues (or the parent of which issues)  commercial  paper rated as  described in clause
    (d) of  this  definition and  (iii) has  combined  capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;
         (d) commercial  paper or  master notes  issued by  any Person organized under  the  laws of any state of  the United States of America and rated  at least "Prime-1" (or the then equivalent grade) by Moody's  or at least "A-1"
    (or the then equivalent  grade)  by S&P, in each case with maturities of not more than 90 days from the date of acquisition thereof;
         (e) obligations issued  by any Person  organized under the  laws of any state of the United States of America (i) having maturities of not more than
    365 days from the date of  acquisition thereof  and (ii) rated at least A by
    S&P and at least A2 by Moody's;
         (f) Investments, classified in  accordance with GAAP as  Current Assets of the  Borrower  or  any  of  its  Subsidiaries, in money market investment programs  registered  under the  Investment  Company Act  of 1940 which  are
    administered  by  financial  institutions  that   have  the  highest  rating
    obtainable  from  either  Moody's  or S&P, and the  portfolios  of which are limited  solely  to  Investments  of  the  character,  quality and  maturity described in clauses (a),(b),(c),(d) and (e) of this definition; and
         (g)  with  respect  to  Foreign  Subsidiaries,  the approximate foreign equivalent of any of clauses (a) through (f) above.
         "CERCLA" means the  Comprehensive Environmental Response,  Compensation
and Liability Act of 1980.
         "CERCLIS" means the Comprehensive Environmental Response,  Compensation
and  Liability  Information  System  maintained  by  the  U.S.     Environmental
Protection Agency.
         "Change of Control" means, an event or series of events by which:
         (a) any "person" or "group" (as  such terms are used in Sections  13(d)
    and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit  plan of  such  person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than those  Persons  listed  on Schedule II and the
    heirs,   administrators  or  executors  of  any  such  Persons and any trust established by or for the benefit of  such Persons, becomes the  "beneficial owner" (as defined  in Rules 13d-3  and 13d-5 under the  Securities Exchange
    Act of 1934,  except  that  a  person  or  group  shall  be  deemed  to have
    "beneficial ownership" of all securities that such person or  group has  the right to  acquire  (such right,  an  "option right"), whether  such right is exercisable  immediately  or only  after  the  passage of time), directly or indirectly, of 30% or more of the equity securities of the Borrower entitled to vote for members of the  board of directors or equivalent governing  body of such Person on a fully-diluted basis  (and taking  into account all  such securities  that such  person or group has  the right to acquire pursuant to any option right); or
         (b)  during  any  period  of  24  consecutive months, a majority of the members of the board of directors or other equivalent governing  body of the
    Borrower  cease to  be  composed of individuals (i) who were members of that board or equivalent governing body on  the  first  day  of such period, (ii)
    whose election or nomination to that board or equivalent governing body  was approved by  individuals referred to in clause (i) above constituting at the time of such  election  or  nomination  at least a majority of that board or equivalent  governing  body or (iii)  whose  election or  nomination to that
    board or  other  equivalent  governing  body   was  approved by  individuals
    referred to in clauses (i) and (ii) above  constituting at the time of  such election or  nomination  at least  a majority  of  that  board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for,  or  assumption of office as, a member of that board or equivalent governing body occurs as  a result  of an actual or threatened solicitation of proxies or consents for the election or removal  of one  or  more  directors  by  any  person or  group other than a solicitation  for the  election of one or  more directors by or on behalf of the board of directors), or
         (c) any Person  or two or  more Persons acting  in concert, other  than those Persons listed on Schedule  II,  shall  have  acquired  by contract or otherwise, or shall have  entered into  a contract or arrangement that, upon consummation thereof,  will result in its or their  acquisition of the power to exercise,  directly or  indirectly,  a  controlling  influence  over  the
    management  or  policies of  the   Borrower, or  control   over  the  equity
    securities  of  such Person  entitled  to vote  for members of  the board of directors  or  equivalent governing  body of such Person on a  fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right)  representing 30%  or more of the combined voting power of such securities.
         "Co-Administrative Agent" means each of Bank of America and KeyBank  in its capacity as a  co-administrative agent under any  of the Loan Documents,  or any successor co-administrative agent.
         "Code" means the Internal Revenue Code of 1986.
         "Commitment" means a Term Commitment or a Revolving Credit  Commitment, as the context may require.
         "Committed  Currencies"  means   Canadian  dollars,  pounds   sterling,
Japanese yen, Euros and other freely transferable currencies satisfactory to the
Revolving Credit Lenders in their sole discretion.
         "Committed Currency  Sublimit" means  an amount  equal to $100,000,000.
The  Committed  Currency  Sublimit  is  part  of,  and  not  in addition to, the
Revolving Credit Facility.
         "Committed Loan Notice"  means a notice  of (a) a  Term Loan Borrowing,
(b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or  (d) a  continuation of  Eurocurrency Rate  Loans, pursuant to Section
2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
         "Compensation Period"has the meaning specified in Section 2.12(c)(ii).
         "Compliance Certificate" means a certificate substantially in the  form of Exhibit D.
         "Consolidated EBITDA" means, for any  period, for the Borrower and  its
Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income before cumulative  effect of  accounting changes  for such  period plus  (a) the following to the  extent deducted in  calculating such Consolidated  Net Income:
(i)  Consolidated  Interest  Charges  for  such  period,  (ii) the provision for federal, state, local and foreign income taxes for such period, (iii) the amount
of  depreciation   and  amortization   expense  deducted   in  determining  such
Consolidated Net Income, (iv) other  non-recurring expenses of the Borrower  and its Subsidiaries reducing such Consolidated Net Income which do not represent  a cash item in such period or any future period, (v) any losses realized upon  the
Disposition of  assets outside  the ordinary  course of  business, and  (vi) the aggregate amount of impairment, restructuring, reorganization and implementation charges for such period of the  type disclosed in the Borrower's report  on Form
10- Q for the fiscal quarter  ended September 30, 2002 or otherwise  incurred in connection with the Acquisition in an amount incurred for all periods after  the date hereof not to exceed the amount set forth on Schedule III and minus (b) the sum of (i)  all non- recurring  material non-cash items  increasing Consolidated
Net Income  for such  period, (ii)  any gains  realized upon  the Disposition of assets  outside  the  ordinary  course  of  business, and (iii) payments (net of expenses) received  with respect  to the  United States  - Continued Dumping and
Subsidy Offset Act of 2000.
         "Consolidated Fixed Charge Coverage  Ratio" means, for any  period, the ratio of (a) (i) Annualized Consolidated  EBITDA for such period, less (ii)  the aggregate amount of all Annualized Capital Expenditures made by or on behalf  of the  Borrower  and  its  Subsidiaries  during  such  period  to  (b)  Annualized
Consolidated Interest Charges for such period.
         "Consolidated  Funded   Indebtedness"  means,   as  of   any  date   of
determination, for the  Borrower and its  Subsidiaries on a  consolidated basis, the sum  of (a)  the outstanding  principal amount  of all  obligations, whether current or long-term, for  borrowed money (including Obligations  hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or  other similar  instruments,  (b)  all  purchase  money  Indebtedness,  (c)  all direct obligations arising under letters of credit (including standby and  commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d)
all  obligations  in  respect  of  the  deferred  purchase  price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect  of capital leases and Synthetic  Lease
Obligations, (f) all  Off- Balance Sheet  Liabilities, (g) without  duplication, all Guarantees with respect to outstanding Indebtedness (other than Indebtedness that is contingent in nature) of the types specified in clauses (a) through  (f)
above  of  Persons  other  than  the  Borrower  or  any  Subsidiary, and (h) all
Indebtedness of the types  referred to in clauses  (a) through (g) above  of any partnership  or  joint  venture  (other  than  a  joint venture that is itself a corporation or limited liability company) in which the Borrower or a  Subsidiary is a general  partner or joint  venturer, unless such  Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.
         "Consolidated Interest Charges" means, for any period, for the Borrower and its  Subsidiaries on  a consolidated  basis, the  sum of  (a) all  interest, premium  payments,  debt  discount,  fees,  charges  and related expenses of the
Borrower  and  its  Subsidiaries  in  connection  with borrowed money (including capitalized  interest)  or  in  connection  with  the deferred purchase price of assets, in each case to the extent treated as interest in accordance with  GAAP, net of interest income, and (b) the portion of rent expense of the Borrower  and its  Subsidiaries  with  respect  to  such  period  under capital leases that is treated as interest in accordance with GAAP.
         "Consolidated Leverage Ratio" means,  as of any date  of determination, the  ratio  of  (a)  Consolidated  Funded  Indebtedness  as  of such date to (b)
Annualized Consolidated EBITDA for such period.
         "Consolidated Net Income" means, for  any period, for the Borrower  and its Subsidiaries on a consolidated basis, the net income of the Borrower and its
Subsidiaries (excluding extraordinary gains  and extraordinary losses) for  that period.
         "Consolidated Net Worth"  means, as of  any date of  determination, the consolidated net worth  of the Borrower  and its Subsidiaries,  determined as of such  date  in  accordance  with  GAAP;  provided,  however, that there shall be excluded from consolidated  net worth any  adjustments made to  consolidated net worth as a result of the effects of FAS 87, provided that the cumulative  amount of such  adjustments for  periods on  or after  January 1,  2003 may  not exceed
$150,000,000.
         "Contractual Obligation" means, as to any Person, any provision of  any security  issued  by  such  Person  or  of  any  agreement,  instrument or other undertaking  to  which  such  Person  is  a  party  or by which it or any of its property is bound.
         "Control" has the meaning specified in the definition of "Affiliate."
         "Credit Extension" means  each of the  following:  (a)  a Borrowing and
(b) an L/C Credit Extension.
         "Current Assets" means, with respect to any Person, all assets of  such
Person that, in accordance with GAAP,  would be classified as current assets  on the balance sheet of a company conducting  a business the same as or similar  to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

         "Debt Rating"  means, as  of any  date of  determination, the rating as determined (x) by  S&P of the  Borrower's long term  corporate credit or  (y) by
Moody's of the Borrower's senior unsecured long term debt, in each of clause (x)
and (y) on a non- credit enhanced  basis; provided that if (i) a Debt  Rating is issued by each  of the foregoing  rating agencies, then  the lower of  such Debt
Ratings shall apply (with the Debt Rating for Pricing Level 1 being the  highest and the Debt Rating for Pricing Level 5 being the lowest) and (ii) either S&P or
Moody's shall  change the  basis on  which ratings  are established  by it, each reference to the Debt Rating announced by S&P or Moody's shall refer to the then equivalent rating by S&P or Moody's, as the case may be.
         "Debtor Relief Laws"  means the Bankruptcy  Code of the  United States, and  all  other  liquidation,  conservatorship,  bankruptcy,  assignment for the benefit  of  creditors,  moratorium,  rearrangement,  receivership,  insolvency, reorganization, or  similar debtor  relief Laws  of the  United States  or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
         "Default" means  any event  or condition  that constitutes  an Event of
Default or that, with  the giving of any  notice, the passage of  time, or both, would be an Event of Default.
         "Default Rate" means an interest rate equal to (a) the Applicable Rate, if  any,  applicable  to  Base  Rate  Loans  plus  (b) 2.0% per annum; provided, however, that with respect to a  Eurocurrency Rate Loan, the Default Rate  shall be an interest rate  equal to the Applicable  Rate otherwise applicable to  such
Loan  plus  2.0%  per  annum,  in  each  case to the fullest extent permitted by applicable Laws.
         "Defaulting Lender" means  any Lender that  (a) has failed  to fund any portion  of  the  Term  Loans,  Revolving  Credit  Loans,  participations in L/C
Obligations or participations in  Swing Line Loans required  to be funded by  it hereunder  within  one  Business  Day  of  the  date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Paying Agent or any other
Lender any other amount required to be paid by it hereunder within one  Business
Day of the date when due, unless the subject of a good faith dispute, or (c) has been  deemed  insolvent  or  becomes  the  subject of a bankruptcy or insolvency proceeding.
         "Determination Date" has the meaning specified in Section 2.14(a).
         "Disclosed Litigation" has the meaning specified in Section 5.06.
         "Disposition" or "Dispose" means the sale, transfer, license, lease  or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal,  with or without  recourse, of  any notes  or accounts  receivable or  any rights  and claims associated therewith.
         "Documentation  Agent"  means  Morgan  Stanley  in  its  capacity  as a
documentation  agent  under  any  of  the  Loan  Documents,  or  any   successor
documentation agent.
         "Documentation Closing Date" has the meaning specified in Section 4.01.
         "Dollar" and "$" mean lawful money of the United States.
         "Domestic Subsidiary" means any Subsidiary that is organized under  the laws of any political subdivision of the United States.
         "Eligible Assignee" has the meaning specified in Section 10.07(g).

                                       10
         "Environmental  Laws"  means  any  and  all  Federal, state, local, and foreign  statutes,  laws,  regulations,  ordinances,  rules,  judgments, orders, decrees,  permits,  concessions,  grants,  franchises,  licenses,  agreements or governmental  restrictions  relating  to  pollution  and  the  protection of the environment or  the release  of any  materials into  the environment,  including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
         "Environmental Liability" means any liability, contingent or  otherwise
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon  (a)
violation  of  any  Environmental  Law,  (b)  the  generation,  use,   handling,
transportation, storage, treatment or  disposal of any Hazardous  Materials, (c)
exposure to any  Hazardous Materials, (d)  the release or  threatened release of any Hazardous Materials into the  environment or (e) any contract,  agreement or other consensual arrangement pursuant to  which liability is assumed or  imposed with respect to any of the foregoing.
         "Environmental  Permit"  means  any  permit,  approval,  identification number, license or other authorization required under any Environmental Law.
         "Equity Documents" means the documents effecting the IR Equity Issuance and the documents effecting the Public Equity Issuance.
         "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options  or other rights for  the purchase or acquisition  from such  Person  of  shares  of  capital  stock  of  (or  other ownership or profit
interests  in)  such  Person,  all   of  the  securities  convertible  into   or
exchangeable  for  shares  of  capital  stock  of  (or other ownership or profit interests in) such  Person or warrants,  rights or options  for the purchase  or acquisition from such Person of such  shares (or such other interests), and  all of the other  ownership or profit  interests in such  Person (including, without limitation, partnership, member or  trust interests therein), whether  voting or nonvoting, and whether  or not such  shares, warrants, options,  rights or other interests are outstanding on any date of determination.
         "Equivalent" in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the  quoted spot  rate  at  which  Bank  of  America's  principal office in London offers to exchange  Dollars  for  such  Committed  Currency  in  London prior to 4:00 P.M.
(London time)  (unless otherwise  indicated by  the terms  of this Agreement) on such  date  as  is  required  pursuant  to  the terms of this Agreement, and the
"Equivalent" in any Committed Currency  of Dollars means the equivalent  in such
Committed Currency of Dollars determined by using the quoted spot rate at  which
Bank of America's principal office  in London offers to exchange  such Committed
Currency  for  Dollars  in  London  prior  to  4:00  P.M.  (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is  required pursuant to the terms of this Agreement.
         "ERISA" means the Employee Retirement Income Security Act of 1974.
         "ERISA  Affiliate"  means  any  trade  or  business  (whether  or   not
incorporated)  under  common  control  with  the  Borrower within the meaning of
Section 414(b) or (c) of the Code  (and Sections 414(m) and (o) of the  Code for
purposes of provisions relating to Section 412 of the Code).
         "ERISA Event" means  (a) a Reportable  Event with respect  to a Pension
Plan; (b) a  withdrawal by the  Borrower or any  ERISA Affiliate from  a Pension
Plan subject  to Section  4063 of  ERISA during  a plan  year in  which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a  cessation of operations  that is  treated as  such a  withdrawal under  Section 4062(e) of

                                       11
ERISA;  (c)  a  complete  or  partial  withdrawal  by  the Borrower or any ERISA
Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in  reorganization;  (d)  the  filing  of  a  notice of intent to terminate, the treatment of a Plan amendment as  a termination under Sections 4041 or  4041A of
ERISA, or the  commencement of proceedings  by the PBGC  to terminate a  Pension
Plan or Multiemployer Plan; (e) an event or condition which constitutes  grounds under Section  4042 of  ERISA for  the termination  of, or  the appointment of a trustee  to  administer,  any  Pension  Plan  or  Multiemployer Plan; or (f) the
imposition  of  any  liability  under  Title  IV  of  ERISA, other than for PBGC premiums due but not delinquent under  Section 4007 of ERISA, upon the  Borrower or any ERISA Affiliate.
         "EURIBO Rate"  means the  rate appearing  on Page  248 of  the Telerate
Service  (or  on  any  successor  or  substitute  page  of  such Service, or any
successor  to  or  substitute  for  such  Service,  providing  rate   quotations
comparable  to  those  currently  provided  on  such  page  of  such Service, as determined by  the Paying  Agent from  time to  time for  purposes of  providing quotations of interest rates applicable to deposits in Euro by reference to  the
Banking Federation of the European Union Settlement Rates for deposits in  Euro)
at  approximately  10:00  a.m.,  London  time,  two  Business  Days prior to the commencement of the applicable Interest Period, as the rate for deposits in Euro with a maturity comparable  to such Interest Period  or, if for any  reason such rate is not available, the average (rounded upward to the nearest whole multiple of  1/16  of  1%  per  annum,  if  such  average  is not such a multiple) of the respective  rates  per  annum  at  which  deposits  in  Euros are offered by the principal office  of Bank  of America  in London  to prime  banks in  the London interbank market at 11:00 A.M.  (London time) two Business Days before the first day of  such Interest  Period in  an amount  substantially equal  to the  Paying
Agent's (in its capacity as a Lender) Eurocurrency Rate Loan comprising part  of such Revolving Credit  Borrowing to be  outstanding during such  Interest Period and  for  a  period  equal  to  such  Interest  Period (subject, however, to the provisions of Section 3.03).
         "Euro" means the lawful currency  of the European Union as  constituted by the Treaty of Rome which  established the European Community, as such  treaty may be amended from time to time and as referred to in the EMU legislation.
         "Eurocurrency Rate" means (a) for  any Interest Period with respect  to any Eurocurrency  Rate Loan  denominated in  Dollars or  any Committed  Currency other than Euro:
         (i) the rate per  annum equal to the  offered rate that appears  on the page of the Telerate screen (or  any successor  thereto)  that  displays  an average British Bankers Association Interest Settlement Rate for deposits in
    Dollars  or the applicable Committed Currency (for delivery on the first day of such Interest Period)  with a term  equivalent to  such  Interest Period,
    determined as of  approximately 11:00 a.m.   (London time) two Business Days
    prior to the first day of such Interest Period, or
         (ii) if the rate referenced in the preceding clause (i) does not appear on such page or service or such page or  service shall not be available, the rate per annum equal to the rate determined by the  Paying Agent to  be  the offered rate on such other page  or  other  service that displays an average
    British Bankers Association Interest Settlement Rate for deposits in Dollars or the applicable Committed Currency (for delivery on the first day  of such
    Interest  Period)  with  a  term   equivalent  to   such   Interest  Period,
    determined as of approximately 11:00 a.m.   (London  time) two Business Days
    prior to the first day of such Interest Period, or
         (iii) if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Paying Agent as the rate of  interest at  which  deposits  in  Dollars  or the  applicable  Committed
    Currency  for delivery on  the first day of such Interest Period in same day funds in the  approximate  amount of the  Eurocurrency Rate Loan being made,

                                       12
    continued or converted by Bank of America and with a term equivalent to such
    Interest Period would be offered by Bank of America's London Branch to major banks in  the  London  interbank  Eurocurrency  market at  their  request at approximately 4:00 p.m.  (London time) two Business  Days prior to the first day of such Interest Period; and
         (b) for any Interest Period with respect to any Eurocurrency Rate Loan denominated in Euros, the EURIBO Rate
         "Eurocurrency  Rate  Loan"  means  a  Loan  denominated in Dollars or a
Committed Currency that bears interest at a rate based on the Eurocurrency Rate.
         "Event of Default" has the meaning specified in Section 8.01.
         "Existing Credit Agreement" means  that certain Credit Agreement  dated as  of  July  10,  1998,  as  amended,  among  the  Borrower,  various financial institutions, as Banks, and KeyBank, as Agent.
         "Existing  Letter  of  Credit"  means  each  letter of credit listed on
Schedule V, issued by the Appropriate L/C Issuer identified thereon with respect to such letter of credit, and each letter of credit extending or replacing  such letter of credit if such extending  or replacement letter of credit is  with the same Appropriate L/C Issuer  and is in a  principal amount not in  excess of the principal  amount  of  the  extended  or  replaced  letter  of credit; provided, however, that  no letter  of credit  shall be  or become  an Existing  Letter of
Credit  if  on  or  prior  to  the  Funding Date the Appropriate L/C Issuer with respect to such letter  of credit shall have  notified the Paying Agent  and the
Borrower that such Appropriate L/C Issuer has elected to not have such letter of credit be or become an Existing Letter of Credit.
         "Extraordinary Receipt" means  any cash received  by or paid  to or for the account of any Person not in the ordinary course of business, in  connection with  proceeds  of  insurance  (other  than  proceeds  of  business interruption insurance to the extent such proceeds constitute compensation for lost earnings)
and condemnation awards (and payments in lieu thereof); provided, however,  that an Extraordinary Receipt shall not include cash receipts received from  proceeds of insurance or condemnation awards (or payments in lieu thereof) to the  extent that such  proceeds or  awards (a)  in respect  of loss  or damage to equipment, fixed assets or real  property are applied to  replace or repair the  equipment, fixed assets or real property in respect of which such proceeds were received in accordance with  the terms  of Section  2.05(b)(i), or  (b) are  received by any
Person in respect of  any third party claim  against such Person and  applied to pay (or to reimburse  such Person for its  prior payment of) such  claim and the costs and expenses of such Person with respect thereto.
         "Facility" means the Term Facility, the Revolving Credit Facility,  the
Swing  Line  Sublimit  or  the  Letter  of  Credit  Sublimit, as the context may require.
         "Federal Funds Rate"  means, for any  day, the rate  per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%))  announced by the Federal Reserve Bank of New York (or any successor) on such day as  being the  weighted  average  of  the  rates  on  overnight federal funds transactions arranged by federal funds brokers on  the previous trading day, as computed  and announced by such Federal Reserve  Bank (or any successor) in  substantially the same manner  as such  Federal Reserve  Bank computes  and announces the weighted average it refers  to as the  "Federal Funds Effective  Rate" as of  the Funding
Date.
         "Fee Letter" means the letter agreement, dated October 15, 2002,  among the Borrower, Bank of America, BAS, KeyBank, Merrill Lynch and Morgan Stanley.

                                       13
         "Foreign Lender" has the meaning specified in Section 10.15(a)(i).
         "Foreign  Subsidiary"  means  any  Subsidiary  that  is  not a Domestic
Subsidiary.
         "Foreign Subsidiaries/Joint Venture Basket" means at any time for  each fiscal year an amount equal to  (a) $150,000,000, plus (b) the aggregate  amount of dividends and other distributions made in cash during such fiscal year by any
Foreign Subsidiary or joint venture with  respect to any capital stock or  other
Equity Interest of any Loan Party, plus (c) the aggregate amount of payments  or prepayments made in cash  during such fiscal year  by any Foreign Subsidiary  or joint venture to  any Loan Party  with respect to  any intercompany Indebtedness owed by such Foreign  Subsidiary or joint venture  to such Loan Party,  plus (d)
the aggregate amount of payments or prepayments made in cash during such  fiscal year by any  Foreign Subsidiary to  any Person (other  than the Borrower  or any
Subsidiary) with respect to any Indebtedness owed by such Foreign Subsidiary  to such Person,  minus (e)  the aggregate  amount of  Investments made  by any Loan
Party  in  any  Foreign  Subsidiary  or  joint  venture  during such fiscal year pursuant  to  Section  7.02(j)  or  7.02(k),  minus  (f) the aggregate amount of
Indebtedness incurred by any Foreign Subsidiary in such fiscal year pursuant  to
Section 7.03(d)(A)
         "FRB" means the Board of Governors of the Federal Reserve System of the
United States.
         "Fund" has the meaning specified in Section 10.07(g).
         "Funding Date"  means the  first date  on which  all of  the conditions precedent in Sections 4.02 and 4.03  are satisfied or waived in accordance  with
Sections 4.02 and 4.03.
         "GAAP" means  generally accepted  accounting principles  in the  United
States set forth in the opinions and pronouncements of the Accounting Principles
Board and the American Institute of Certified Public Accountants and  statements and pronouncements  of the  Financial Accounting  Standards Board  or such other principles  as  may  be  approved  by  a  significant  segment of the accounting profession in the United States, that are applicable to the circumstances as  of the date of determination, consistently applied.
         "Governmental Authority" means any  nation or government, any  state or other  political  subdivision  thereof,  any agency, authority, instrumentality, regulatory body, court,  administrative tribunal, central  bank or other  entity
exercising   executive,   legislative,    judicial,   taxing,   regulatory    or
administrative powers or functions of or pertaining to government.
         "Granting Lender" has the meaning specified in Section 10.07(h).
         "Guarantors"  means,  collectively,  the  Subsidiaries  of the Borrower listed on Schedule  I and each  other Subsidiary of  the Borrower that  shall be required to execute  and deliver a  guaranty or guaranty  supplement pursuant to
Section 6.12.
         "Guaranty" means, collectively, the Guaranty made by the Guarantors  in favor of the Paying Agent on behalf of the Lenders, substantially in the form of
Exhibit F, together with each  other guaranty and guaranty supplement  delivered pursuant to Section 6.12.
         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person  guaranteeing any Indebtedness or other  obligation payable or performable by another Person (the "primary obligor") in any  manner, whether directly  or indirectly,  and including  any obligation  of such Person, direct or indirect, (i) to purchase or  pay (or advance or supply funds for  the

                                       14
purchase or payment of) such Indebtedness or other obligation, (ii) to  purchase or  lease  property,  securities  or  services  for  the purpose of assuring the obligee in respect of  such Indebtedness or other  obligation of the payment  or performance of such Indebtedness or other obligation, (iii) to maintain  working capital, equity capital or any other financial statement condition or  liquidity or level  of income  or cash  flow of  the primary  obligor so  as to enable the primary obligor to  pay such Indebtedness  or other obligation,  or (iv) entered into for the purpose of assuring in  any other manner the obligee in respect  of such Indebtedness or other obligation  of the payment or performance  thereof or to protect such obligee against loss  in respect thereof (in whole or  in part), or (b) any Lien on any assets of such Person securing any Indebtedness or  other obligation  of  any  other  Person,  whether  or  not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise,  of any holder of  such Indebtedness to  obtain any such  Lien).  The  amount of any
Guarantee shall be deemed  to be an amount  equal to the stated  or determinable amount of  the related  primary obligation,  or portion  thereof, in  respect of which such  Guarantee is  made or,  if not  stated or  determinable, the maximum reasonably  anticipated  liability  in  respect  thereof  as  determined  by the
guaranteeing  Person  in  good  faith.    The  term  "Guarantee" as a verb has a
corresponding meaning.
         "Hazardous Materials" means all explosive or radioactive substances  or wastes  and  all  hazardous  or  toxic  substances,  wastes or other pollutants, including petroleum  or petroleum  distillates, asbestos  or asbestos-containing materials, polychlorinated  biphenyls, radon  gas, infectious  or medical wastes and all  other substances  or wastes  of any  nature regulated  pursuant to  any
Environmental Law.
         "High  Grade  Notes"  means  unsecured  notes  of  the Borrower due not earlier than one year after the Maturity Date for the Revolving Credit Facility;
provided that, unless  the Lead Arrangers  otherwise consent in  writing, (a) no
Person (other than  a Loan Party)  shall guaranty any  such notes, and  any such guaranties shall be pari passu with  or subordinate to the Guaranty, and  (b) no document relating to such notes shall contain any provision requiring  principal payments or the application of a sinking fund (or comparable provision) prior to the scheduled Maturity  Date for the  Revolving Credit Facility,  other than any customary  provision  in  any  such  documents  that  would  require  payment or prepayment upon the occurrence  of a change of  control of the Borrower  or upon the Disposition of assets of the Borrower  or any Loan Party (but solely to  the extent that the Net Cash Proceeds from any such Disposition are not required  to be used to prepay Loans or Cash Collateralize Letters of Credit).
         "High Grade Notes Documents" means  the High Grade Notes and  all other agreements, instruments  and other  documents pursuant  to which  the High Grade
Notes have been or  will be issued or  otherwise setting forth the  terms of the
High Grade Notes, in each case  as such agreement, instrument or other  document may be amended, supplemented or otherwise modified from time to time.
         "Honor Date" has the meaning specified in Section 2.03(c)(i).
         "ICC" has the meaning specified in Section 2.03(h).
         "Indebtedness" means, as  to any Person  at a particular  time, without duplication, all of  the following, whether  or not included  as indebtedness or liabilities in accordance with GAAP:
         (a)  all  obligations  of  such  Person  for  borrowed  money  and  all
    obligations of such  Person evidenced by  bonds,  debentures,  notes,   loan
    agreements or other similar instruments;
         (b) all direct or contingent  obligations of such Person arising  under letters  of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                                       15
         (c) net obligations of such Person under any Swap Contract;
         (d) all obligations of such  Person to pay the deferred  purchase price of property or services  (other than  trade accounts payable in the ordinary course of business on customary terms);
         (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including  indebtedness
    arising  under  conditional   sales or  other  title  retention agreements),
    whether or not such  indebtedness shall  have been assumed by such Person or is limited in recourse;
         (f) capital leases, Off-Balance  Sheet Liabilities and Synthetic  Lease
    Obligations;
         (g) all  obligations of  such Person  to mandatorily  purchase, redeem, retire,  defease or  otherwise  make  any payment,  in each case in cash, in respect of any Equity Interests in such  Person or  any other  Person or any warrants, rights or  options to  acquire such  Equity Interests,  valued, in the case of redeemable preferred interests, at the  greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
         (h) all Guarantees of such Person in respect of any of the foregoing.
         For all purposes hereof, the  Indebtedness of any Person shall  include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such  Person is a general partner or a joint venturer, unless such Indebtedness is  expressly made non-recourse to such  Person.  The amount  of any net obligation  under any
Swap Contract  on any  date shall  be deemed  to be  the Swap  Termination Value
thereof as of  such date.   The amount of  any capital lease  or Synthetic Lease
Obligation as  of any  date shall  be deemed  to be  the amount  of Attributable
Indebtedness in respect thereof as of such date.
         "Indemnified Liabilities" has the meaning set forth in Section 10.05.
         "Indemnitees" has the meaning set forth in Section 10.05.
         "Information" has the meaning specified in Section 10.08.
         "Interest Payment Date"  means, (a) as  to any Loan  other than a  Base
Rate Loan, the last day of each Interest Period applicable to such Loan and  the
Maturity Date; provided, however, that if any Interest Period for a Eurocurrency
Rate  Loan  exceeds  three  months,  the  respective dates that fall every three months  after  the  beginning  of  such  Interest  Period shall also be Interest
Payment Dates; and (b) as to any  Base Rate Loan (including a Swing Line  Loan), the  last  Business  Day  of  each  March,  June, September and December and the
Maturity Date.
         "Interest Period" means, as to each Eurocurrency Rate Loan, the  period commencing on the date such Eurocurrency Rate Loan is disbursed or converted  to or continued as a Eurocurrency Rate Loan and ending on the date one, two,  three or six  months thereafter,  as selected  by the  Borrower in  its Committed Loan
Notice; provided that:
         (a) any Interest Period that would otherwise end on a day that is not a
    Business Day  shall be  extended to  the next succeeding Business Day unless such  Business  Day  falls  in  another  calendar  month, in which case such
    Interest Period shall end on the immediately preceding Business Day;

                                       16
         (b) any  Interest Period  that begins  on the  last Business  Day of  a calendar month (or on a day for which there  is no numerically corresponding day in  the calendar month at  the end of such Interest Period) shall end on the last  Business Day  of  the calendar  month at the  end of such Interest
    Period; and
         (c) no Interest Period shall extend beyond the Maturity Date.
         "Investment"  means,  as  to   any  Person,  any  direct   or  indirect
acquisition or investment by such Person,  whether by means of (a) the  purchase or other acquisition of capital stock or other securities of another Person, (b)
a loan, advance or capital contribution to, Guarantee or assumption of debt  of, or purchase or other  acquisition of any other  debt or equity participation  or interest in, another Person, including any partnership or joint venture interest in  such  other  Person,  or  (c)  the  purchase  or  other  acquisition (in one transaction  or  a  series  of  transactions)  of  assets of another Person that constitute a business unit or all or a substantial part of the business of, such
Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases  or decreases in the value of such Investment.
         "IP Rights" has the meaning set forth in Section 5.17.
         "IR" has the  meaning specified in  the Preliminary Statements  to this
Agreement.
         "IR Equity Issuance" has the meaning specified in Section 4.02(g).
         "IRS" means the United States Internal Revenue Service.
         "KeyBank" means KeyBank National Association and its successors.
         "Laws" means, collectively, all international, foreign, Federal,  state
and  local  statutes,  treaties,  rules,  regulations,  ordinances,  codes   and
administrative   or   judicial   precedents   or   authorities,   including  the
interpretation or administration thereof  by any Governmental Authority  charged with the enforcement, interpretation or administration thereof.
         "L/C Advance" means, with respect to each Revolving Credit Lender, such
Lender's funding of  its participation in  any L/C Borrowing  in accordance with its Pro Rata Share.
         "L/C Borrowing" means an extension  of credit resulting from a  drawing under any Letter of Credit which has  not been reimbursed on the date when  made or refinanced as a Revolving Credit Borrowing.
         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance (or deemed issuance) thereof  or extension of the expiry  date thereof, or the renewal or increase of the amount thereof.
         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all  outstanding Letters of Credit  plus the aggregate of  all
Unreimbursed Amounts, including all L/C Borrowings.
         "Lead Arranger"  means each  of BAS  and KeyBank  in its  capacity as a joint lead arranger and joint book  manager under any of the Loan  Documents, or any successor joint lead arranger and joint book manager.

                                       17
         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Appropriate L/C Issuer and the Swing
Line Lender.
         "Lending Office" means, as to any Lender, the office or offices of such
Lender described as such in such Lender's Administrative Questionnaire, or  such other office or offices  as a Lender may  from time to time  notify the Borrower and the Paying Agent.
         "Letter of  Credit" means  any letter  of credit  issued hereunder,  or deemed  to  have  been  issued  hereunder,  including,  without  limitation, all
Existing Letters of Credit.   A Letter of  Credit may be a  commercial letter of
credit or a standby letter of credit.
         "Letter of Credit Application"  means an application and  agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Appropriate L/C Issuer.
         "Letter of  Credit Expiration  Date" means  the day  that is seven days prior to the  Maturity Date then  in effect (or,  if such day  is not a Business
Day, the next preceding Business Day).
         "Letter of Credit Sublimit" means an amount equal to $150,000,000.  The
Letter of  Credit Sublimit  is part  of, and  not in  addition to, the Revolving
Credit Facility.
         "Lien" means any  mortgage, pledge, hypothecation,  assignment, deposit arrangement,  encumbrance,  lien  (statutory  or  other), charge, or preference, priority or other security interest  or preferential arrangement of any  kind or nature  whatsoever  (including  any  conditional  sale  or other title retention agreement, any  easement, right  of way  or other  encumbrance on  title to real property, and any financing lease having substantially the same economic  effect as any of the foregoing).
         "Loan" means an extension of credit  by a Lender to the Borrower  under
Article II in the form of a Term  Loan, a Revolving Credit Loan or a Swing  Line
Loan.
         "Loan  Documents"  means,  collectively,  (a)  for  purposes  of   this
Agreement and  the Notes  and any  amendment, supplement  or other  modification hereof or  thereof and  for all  other purposes  other than  for purposes of the
Guaranty, (i) this Agreement, (ii) the  Notes, (iii) the Guaranty, (iv) the  Fee
Letter and (v) each  Letter of Credit Application,  and (b) for purposes  of the
Guaranty, (i) this Agreement, (ii) the  Notes, (iii) the Guaranty, (iv) the  Fee
Letter, (v) each Swap Contract between a Loan Party and a Lender, and (vi)  each
Letter of Credit Application.
         "Loan Parties" means, collectively, the Borrower and each Guarantor.
         "LTM EBITDA" has the meaning specified in Section 4.02(m).
         "Material Adverse Effect" means (a) a material adverse change in, or  a material  adverse  effect  upon,  the  business,  assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of  the
Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of  any Agent or any  Lender under any Loan  Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which  it is  a party;  or (c)  a material  adverse effect upon the legality, validity, binding effect  or enforceability against  any Loan Party  of any Loan
Document to which it is a party.
         "Material Subsidiary" means each  Subsidiary now existing or  hereafter acquired or formed,  and each successor  thereto, which, after  giving pro forma effect to such acquisition  or formation, accounts for  more than 5% of  (i) the
Consolidated  gross  revenues  of  the  Borrower  and  its  Subsidiaries,   (ii)

                                       18
Consolidated EBITDA, or  (iii) the Consolidated  assets of the  Borrower and its
Subsidiaries, in each case,  as of the last  day of the most  recently completed fiscal quarter of the Borrower with respect to which, pursuant to clauses (a) or
(b) of Section  6.01, financial statements  have been, or  are required to  have been,  delivered  by  the  Borrower,  and  in  any  event  includes  all  of the
Subsidiaries listed on Schedule IV.
         "Maturity  Date"  means  (a)  with  respect  to  the Term Facility, the earlier of (i) the  first anniversary of the  Funding Date and (ii)  the date of termination  in  whole  of  the  Term  Commitments  pursuant  to Section 2.06 or
8.02(b), and (b) with respect to  the Revolving Credit Facility, the earlier  of
(i) the fifth anniversary of the  Funding Date and (ii) the date  of termination in whole of the Revolving Credit Commitments, the Letter of Credit Sublimit, and
the Swing Line Sublimit pursuant to Section 2.06 or 8.02(b).
         "Maximum Rate" has the meaning specified in Section 10.10.
         "Merrill  Lynch"  means  Merrill  Lynch  &  Co., Merrill Lynch, Pierce,
Fenner & Smith Incorporated and its successors.
         "Moody's"  means  Moody's  Investors  Service,  Inc.  and any successor thereto.
         "Morgan Stanley" means Morgan Stanley Bank and its successors.
         "Multiemployer  Plan"  means  any  employee  benefit  plan  of the type described in Section  4001(a)(3) of ERISA,  to which the  Borrower or any  ERISA
Affiliate makes or is obligated  to make contributions, or during  the preceding five plan years, has made or been obligated to make contributions.
         "Net Cash Proceeds" means:
         (a) with respect to the sale of  any asset by any Loan Party or  any of its  Subsidiaries, the  excess, if any,  of (i)  the  sum  of  cash and Cash
    Equivalents  received in  connection with  such sale  (including any cash or
    Cash  Equivalents  received  by way  of deferred  payment pursuant to, or by monetization  of, a note  receivable or  otherwise,  but only as and when so received) over (ii) the sum of (A) the  principal amount of any Indebtedness
    that is  secured by  such  asset  and  that  is  required  to be   repaid in
    connection with  the sale  thereof  (other than  Indebtedness under the Loan
    Documents), (B) out-of-pocket  expenses,  brokerage  commissions  and  other direct fees and expenses (including legal  expenses and the  expenses of any
    financial advisor)  incurred by  such  Loan  Party  or such   Subsidiary  in
    connection with such sale and (C) income, franchise, transfer or other taxes paid in  connection with the  relevant asset sale as a result of the sale or any gain recognized in connection therewith; and
         (b) with respect to the  incurrence or issuance of any  Indebtedness by the Borrower  or any of its  Subsidiaries, the excess of (i) the sum  of the cash and Cash  Equivalents received  in connection  with such  incurrence or issuance  over (ii) the  underwriting  discounts and  commissions, and other out-of-pocket expenses, incurred by the Borrower  in  connection  with  such incurrence or issuance.
         "Nonrenewal  Notice  Date"  has   the  meaning  specified  in   Section
2.03(b)(iii).
         "Note" means a Term Note or a Revolving Credit Note, as the context may require.

                                       19
         "NPL" means the National Priorities List under CERCLA.
         "Obligations"   means   all   advances   to,  and  debts,  liabilities,
obligations, covenants  and duties  of, any  Loan Party  arising under  any Loan
Document or  otherwise with  respect to  any Loan  or Letter  of Credit, whether direct  or  indirect  (including  those  acquired  by  assumption),  absolute or contingent,  due  or  to  become  due,  now  existing  or  hereafter arising and including interest and fees that accrue after the commencement by or against any
Loan Party of any proceeding under any Debtor Relief Laws naming such Person  as the debtor in such proceeding, regardless of whether such interest and fees  are
allowed  claims  in  such  proceeding.    Without limiting the generality of the
foregoing, the Obligations of the Loan Parties under the Loan Documents  include
(a) the  obligation to  pay principal,  interest, Letter  of Credit commissions, charges,  expenses,  fees,  attorneys'  fees  and disbursements, indemnities and other amounts  payable by  any Loan  Party under  any Loan  Document and (b) the obligation of any Loan  Party to reimburse any  amount in respect of  any of the foregoing that any Lender, in its  sole discretion, may elect to pay  or advance on behalf of such Loan Party.
         "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date  of determination  thereof, without  duplication and  to the extent not included as a liability on the consolidated balance sheet of such Person and its
Subsidiaries  in  accordance  with  GAAP:    (a)  with  respect  to  any   asset
securitization transaction (including any accounts receivable purchase facility)
(i)  the  unrecovered  investment  of  purchasers  or  transferees  of assets so transferred and  (ii) any  other payment,  recourse, repurchase,  hold harmless, indemnity or similar  obligation of such  Person or any  of its Subsidiaries  in respect of assets  transferred or payments  made in respect  thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x)  have the effect  of limiting the  loss or credit  risk of such purchasers or transferees with respect to payment or performance by the obligors of  the  assets  so  transferred  nor  (y)  impair  the  characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws);
(b) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and  its
Subsidiaries; or (c) any other  monetary obligation arising with respect  to any other transaction which  is characterized as  indebtedness for tax  purposes but not for accounting purposes in accordance with GAAP.
         "Organization Documents"  means, (a)  with respect  to any corporation, the certificate or  articles of incorporation  and the bylaws  (or equivalent or comparable constitutive  documents with  respect to  any non-U.S. jurisdiction);
(b) with respect to any  limited liability company, the certificate  or articles of formation or  organization and operating  agreement; and (c)  with respect to any partnership,  joint venture,  trust or  other form  of business  entity, the partnership,  joint  venture  or  other  applicable  agreement  of  formation or organization  and  any  agreement,  instrument,  filing  or  notice with respect thereto  filed  in  connection  with  its  formation  or  organization  with the applicable  Governmental  Authority  in  the  jurisdiction  of  its formation or organization and,  if applicable,  any certificate  or articles  of formation or organization of such entity.
         "Other Taxes" has the meaning specified in Section 3.01(b).
         "Outstanding Amount" means  (i) with respect  to Term Loans,  Revolving
Credit  Loans  and  Swing  Line  Loans  on  any  date, the aggregate outstanding principal amount thereof (based on the Equivalent in Dollars at such time) after giving effect  to any  borrowings and  prepayments or  repayments of Term Loans,
Revolving Credit Loans and  Swing Line Loans, as  the case may be,  occurring on such date; and (ii) with respect to any L/C Obligations on any date, the  amount of such  L/C Obligations  on such  date after  giving effect  to any  L/C Credit
Extension occurring on such date and  any other changes in the aggregate  amount of  the  L/C  Obligations  as  of  such  date,  including  as  a  result  of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount  available for drawing under Letters  of Credit taking effect on such date.

                                       20
         "Participant" has the meaning specified in Section 10.07(d).
         "Paying Agent" means  KeyBank in its  capacity as a  paying agent under any of the Loan Documents, or any successor paying agent.
         "Paying  Agent's  Office"  means  the  Paying  Agent's  address and, as appropriate, account as set  forth on Schedule 10.02,  or such other address  or account as the Paying  Agent may from time  to time notify the  Borrower and the
Lenders.
         "Payment  Office"  means,  for  any  Committed Currency, such office of
KeyBank as shall be from time to time selected by the Paying Agent and  notified by the Paying Agent to the Borrower and the Lenders.
         "PBGC" means the Pension Benefit Guaranty Corporation.
         "Pension Plan" means any "employee pension benefit plan" (as such  term is defined in Section 3(2) of  ERISA), other than a Multiemployer Plan,  that is subject to Title IV of ERISA and  is sponsored or maintained by the Borrower  or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate  contributes or has an  obligation to contribute,  or in the  case of a  multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at  any time during the immediately preceding five plan years.
         "Person"  means  any  natural  person,  corporation,  limited liability company, trust, joint  venture, association, company,  partnership, Governmental
Authority or other entity.
         "Plan" means any  "employee benefit plan"  (as such term  is defined in
Section 3(3) of ERISA) established by the Borrower or, with respect to any  such plan that is subject to Section 412 of the Code or Title IV of ERISA, any  ERISA
Affiliate.
         "Primary Currency" has the meaning specified in Section 10.17(c).
         "Prime Rate" means the interest  rate established from time to  time by the Paying Agent as the Paying Agent's  prime rate, whether or not such rate  is publicly announced.  The Prime Rate may not be the lowest interest rate  charged
by the Paying Agent for commercial  or other extensions of credit.   Each change
in the Prime Rate shall be effective immediately from and after such change.
         "Pro Rata  Share" means,  with respect  to each  Lender at  any time, a fraction (expressed as  a percentage, carried  out to the  ninth decimal place), the numerator of which is the  amount of the Commitment(s) of such  Lender under the applicable Facility or Facilities at such time and the denominator of  which is the  amount of  the Aggregate  Commitments under  the applicable  Facility or
Facilities at such time; provided that if the commitment of each Lender to  make
Loans and  the obligation  of each  Appropriate L/C  Issuer to  make L/C  Credit
Extensions have  been terminated  pursuant to  Section 8.02,  then the  Pro Rata
Share of each  Lender shall be  determined based on  the Pro Rata  Share of such
Lender immediately  prior to  such termination  and after  giving effect  to any subsequent assignments made pursuant to the terms hereof.  The initial Pro  Rata
Share of each Lender is set forth  opposite the name of such Lender on  Schedule
2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
         "Public Equity Issuance" has the meaning specified in Section 4.02(g).

                                       21
         "Purchase  Agreement"  has  the  meaning  specified  in the Preliminary
Statements to this Agreement.
         "Receivables Facility" has the meaning set forth in Section 7.05(g).
         "Receivables Subsidiary" has the meaning set forth in Section 6.12.
         "Reduction Amount" has the meaning set forth in Section 2.05(b)(vi).
         "Register" has the meaning set forth in Section 10.07(c).
         "Related  Documents"  means  the  Purchase  Agreement  and  the   other
documents effecting the Acquisition.
         "Reportable Event" means any of the events set forth in Section 4043(c)
of ERISA, other than events for which the 30 day notice period has been waived.
         "Request for Credit Extension" means  (a) with respect to a  Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a  Committed
Loan Notice, (b)  with respect to  an L/C Credit  Extension, a Letter  of Credit
Application,  and  (c)  with  respect  to  a  Swing Line Loan, a Swing Line Loan
Notice.
         "Required  Lenders"  means,  as  of  any date of determination, Lenders having  more  than  50%  of  the  sum  of  the  (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in
L/C Obligations  and Swing  Line Loans  being deemed  "held" by  such Lender for purposes of  this definition),  (b) aggregate  unused Term  Commitments and  (c)
aggregate unused  Revolving Credit  Commitments; provided  that the  unused Term
Commitment, unused Revolving Credit Commitment of, and the portion of the  Total
Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
         "Responsible  Officer"  means  the  chief executive officer, president, chief financial  officer, vice  president, corporate  controller, treasurer,  or assistant treasurer  of a  Loan Party  and, with  respect to  certificates to be delivered pursuant to Sections 4.01  and 4.02, notices to be  delivered pursuant to Section 6.03 and the requirements of Section 8.01, the general counsel or the secretary of the Borrower.  Any document delivered hereunder that is signed by a
Responsible Officer of a Loan Party shall be conclusively presumed to have  been authorized by all  necessary corporate, partnership  and/or other action  on the part  of  such  Loan  Party  and  such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
         "Restricted Payment" means any dividend or other distribution  (whether in cash,  securities or  other property)  with respect  to any  capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities  or other property),  including any sinking  fund or similar deposit,  on  account  of  the  purchase,  redemption,  retirement,  defeasance, acquisition, cancellation  or termination  of any  such capital  stock or  other
Equity  Interest,  or  on  account  of  any  return of capital to the Borrower's stockholders, partners or members (or the equivalent Persons thereof).
         "Revolving   Credit   Borrowing"   means   a  borrowing  consisting  of
simultaneous  Revolving  Credit  Loans  of  the  same  Type  and, in the case of
Eurocurrency Rate Loans,  having the same  Interest Period made  by each of  the
Revolving Credit Lenders pursuant to Section 2.01(b).

                                       22
         "Revolving Credit  Borrowing Minimum"  means, in  respect of  Revolving
Credit Loans denominated in Dollars, $5,000,000, and in respect of any Revolving
Credit  Loans  denominated  in   any  Committed  Currency,  the   Equivalent  of
$5,000,000.
         "Revolving Credit  Borrowing Multiple"  means, in  respect of Revolving
Credit Loans  denominated in  Dollars, $1,000,000,  and in  respect of Revolving
Credit  Loans  denominated  in   any  Committed  Currency,  the   Equivalent  of
$1,000,000.
         "Revolving  Credit  Commitment"  means,  as  to  each  Revolving Credit
Lender,  its  obligation  to  (a)  make  Revolving  Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and
(c)  purchase  participations  in  Swing  Line  Loans, in an aggregate principal
Dollar amount at  any one time  outstanding not to  exceed the amount  set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit
Commitment" or in  the Assignment and  Assumption pursuant to  which such Lender becomes a party  hereto, as applicable,  as such Dollar  amount may be  adjusted from time to time in accordance with this Agreement.
         "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.
         "Revolving Credit  Lender" means,  at any  time, any  Lender that has a
Revolving Credit Commitment at such time.
         "Revolving Credit Loan" has the meaning specified in Section 2.01(b).
         "Revolving Credit Note" means a promissory note of the Borrower payable to  the  order  of  any  Revolving  Credit  Lender, in substantially the form of
Exhibit C-2  hereto, evidencing  the aggregate  indebtedness of  the Borrower to such Revolving Credit Lender resulting  from the Revolving Credit Loans  made by such Revolving Credit Lender.
         "S&P"  means  Standard  &  Poor's  Ratings  Services, a division of The
McGraw-Hill Companies, Inc. and any successor thereto.
         "SEC" means the Securities and Exchange Commission, or any Governmental
Authority succeeding to any of its principal functions.
         "Sellers" has the  meaning specified in  the Preliminary Statements  to this Agreement.
         "Shareholders'  Equity"  means,  as  of  any  date  of   determination,
consolidated shareholders'  equity of  the Borrower  and its  Subsidiaries as of that date determined in accordance with GAAP.
         "Solvent" and  "Solvency" mean,  with respect  to any  Person, and  its
Subsidiaries on a consolidated basis, on any date of determination, that on such date (a) the fair value of the property of such Person, and its Subsidiaries  on a  consolidated  basis,  is  greater  than  the  total  amount  of  liabilities, including, without limitation, contingent  liabilities, of such Person,  and its
Subsidiaries on a consolidated basis, (b) the present fair salable value of  the assets of such Person, and its Subsidiaries on a consolidated basis, is not less than the  amount that  will be  required to  pay the  probable liability of such
Person, and  its Subsidiaries  on a  consolidated basis,  on its  debts as  they become  absolute  and  matured,  (c)  such  Person,  and  its  Subsidiaries on a consolidated basis, does not intend to, and does not believe that it will, incur debts  or  liabilities  beyond  such  Person's  ability  to  pay  such debts and liabilities  as  they  mature  and  (d)  such  Person, and its Subsidiaries on a consolidated basis,  is not  engaged in  business or  a transaction,  and is not

                                       23
about to engage  in business or  a transaction, for  which the property  of such
Person,  and  its  Subsidiaries  on  a  consolidated  basis, would constitute an
unreasonably small capital.   The amount  of contingent liabilities  at any time
shall  be  computed  as  the  amount  that,  in  the  light of all the facts and circumstances existing at such time,  represents the amount that can  reasonably be expected to become an actual or matured liability.
         "SPC" has the meaning specified in Section 10.07(h).
         "Stock Sellers" has the meaning specified in the Preliminary Statements to this Agreement.
         "Subsidiary"  of  a  Person  means  a  corporation,  partnership, joint venture, limited liability company or other business entity of which a  majority of the shares of securities or other interests having ordinary voting power  for the election  of directors  or other  governing body  (other than  securities or interests having such power  only by reason of  the happening of a  contingency)
are at  the time  beneficially owned,  or the  management of  which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both,
by  such  Person.    Unless  otherwise  specified,  all  references  herein to a
"Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.
         "Swap Contract"  means (a)  any and  all rate  swap transactions, basis swaps,  credit  derivative  transactions,  forward  rate transactions, commodity swaps, commodity options,  forward commodity contracts,  equity or equity  index swaps or options, bond or bond price  or bond index swaps or options or  forward bond or  forward bond  price or  forward bond  index transactions, interest rate
options,  forward  foreign   exchange  transactions,  cap   transactions,  floor
transactions, collar  transactions, currency  swap transactions,  cross-currency rate swap transactions, currency options,  spot contracts, or any other  similar transactions or any combination of  any of the foregoing (including  any options to enter  into any  of the  foregoing), whether  or not  any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related  confirmations, which are subject to the  terms and conditions of, or  governed by, any  form of master  agreement published by  the
International Swaps and Derivatives Association, Inc., any International Foreign
Exchange  Master  Agreement,  or  any  other  master  agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.
         "Swap Termination  Value" means,  in respect  of any  one or  more Swap
Contracts,  after  taking  into  account  the  effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or  after the  date  such  Swap  Contracts  have  been closed out and termination value(s)
determined in accordance therewith, such  termination value(s), and (b) for  any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more  mid-  market  or  other  readily  available  quotations  provided  by  any recognized dealer  in such  Swap Contracts  (which may  include a  Lender or any
Affiliate of a Lender).
         "Swing Line" means the revolving credit facility made available by  the
Swing Line Lender pursuant to Section 2.04.
         "Swing Line Borrowing" means a borrowing of a Swing Line Loan  pursuant to Section 2.04.
         "Swing Line Lender" means KeyBank in its capacity as provider of  Swing
Line Loans, or any successor swing line lender hereunder.

                                       24
         "Swing Line Loan" has the meaning specified in Section 2.04(a).
         "Swing  Line  Loan  Notice"  means  a  notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
         "Swing  Line  Sublimit"  means  an  amount  equal  to the lesser of (a)
$15,000,000 and (b) the Revolving  Credit Commitments.  The Swing  Line Sublimit
is part of, and not in addition to, the Revolving Credit Facility.
         "Syndication Agent" means Merrill Lynch in its capacity as  syndication agent under any of the Loan Documents, or any successor syndication agent.
         "Synthetic Lease Obligation" means the monetary obligation of a  Person under (a) a so-called synthetic, off-  balance sheet or tax retention lease,  or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such
Person (without regard to accounting treatment).
         "Taxes" has the meaning specified in Section 3.01(a).
         "Term  Borrowing"  means  a  borrowing  consisting of simultaneous Term
Loans of the same Type and, in  the case of Eurocurrency Rate Loans, having  the same  Interest  Period  made  by  each  of  the Term Lenders pursuant to Section
2.01(a).
         "Term Commitment" means, as to each Term Lender, its obligation to make
Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding  not to exceed the amount set  forth opposite such Lender's name on  Schedule 2.01 under the  caption "Term Commitment" or  in the Assignment  and Assumption  pursuant to  which such  Lender becomes  a party hereto, as  applicable, as  such amount  may be  adjusted from  time to  time in accordance with this Agreement.
         "Term Facility"  means, at  any time,  the aggregate  Term Loans of all
Lenders at such time.
         "Term Lender" means, at any time, any Lender that has a Term Commitment at such time.
         "Term  Loan"  means  an  advance  made  by  any  Lender  under the Term
Facility.
         "Term Note"  means a  promissory note  of the  Borrower payable  to the order of  any Term  Lender, in  substantially the  form of  Exhibit C-1  hereto, evidencing  the  aggregate  indebtedness  of  the  Borrower  to such Term Lender resulting from the Term Loans made by such Term Lender.
         "Threshold Amount" means $35,000,000.
         "Total  Outstandings"  means  the  aggregate  Outstanding Amount of all
Loans and all L/C Obligations.
         "Transaction"  means,  collectively,   (a)  the  consummation   of  the
Acquisition, (b) to the extent issued,  the issuance and sale of the  High Grade
Notes, (c)  the IR  Equity Issuance,  (d) the  Public Equity  Issuance, (e)  the
entering into by the Loan Parties and their applicable Subsidiaries of the  Loan

                                       25
Documents, the High Grade Notes Documents, the Equity Documents and the  Related
Documents to which they are or are  intended to be a party, (f) the  refinancing of certain outstanding Indebtedness of the Borrower and its Subsidiaries and the
termination of all commitments thereunder, and  (g) the payment of the fees  and expenses incurred in connection with the consummation of the foregoing.
         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
         "United States" and "U.S." mean the United States of America.
         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).
         1.02 Other Interpretive Provisions.   With reference to  this Agreement
and each other Loan Document, unless otherwise specified herein or in such other
Loan Document:
         (a)  The  meanings  of  defined  terms  are  equally  applicable to the singular and plural forms of the defined terms.
         (b)   (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such
    Loan Document as a whole and not to any particular provision thereof.
         (ii)  Article, Section, Exhibit and Schedule references are to the
    Loan Document in which such reference appears.
         (iii) The term "including" is by way of example and not limitation.

         (iv)  The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
         (c)   In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words
    "to" and "until" each  mean  "to but excluding;" and the word "through"
    means "to and including."
         (d)   Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
         1.03 Accounting Terms.   (a) All  accounting terms not  specifically or
completely  defined  herein  shall  be  construed  in  conformity  with, and all financial data  (including financial  ratios and  other financial  calculations)
required  to  be  submitted  pursuant  to  this  Agreement  shall be prepared in conformity with, GAAP applied on a  consistent basis, as in effect from  time to time, applied in  a manner consistent  with that used  in preparing the  Audited
Financial Statements, except as otherwise specifically prescribed herein.
         (b) If at any time any  change in GAAP would affect the  computation of any financial ratio or  requirement set forth in  any Loan Document, and  either the Borrower  or the  Required Lenders  shall so  request, the Co-Administrative
Agents, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to  preserve the original intent  thereof in light of  such change in GAAP (subject to the approval of the Required Lenders); provided that,

                                       26
until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior  to such change therein  and (ii) the Borrower  shall provide to the Co-Administrative Agents and the Lenders financial statements and other  documents  required  under  this  Agreement  or  as  reasonably requested hereunder setting forth a reconciliation  between calculations of such ratio  or requirement made before and after giving effect to such change in GAAP.
         1.04 Rounding.  Any financial  ratios required to be maintained  by the
Borrower  pursuant  to  this  Agreement  shall  be  calculated  by  dividing the appropriate component by the other  component, carrying the result to  one place more than  the number  of places  by which  such ratio  is expressed  herein and rounding the  result up  or down  to the  nearest number  (with a rounding-up if there is no nearest number).
         1.05 References to Agreements and Laws.  Unless otherwise  expressly provided  herein,  (a)  references  to
Organization  Documents,  agreements  (including  the  Loan Documents) and other contractual instruments shall  be deemed to  include all subsequent  amendments, restatements, extensions, supplements and other modifications thereto, but  only to the extent  that such amendments,  restatements, extensions, supplements  and other modifications are not prohibited by any Loan Document; and (b)  references to any Law shall include all statutory and regulatory provisions  consolidating, amending, replacing, supplementing or interpreting such Law.
         1.06 Times of Day.   Unless otherwise specified, all references  herein
to times of day  shall be references to  Eastern time (daylight or  standard, as applicable).
         1.07  Letter  of  Credit  Amounts.    Unless  otherwise  specified, all
references herein  to the  amount of  a Letter  of Credit  at any  time shall be deemed to mean  the maximum face  amount of such  Letter of Credit  at such time after giving  effect to  all increases  thereof contemplated  by such  Letter of
Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.
         1.08  Currency  Equivalents  Generally.    Any amount specified in this
Agreement  (other  than  in  Articles  II,  IX  and  X) or any of the other Loan
Documents to be in Dollars shall  also include the equivalent of such  amount in any currency other than Dollars, such equivalent amount to be determined at  the rate of exchange quoted by KeyBank  in Cleveland, Ohio at the close  of business on the Business Day immediately preceding any date of determination thereof,  to prime banks in New York, New York for the spot purchase in the New York  foreign exchange market of such amount in Dollars with such other currency.

                                 ARTICLE II
                   THE COMMITMENTS AND CREDIT EXTENSIONS
         2.01 The Loans.   (a) The  Term Borrowings.   Subject to the  terms and
conditions set forth herein, each Term Lender severally agrees to make a  single
Term Loan in an amount equal to its  Pro Rata Share of the Term Facility to  the
Borrower on the Funding  Date.  The Term  Borrowing shall consist of  Term Loans made simultaneously by the Term Lenders in accordance with their respective  Pro
Rata Share of the  Term Facility.  Amounts  borrowed under this Section  2.01(a)
and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate  Loans or Eurocurrency Rate Loans, as further provided herein.
         (b)  The  Revolving  Credit  Borrowings.    Subject  to  the  terms and
conditions set forth  herein, each Revolving  Credit Lender severally  agrees to make loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on  any Business Day  during the Availability  Period, in an  aggregate

                                       27
amount (based in respect  of any Revolving Credit  Loans to be denominated  in a
Committed Currency by reference to the Equivalent thereof in Dollars  determined on the date of delivery of  the applicable Committed Loan Notice) not  to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment;
provided, however, that after giving  effect to any Revolving Credit  Borrowing,
(i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii)  the aggregate Outstanding Amount  of all Loans  denominated in a  Committed Currency shall  not  exceed  the  Committed  Currency  Sublimit,  and (iii) the aggregate
Outstanding  Amount  of  the  Revolving  Credit  Loans  of any Lender, plus such
Lender's Pro Rata Share of the  Outstanding Amount of all L/C Obligations,  plus such Lender's Pro Rata Share of  the Outstanding Amount of all Swing  Line Loans
shall not exceed such Lender's  Revolving Credit Commitment.  Within  the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the  Borrower may borrow  under this Section  2.01(b), prepay
under Section 2.05, and reborrow  under this Section 2.01(b).   Revolving Credit
Loans may be  Base Rate Loans  or Eurocurrency Rate  Loans, as further  provided herein.
         2.02 Borrowings, Conversions and Continuations of Loans.
         (a)  Each  Term  Borrowing,  each  Revolving  Credit  Borrowing,   each
conversion of Term Loans or Revolving  Credit Loans from one Type to  the other, and  each  continuation  of  Eurocurrency  Rate  Loans  shall  be  made upon the
Borrower's  irrevocable  notice  to  the  Paying  Agent,  which  may be given by telephone.  Each such notice must be received by the Paying Agent not later than
(i) 11:00 a.m. three Business Days prior to the requested date of any  Borrowing of, conversion  to or  continuation of  Eurocurrency Rate  Loans denominated  in
Dollars or of any conversion  of Eurocurrency Rate Loans denominated  in Dollars to Base Rate Loans  denominated in Dollars, (ii)  4:00 p.m. three Business  Days prior to  the requested  date of  any Revolving  Credit Borrowing  consisting of
Eurocurrency Rate Loans denominated in  any Committed Currency, and (iii)  11:00
a.m. on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice  by  the  Borrower  pursuant  to  this  Section 2.02(a) must be confirmed promptly by delivery  to the Paying  Agent of a  written Committed Loan  Notice, appropriately completed  and signed  by a  Responsible Officer  of the Borrower.
Each Borrowing  of, conversion  to or  continuation of  Eurocurrency Rate  Loans shall be in a principal amount  of not less than the Revolving  Credit Borrowing
Minimum or the Revolving Credit Borrowing Multiple in excess thereof.  Except as provided in  Sections 2.03(c)  and 2.04(c),  each Borrowing  of or conversion to
Base Rate Loans shall  be in a principal  amount of not less  than the Revolving
Credit Borrowing Minimum  or the Revolving  Credit Borrowing Multiple  in excess
thereof.    Each  Committed  Loan  Notice  (whether telephonic or written) shall specify  (i)  whether  the  Borrower  is  requesting  a  Term  Loan Borrowing, a
Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other,  or a continuation of Eurocurrency Rate  Loans, (ii)
the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be  a Business Day), (iii)  the principal amount of  Loans to be borrowed, converted or continued,  (iv) the Type of  Loans to be borrowed  or to which existing Term Loans or Revolving Credit Loans are to be converted, (v)  if such Borrowing is a Revolving Credit Borrowing, the currency of such  Borrowing, which shall  be Dollars  or a  Committed Currency  and (vi)  if applicable,  the duration of the Interest Period with respect thereto.  If the Borrower fails  to specify a Type of Loan  in a Committed Loan Notice  or if the Borrower fails  to give  a  timely  notice  requesting  a  conversion  or  continuation,  then  the applicable Term Loans or Revolving Credit  Loans shall be made as, or  converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall  be effective as of the last day of the Interest Period then in effect with  respect to the applicable Eurocurrency Rate Loans.  If the Borrower requests a Borrowing of,  conversion  to,  or  continuation  of  Eurocurrency  Rate Loans in any such
Committed Loan  Notice, but  fails to  specify an  Interest Period,  it will  be deemed to have specified an Interest Period of one month.
         (b) Following  receipt of  a Committed  Loan Notice,  the Paying  Agent shall promptly notify  each Lender of  the amount of  its Pro Rata  Share of the

                                       28
applicable Term Loans or  Revolving Credit Loans, and  if no timely notice  of a conversion or continuation is provided  by the Borrower, the Paying  Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans
described  in  Section  2.02(a).    In  the  case  of a Term Loan Borrowing or a
Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its
Loan available to the Paying Agent in immediately available funds at the  Paying
Agent's Office not  later than 1:00  p.m. on the  Business Day specified  in the applicable Committed Loan  Notice, in the  case of a  Revolving Credit Borrowing consisting of Loans denominated in Dollars, and before 5:00 p.m. on the date  of such Revolving  Credit Borrowing,  in the  case of  a Revolving Credit Borrowing consisting of  Eurocurrency Rate  Loans denominated  in any  Committed Currency.
Upon satisfaction of the applicable  conditions set forth in Section  4.03 (and, if such  Borrowing is  the initial  Credit Extension,  Section 4.02), the Paying
Agent shall make all funds so  received available to the Borrower in  like funds as received  by the  Paying Agent  either by  (i) crediting  the account  of the
Borrower on  the books  of KeyBank  with the  amount of  such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Paying Agent by  the Borrower; provided, however,  that if, on the  date the
Committed Loan Notice with respect to  such Borrowing is given by the  Borrower, there are Swing Line Loans or  L/C Borrowings outstanding, then the proceeds  of such Borrowing shall be applied, first, to  the payment in full of any such  L/C
Borrowings, second, to  the payment in  full of any  such Swing Line  Loans, and third, to  the Borrower  as provided  above.
         (c) Except as otherwise provided  herein, a Eurocurrency Rate Loan  may be continued or converted  only on the last  day of an Interest  Period for such
Eurocurrency Rate  Loan.   During the  existence of  a Default,  no Loans may be
requested as, converted to or  continued as Eurocurrency Rate Loans  without the consent of the Required Lenders.
         (d) The Paying Agent shall promptly notify the Borrower and the Lenders of the  interest rate  applicable to  any Interest  Period for Eurocurrency Rate
Loans  upon  determination  of  such  interest  rate.   The determination of the
Eurocurrency Rate  by the  Paying Agent  shall be  conclusive in  the absence of manifest error.  At  any time that Base  Rate Loans are outstanding,  the Paying
Agent shall notify the Borrower and the Lenders of any change in KeyBank's prime
rate  used  in  determining  the   Base  Rate  promptly  following  the   public
announcement of such change.
         (e) After giving  effect to all  Term Borrowings, all  Revolving Credit
Borrowings, all conversions of Term Loans or Revolving Credit Loans from one
Type to  the other,  and all  continuations of  Term Loans or  Revolving  Credit
Loans as the same Type, there  shall  not  be  more than ten Interest Periods in effect.
         (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve  any other Lender of its obligation,  if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other  Lender to make the Loan to be  made by such other Lender on the date of any Borrowing.
         2.03 Letters of Credit.
         (a)  The Letter of Credit Commitment.
         (i) On the Funding Date, each Existing Letter of Credit shall be deemed to have been issued hereunder by the Appropriate L/C  Issuer with respect to
    such Existing  Letter of Credit.   Subject  to  the terms and conditions set
    forth herein,  (A) each Appropriate L/C  Issuer agrees, in reliance upon the
    agreements of  the other Lenders set   forth in this Section 2.03,  (1) from
    time to time on  any Business Day  during the period  from the Funding  Date until the Letter of Credit Expiration  Date, to issue Letters  of Credit for the account of the  Borrower or any  Subsidiary  in Dollars or any Committed

                                       29
    Currency, and to amend or renew Letters of Credit  previously issued  by it, in accordance with Section 2.03(b),  and  (2)  to  honor  drafts  under  the
    Letters of Credit; and (B) the Revolving Credit  Lenders severally  agree to participate in Letters of Credit issued (or deemed to  have been issued) for the account of the Borrower; provided that no Appropriate L/C  Issuer  shall make any L/C Credit Extension with respect  to  any Letter of Credit, and no
    Lender shall be  obligated to  participate  in any Letter of Credit if as of the date of such L/C Credit  Extension,  (x) the  Total  Outstandings  would exceed the  Aggregate  Commitments, (y) the aggregate  Outstanding Amount of
    the  Loans of   any  Lender,  plus such   Lender's  Pro  Rata  Share  of the
    Outstanding  Amount  of  all L/C Obligations,  plus  such Lender's Pro  Rata
    Share of the Outstanding  Amount  of  all Swing Line Loans would exceed such
    Lender's  Revolving Credit  Commitment, or (z)the Outstanding Amount of  the
    L/C  Obligations  would exceed  the Letter of  Credit Sublimit.   Within the
    foregoing  limits,  and  subject to  the  terms  and  conditions hereof, the
    Borrower's ability to obtain Letters  of Credit  shall  be  fully revolving,
    and  accordingly the   Borrower may, during  the  foregoing   period, obtain
    Letters  of Credit to replace  Letters of Credit  that have  expired or that have been drawn upon and reimbursed.
         (ii) No Appropriate L/C Issuer  shall be under any obligation  to issue any Letter of Credit if:
              (A) any order,  judgment or  decree  of any Governmental Authority or  arbitrator shall  by its terms purport  to enjoin  or restrain such
         Appropriate L/C Issuer from issuing such Letter  of Credit, or  any Law applicable to such Appropriate L/C Issuer or  any  request or directive
         (whether  or  not having   the force  of  law)   from any  Governmental
         Authority  with  jurisdiction  over such  Appropriate L/C  Issuer shall
         prohibit, or request  that such  Appropriate   L/C Issuer refrain from,
         the issuance of letters of  credit  generally or such  Letter of Credit in particular  or  shall impose upon  such Appropriate L/C Issuer  with respect  to such Letter of Credit  any  restriction, reserve or capital
                                       33
         requirement (for which such  Appropriate L/C  Issuer  is not  otherwise compensated hereunder) not in effect on the Documentation Closing Date, or shall impose upon such Appropriate L/C Issuer any unreimbursed loss, cost or expense which was not applicable on  the Documentation  Closing
         Date and which such Appropriate L/C Issuer in good faith deems material to it;
              (B) subject  to  Section 2.03(b)(iii),  the  expiry  date  of such requested Letter  of Credit would  occur m ore than twelve months after the date of issuance or last renewal,  unless the Required Lenders have approved such expiry date;
              (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;
              (D) the  issuance  of such  Letter of  Credit would violate one or more  policies  of such  Appropriate L/C Issuer; or
              (E) such  Letter  of Credit  is in an  initial   amount less  than
         $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case  of a standby Letter of Credit, or is to be  denominated  in a
         currency  other  than  Dollars  or a   Committed   Currency.
         (iii)  No Appropriate L/C Issuer shall be under any obligation to amend
    any Letter  of  Credit if (A) such  Appropriate  L/C Issuer  would   have no
    obligation at such time to issue such Letter of Credit in its  amended  form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                                       30
         (b) Procedures  for  Issuance  and  Amendment  of  Letters  of Credit;
    Auto-Renewal Letters of Credit.
         (i) Each Letter of Credit shall  be issued or amended, as the  case may be, upon  the  request of  the  Borrower  delivered to  the  Appropriate L/C
    Issuer (with a copy  to the  Paying Agent) in the form of a Letter of Credit
    Application, appropriately completed  and signed  by a   Responsible Officer
    of the Borrower.   Such Letter of Credit Application must be received by the
    Appropriate L/C Issuer  and the Paying  Agent  not later than 11:00  a.m. at least two Business Days (or such later date and  time  as  such  Appropriate
    L/C Issuer may agree in a  particular instance in its sole discretion) prior
    to the proposed issuance date or date   of amendment,  as the  case may  be.
    In the  case of a  request for  an  initial  issuance of a Letter of Credit,
    such  Letter  of   Credit Application  shall   specify in  form  and  detail
    satisfactory to the Appropriate L/C Issuer: (A) the proposed  issuance  date of the requested Letter of Credit (which  shall be a Business Day); (B)  the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be  presented by such  beneficiary in case of any drawing thereunder; (F) the full text of any  certificate  to be presented by such  beneficiary  in case  of any  drawing  thereunder; (G)
    whether such Letter of Credit is to be denominated in Dollars or a Committed
    Currency and in the absence of such  specification  shall be deemed to  be a request for  a Letter of  Credit denominated in Dollars; and (H) such  other
    matters  as such  Appropriate  L/C Issuer may require.   In  the  case  of a
    request for an amendment of  any outstanding  Letter of Credit, such  Letter of Credit  Application shall specify  in form and detail satisfactory to the
    Appropriate L/C  Issuer  (A)  the  Letter  of  Credit  to  be  amended;  (B)
    the proposed date of amendment thereof (which  shall  be  a  Business  Day);
    (C) the nature of the proposed amendment; and (D) such other matters as such
    Appropriate L/C Issuer may require.
         (ii) Promptly after  receipt of any  Letter of Credit  Application, the
    Appropriate L/C Issuer will  confirm with the Paying  Agent (by telephone or in writing) that  the Paying  Agent has  received a  copy of  such Letter of
    Credit  Application from  the Borrower  and,  if  not, such  Appropriate L/C
    Issuer will provide  the Paying Agent  with a copy thereof.  Upon receipt by such  Appropriate  L/C Issuer of confirmation from the Paying Agent that the requested issuance or  amendment is  permitted in  accordance with the terms hereof, then, subject to the  terms and conditions  hereof, such Appropriate
    L/C Issuer shall, on the requested  date, issue  a Letter of  Credit for the account of the Borrower or enter into the  applicable amendment, as the case may be,in each case in accordance with such  Appropriate L/C Issuer's  usual and customary  business practices. Immediately  upon the issuance (or deemed
    (issuance) of each Letter of Credit, each Revolving  Credit Lender  shall be deemed to, and hereby  irrevocably and unconditionally  agrees to,  purchase from the  Appropriate  L/C Issuer a risk  participation  in  such  Letter of
    Credit in an amount equal to the  product of  such  Lender's Pro  Rata Share times the amount of such Letter of Credit.
         (iii) If the Borrower so requests in  any applicable  Letter of  Credit
    Application, the Appropriate L/C Issuer shall  agree to  issue a  Letter  of
    Credit that has automatic renewal provisions (each, an  "Auto-Renewal Letter
    of Credit");  provided that  any such  Auto-Renewal  Letter   of Credit must
    permit such Appropriate L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date  of issuance  of  such
    Letter of Credit)  by giving  prior  notice   to the beneficiary thereof not
    later than a day  (the "Nonrenewal  Notice Date") in each  such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Appropriate L/C Issuer, the Borrower shall not be required to make a specific request to such Appropriate L/C  Issuer  for any such renewal.  Once an  Auto-Renewal  Letter of Credit  has been issued, the
    Lenders   shall  be  deemed  to  have  authorized (but may not require) such
    Appropriate L/C Issuer  to permit the  renewal of such  Letter of Credit  at

                                       31
    any time to an expiry date not  later than  the Letter  of Credit Expiration
    Date; provided, however, that such Appropriate L/C  Issuer shall not  permit any such  renewal if (A) such Appropriate  L/C Issuer has determined that it would have no  obligation at such time to issue such Letter of Credit in its renewed form under  the  terms  hereof  (by  reason  of  the  provisions  of
    Section 2.03(a)(ii) or otherwise),  or   (B) it  has received  notice (which
    may be by telephone or in writing) on or before the day that is two Business
    Days before the Nonrenewal Notice Date from the Paying Agent,  any Revolving
    Credit Lender or the Borrower that one or more of the  applicable conditions specified in Section 4.03 is not then satisfied.
         (iv) Promptly  after its  delivery  of   any  Letter  of  Credit or any
    amendment to a Letter of Credit to  an advising bank with respect thereto or to the beneficiary  thereof, the  Appropriate L/C  Issuer will  also deliver to the Borrower and the Paying Agent a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements; Funding of Participations.
         (i) Upon receipt from the beneficiary of any Letter of  Credit of  any notice of a drawing under such Letter of Credit, the Appropriate L/C Issuer shall notify the Borrower  and the  Paying  Agent  thereof.  Not later than
    12:00 noon on the date of any payment by the Appropriate L/C Issuer under a
    Letter of  Credit  (each such  date, an  "Honor Date"),  the Borrower shall reimburse such Appropriate L/C Issuer through the Paying Agent in an amount equal to the amount of such drawing. If the Borrower fails to so  reimburse such Appropriate L/C Issuer by such time, the  Paying  Agent shall promptly notify each Revolving Credit Lender of the Honor  Date,  the  amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the Equivalent amount of such Revolving Credit Lender's Pro Rata Share thereof. In such event,the
    Borrower shall be deemed to have requested a Revolving Credit  Borrowing in
    Dollars  of  Base Rate   Loans to be  disbursed on  the  Honor  Date  in an
    Equivalent amount equal to the Unreimbursed Amount,  without regard  to the minimum and multiples specified in Section 2.02 for the principal amount of
    Base Rate Loans, but subject to the amount of the unutilized portion of the
    Revolving Credit  Commitments and the  conditions set forth in Section 4.03
    (other than the delivery of a Committed Loan Notice). Any notice   given by
    an  Appropriate  L/C  Issuer or  the   Paying  Agent   pursuant   to   this
    Section 2.03(c)(i) may   be given by telephone if  immediately confirmed in
    writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
         (ii) Each Revolving Credit Lender (including  any Lender acting as  an
    Appropriate   L/C   Issuer)   shall  upon    any   notice    pursuant    to
    Section 2.03(c)(i) make funds available to the Paying Agent for the account of the Appropriate L/C Issuer at the Paying Agent's Office in an Equivalent
    amount equal to its Pro Rata  Share of  the Unreimbursed  Amount not  later than 1:00 p.m. on the Business Day  specified in such  notice by the Paying
    Agent, whereupon, subject to the provisions of   Section 2.03(c)(iii), each
    Revolving Credit  Lender that  so makes funds  available shall be deemed to
    have made a Base Rate Loan in Dollars to the Borrower in such amount.   The
    Paying Agent shall   remit the funds  so received  to such  Appropriate L/C
    Issuer.
         (iii) With  respect to  any  Unreimbursed   Amount that  is not  fully
    refinanced by a Revolving Credit Borrowing of Base Rate  Loans  because the conditions  set forth in  Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have  incurred from the Appropriate
    L/C Issuer an L/C Borrowing  in the amount of the  Unreimbursed Amount that
    is not so   refinanced, which L/C  Borrowing  shall be due   and payable on
    demand  (together with interest)  and shall  bear interest  at the  Default
    Rate. In such event, each Revolving  Credit Lender's  payment to the Paying
    Agent   for the   account  of  the  Appropriate L/C   Issuer  pursuant   to

                                       32
    Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and  shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
         (iv) Until each  Revolving  Credit Lender  funds its  Revolving Credit
    Loan or L/C Advance   pursuant to this  Section 2.03(c)  to  reimburse  the
    Appropriate L/C Issuer  for any  amount  drawn under any  Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of such Appropriate L/C Issuer.
         (v) Each Revolving Credit Lender's obligation to make Revolving Credit
    Loans or L/C Advances  to reimburse an  Appropriate  L/C Issuer for amounts drawn under  Letters of Credit,  as  contemplated  by this Section 2.03(c),
    shall be   absolute and  unconditional  and shall  not be   affected by any
    circumstance,  including (A) any setoff,  counterclaim, recoupment, defense
    or other right  which such  Lender  may have   against such Appropriate L/C
    Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other  occurrence, event or condition,  whether  or not similar  to any of  the foregoing; provided, however, that each Revolving Credit  Lender's obligation  to make Revolving
    Credit Loans pursuant to  this Section 2.03(c) is subject to the conditions
    set   forth in  Section 4.03  (other than   delivery by  the  Borrower of a
    Committed Loan Notice). No such making of an L/C  Advance shall  relieve or
    otherwise   impair  the  obligation  of   the Borrower  to   reimburse  any
    Appropriate   L/C   Issuer  for  the  amount  of  any  payment made by such
    Appropriate  L/C Issuer under any Letter of Credit, together with  interest as provided herein.
         (vi) If any  Revolving  Credit Lender  fails to make available to  the
    Paying Agent  for the account  of any Appropriate   L/C Issuer  any  amount
    required to be paid by such Lender pursuant to the  foregoing provisions of
    this Section 2.03(c) by the time  specified in   Section 2.03(c)(ii),  such
    Appropriate  L/C  Issuer  shall be   entitled to  recover  from such Lender
    (acting  through  the Paying Agent),  on demand, such amount  with interest thereon for the period from the date such payment is  required to the  date on which such  payment is  immediately  available to  such  Appropriate L/C
    Issuer at a rate per annum  equal to the  Federal Funds  Rate from  time to time in effect. A certificate  of such Appropriate  L/C Issuer submitted to any Revolving Credit Lender (through the  Paying Agent) with respect to any
    amounts owing  under this   Section 2.03(c)(vi)  shall be conclusive absent
    manifest error.
         (d)  Repayment of Participations.
         (i)  At any time after  any Appropriate  L/C Issuer has made a payment
    under any  Letter of Credit  and has   received from  any  Revolving Credit
    Lender such Lender's L/C Advance in respect of  such payment  in accordance with Section 2.03(c), if the Paying  Agent receives for the account of such
    Appropriate L/C  Issuer any  payment in respect of the related Unreimbursed
    Amount   or  interest  thereon   (whether directly  from  the   Borrower or
    otherwise, including proceeds  of  Cash   Collateral applied thereto by the
    Paying Agent), the Paying Agent will distribute to such Lender its Pro Rata
    Share thereof (appropriately adjusted, in the case of interest payments, to
    reflect   the period  of  time during  which such  Lender's L/C Advance was outstanding) in the same funds as those received by the Paying Agent.
         (ii) If any payment  received by the  Paying Agent for the  account of any Appropriate L/C Issuer pursuant to Section 2.03(c)(i) is required to be
    returned  under  any  of  the  circumstances   described in   Section 10.06
    (including pursuant to any settlement entered into by such Appropriate  L/C
    Issuer in its  discretion), each  Revolving Credit Lender  shall pay to the
    Paying Agent for the   account of such  Appropriate L/C Issuer its Pro Rata

                                       33
    Share thereof on demand of the Paying Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender,  at a rate  per annum  equal to  the  Federal Funds  Rate  from time to time in effect.
         (e)  Obligations Absolute. The obligation of the Borrower to reimburse any Appropriate L/C Issuer for each drawing under each Letter of Credit and
    to repay   each  L/C  Borrowing   shall be  absolute,   unconditional   and
    irrevocable, and  shall be  paid  strictly in  accordance with the terms of this Agreement under all circumstances, including the following:
         (i)  any lack of validity or enforceability of  such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
         (ii) the   existence of  any claim,  counterclaim, setoff,  defense or other right that the Borrower may have at any time against any  beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary  or  any  such  transferee may be acting), any  Appropriate L/C
    Issuer or any other Person,  whether in connection with this Agreement, the
    transactions  contemplated   hereby  or  by  such  Letter of Credit  or any
    agreement or instrument relating thereto, or any unrelated transaction;
         (iii) any draft, demand, certificate or other document presented under
    such  Letter  of  Credit  proving  to  be forged,  fraudulent,   invalid or
    insufficient   in any  respect or  any  statement  therein  being untrue or inaccurate  in  any  respect;  or any loss or delay  in the transmission or
    otherwise of any   document required in order  to make a drawing under such
    Letter of Credit;
         (iv) any payment by the Appropriate L/C Issuer  under  such Letter  of
    Credit against  presentation  of  a  draft  or   certificate that  does not
    strictly  comply with  the terms  of such Letter of Credit;  or any payment
    made by such   Appropriate L/C Issuer  under  such  Letter of Credit to any
    Person purporting to  be a trustee  in  bankruptcy,   debtor-in-possession,
    assignee  for the  benefit  of  creditors,  liquidator,   receiver or other
    representative of or successor to any beneficiary or any transferee of such
    Letter of Credit, including any  arising in  connection with any proceeding under any Debtor Relief Law;
         (v)  any exchange, release or nonperfection  of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranty
    or any other  guarantee,  for  all or any  of  the   L/C Obligations of the
    Borrower in respect of such Letter of Credit; or
         (vi) any other circumstance  or  happening whatsoever,  whether or not
    similar to  any  of  the   foregoing, including any other circumstance that
    might otherwise constitute a defense available  to, or a discharge of,  the
    Borrower.
         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the Appropriate L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against such
Appropriate L/C Issuer and its correspondents unless such notice is given as aforesaid.
         (f) Role of Appropriate L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Appropriate L/C Issuer shall not have any responsibility to  obtain any document (other than any  sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the  validity or accuracy of any such document  or the authority of the Person executing or delivering any such document.  None  of any Appropriate L/C Issuer, any  Agent-Related Person nor any of  the respective

                                       34
correspondents, participants or assignees of any Appropriate L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection  herewith at the request or  with the approval ofthe  Lenders or the Required  Lenders, as applicable; (ii) any action taken or omitted in the absence of gross  negligence or willful misconduct;  or (iii) the  due execution, effectiveness,  validity or enforceability of any document or instrument related to any Letter of Credit  or
Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of  any beneficiary or  transferee with respect  to its use  of any
Letter of Credit;  provided, however, that  this assumption is  not intended to, and shall not, preclude the Borrower's  pursuing such rights and remedies as  it may  have  against  the  beneficiary  or  transferee  at  law or under any other agreement.  None  of any Appropriate  L/C Issuer, any  Agent-Related Person, nor
any  of  the  respective  correspondents,  participants  or  assignees  of   any
Appropriate L/C Issuer, shall  be liable or responsible  for any of the  matters described in clauses (i) through (v) of Section 2.03(e); provided,  however,that anything in such clauses to the contrary notwithstanding, the Borrower may  have a claim against an Appropriate L/C Issuer, and an Appropriate L/C Issuer may  be
liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential  or exemplary, damages  suffered by the  Borrower which the  Borrower  proves  were  caused  by  such  Appropriate  L/C Issuer's willful misconduct or gross negligence or such Appropriate L/C Issuer's willful  failure to  pay  under  any  Letter  of  Credit  after  the  presentation  to  it by the beneficiary of  a sight  draft and  certificate(s) strictly  complying with  the
terms  and  conditions  of  a  Letter  of  Credit.    In  furtherance and not in
limitation of  the foregoing,  any Appropriate  L/C Issuer  may accept documents that appear on  their face to  be in order,  without responsibility for  further investigation, regardless of any notice or information to the contrary, and such
Appropriate L/C Issuer shall not be responsible for the validity or  sufficiency of any instrument transferring or assigning or purporting to transfer or  assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof,  in whole or in part, which may prove to be invalid or ineffective for any reason.
         (g) Cash Collateral.  Upon the  request of the Paying Agent, (i)if  any
Appropriate L/C Issuer has honored any full or partial drawing request under any
Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii)  if, as of the  Letter of Credit  Expiration Date, any  Letter of Credit  may for any
reason remain outstanding  and partially or  wholly undrawn, the  Borrower shall
immediately  Cash  Collateralize  the   then  Outstanding  Amount  of   all  L/C
Obligations (in an amount equal to such Outstanding Amount determined as of  the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the  case may be).  For purposes hereof, "Cash Collateralize" means to pledge and  deposit with or  deliver to  the Paying  Agent, for  the benefit  of the Appropriate L/C
Issuers and the Lenders, as collateral for the L/C Obligations, cash or  deposit account balances pursuant to documentation in form and substance satisfactory to the Paying  Agent and  the Appropriate  L/C Issuers  (which documents are hereby
consented  to  by  the  Lenders).    Derivatives of such term have corresponding
meanings.  The Borrower  hereby grants to the  Paying Agent, for the  benefit of the L/C Issuers and the Lenders,  a security interest in all such  cash, deposit
accounts and  all balances  therein and  all proceeds  of the  foregoing.   Cash
collateral shall be maintained in blocked, non-interest bearing deposit accounts at KeyBank.  If at any time  the Paying Agent determines that any funds  held as
Cash Collateral are subject to any right  or claim of any Person other than  the
Paying Agent or that the total amount  of such funds is less than the  aggregate
Outstanding Amount  of all  L/C Obligations,  the Borrower  will, forthwith upon demand by the Paying Agent, pay to  the Paying Agent, as additional funds to  be deposited and held in  the deposit accounts at  KeyBank as aforesaid, an  amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the  total amount of  funds, if  any, then  held as  Cash Collateral  that the Paying Agent determines to be free and clear of  any such right and claim.  Upon  the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral,  such funds  shall  be  applied,  to  the  extent  permitted  under applicable law, to reimburse  the  Appropriate  L/C  Issuer.
         (h) Applicability of ISP98 and UCP.  Unless otherwise expressly  agreed by the Appropriate L/C Issuer and the Borrower when a Letter of Credit is issued
(or deemed issued), (i) the rules of the "International Standby Practices  1998"
published by  the Institute  of International  Banking Law  & Practice  (or such

                                       35
later version thereof as may be in  effect at the time of issuance) shall  apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs  and
Practice  for   Documentary  Credits,   as  most   recently  published   by  the
International Chamber of Commerce (the "ICC") at the time of issuance (or deemed issuance) (including  the ICC  decision published  by the  Commission on Banking
Technique and Practice on April  6, 1998 regarding the European  single currency
(euro)) shall apply to each commercial Letter of Credit.
         (i) Letter of Credit Fees.  The Borrower shall pay to the Paying  Agent for the account of each Revolving Credit Lender in accordance with its Pro  Rata
Share a Letter of Credit fee for  each Letter of Credit equal to the  Applicable
Rate times the daily maximum amount  available to be drawn under such  Letter of
Credit (whether or not such maximum  amount is then in effect under  such Letter of Credit).  Such letter of credit  fees shall be computed on a quarterly  basis in arrears.  Such letter  of credit fees shall be  due and payable on the  first
Business  Day  after  the  end  of  each  March,  June,  September and December, commencing with  the first  such date  to occur  after the  issuance (or  deemed issuance) of such Letter of Credit, on the Letter of Credit Expiration Date  and
thereafter on demand.  If there is any change in the Applicable Rate during  any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
         (j)  Fronting  Fee  and  Documentary  and Processing Charges Payable to
Appropriate L/C Issuers.   The Borrower  shall pay directly  to each Appropriate
L/C Issuer for  its own account  a fronting fee  with respect to  each Letter of
Credit issued (or deemed issued) by such Appropriate L/C Issuer equal to  0.125%
times the daily maximum amount available to be drawn under such Letter of Credit
(whether or  not such  maximum amount  is then  in effect  under such  Letter of
Credit).  Such letter of credit fees  shall be computed on a quarterly basis  in
arrears.   Such letter  of credit  fees shall  be due  and payable  on the first
Business  Day  after  the  end  of  each  March,  June,  September and December, commencing with  the first  such date  to occur  after the  issuance (or  deemed issuance) of such Letter of Credit, on the Letter of Credit Expiration Date  and
thereafter on  demand.   In addition,  the Borrower  shall pay  directly to each
Appropriate L/C Issuer for its own account the customary issuance, presentation, amendment and other  processing fees, and  other standard costs  and charges, of such Appropriate L/C Issuer relating to  letters of credit as from time  to time
in effect.   Such  customary fees  and standard  costs and  charges are  due and payable on demand and are nonrefundable.
         (k) Conflict with Letter  of Credit Application.   In the event of  any
conflict  between  the  terms  hereof  and  the  terms  of  any Letter of Credit
Application, the terms hereof shall control.
         2.04 Swing Line Loans
         (a) The  Swing Line.   Subject  to the  terms and  conditions set forth
herein, the Swing  Line Lender agrees  to make loans  (each such loan,  a "Swing
Line Loan") to  the Borrower from  time to time  on any Business  Day during the
Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such  Swing
Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of
Loans and L/C Obligations of the Lender acting as Swing Line Lender, may  exceed the amount  of such  Lender's Commitment;  provided, however,  that after giving effect to any Swing Line Loan,  (i) the Total Outstandings shall not  exceed the
Aggregate  Commitments,  and  (ii)  the  aggregate  Outstanding  Amount  of  the
Revolving Credit Loans of any Lender,  plus such Lender's Pro Rata Share  of the
Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share  of the Outstanding Amount of  all Swing Line Loans  shall not exceed such  Lender's
Revolving Credit Commitment,  and provided further  that the Borrower  shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing  Line
Loan.    Within  the  foregoing  limits,  and  subject  to  the  other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under

                                       36
Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan  shall
be a Base Rate  Loan denominated in Dollars.   Immediately upon the  making of a
Swing Line Loan,  each Revolving Credit  Lender shall be  deemed to, and  hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product  of such Lender's Pro Rata Share times the amount of such Swing Line Loan.
         (b) Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Paying Agent, which may be given by telephone.  Each such notice must be received by the Swing
Line Lender  and the  Paying Agent  not later  than 1:00  p.m. on  the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall  be a minimum of $100,000, and (ii)  the requested borrowing date, which shall  be a
Business  Day.    Each  such  telephonic  notice  must  be confirmed promptly by delivery to the Swing Line Lender and  the Paying Agent of a written Swing  Line
Loan Notice, appropriately completed and signed by a Responsible Officer of  the
Borrower.  Promptly  after receipt by  the Swing Line  Lender of any  telephonic
Swing Line Loan Notice, the Swing Line Lender will confirm with the Paying Agent
(by telephone or in writing) that the Paying Agent has also received such  Swing
Line Loan Notice and, if not, the Swing Line Lender will notify the Paying Agent
(by telephone or  in writing) of  the contents thereof.   Unless the  Swing Line
Lender has received notice  (by telephone or in  writing) from the Paying  Agent
(including at the request of any Revolving Credit Lender) prior to 2:00 p.m.  on the date  of the  proposed Swing  Line Borrowing  (A) directing  the Swing  Line
Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable  conditions specified in  Section 4.03 is  not then satisfied, then, subject to the  terms and conditions hereof,  the Swing Line Lender  will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan
Notice, make the amount of its Swing Line Loan available to the Borrower at  its office by crediting the account of the  Borrower on the books of the Swing  Line
Lender in immediately available funds.
         (c)  Refinancing of Swing Line Loans.
         (i)  The  Swing  Line  Lender  at  any  time  in  its sole and absolute discretion may request, on behalf of the Borrower (which hereby  irrevocably authorizes the Swing Line Lender  to  so  request  on its behalf), that each
    Revolving Credit Lender make a  Base  Rate  Loan  in an amount equal to such
    Lender's Pro Rata Share of the amount of Swing Line  Loans then outstanding.
    Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for  purposes hereof)  and in  accordance with
    the  requirements  of   Section  2.02,  without  regard  to  the minimum and
    multiples specified therein for the principal amount of Base Rate Loans, but subject to the  unutilized portion  of the Revolving  Credit Commitments and
    the  conditions  set forth in  Section 4.03.   The Swing Line   Lender shall
    furnish the Borrower  with a copy  of the applicable  Committed  Loan Notice
    promptly after delivering such notice to  the Paying Agent.   Each Revolving
    Credit  Lender shall   make an  amount equal  to its  Pro Rata  Share of the
    amount specified in such Committed Loan Notice available to the Paying Agent in immediately available funds for the account of the  Swing Line Lender  at the Paying Agent's Office not  later than 1:00 p.m. on  the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii),  each
    Revolving  Credit Lender  that so makes  funds  available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Paying  Agent shall remit the funds so received to the Swing Line Lender.
         (ii)  If for any reason any Swing Line  Loan cannot be refinanced  by a
    Revolving Credit Borrowing in accordance with Section 2.04(c)(i),the request for  Base Rate Loans submitted by  the Swing Line Lender as set forth herein shall  be deemed to be a  request by the Swing Line  Lender that each of the
    Revolving Credit Lenders  fund its risk participation  in the relevant Swing
    Line Loan and each  Revolving Credit  Lender's  payment to the Paying  Agent

                                       37
    for the  account of  the  Swing  Line  Lender pursuant to Section 2.04(c)(i)
    shall be deemed payment in respect of such participation.
         (iii) If any Revolving   Credit Lender fails to make available  to  the
    Paying Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing  provisions of this Section
    2.04(c) by the  time specified in Section 2.04(c)(i), the  Swing Line Lender shall be  entitled to  recover from  such Lender  (acting through the Paying
    Agent), on demand,  such  amount with  interest thereon for the period  from
    the date   such  payment  is required to the date  on which  such payment is immediately available to the Swing Line Lender at a  rate per annum equal to
    the Federal Funds Rate from time to  time in effect.    A certificate of the
    Swing Line Lender  submitted to any  Lender (through the Paying  Agent) with respect to any amounts  owing  under  this  Section  2.04(c)(iii)  shall  be conclusive absent manifest error.
         (iv)  Each  Revolving  Credit  Lender's   obligation to make  Revolving
    Credit Loans or to purchase and fund risk participations in Swing Line Loans
    pursuant to this   Section 2.04(c)  shall be  absolute and  unconditionaland
    shall   not  be   affected   by  any circumstance, including (A) any setoff,
    counterclaim, recoupment, defense or other right which such Lender may  have against  the Swing Line  Lender,  the  Borrower or any other Person for  any reason whatsoever, (B) the  occurrence or continuance  of a Default,  or (C)
    any other  occurrence, event or condition, whether  or not similar to any of
    the foregoing; provided,  however,  that   each  Revolving  Credit  Lender's
    obligation to make Revolving  Credit Loans pursuant to this Section  2.04(c)
    is subject to the conditions set forth in  Section 4.03. No  such funding of risk participations shall relieve  or otherwise impair the obligation of the
    Borrower to repay  Swing Line Loans,  together  with  interest  as  provided herein.
         (d)  Repayment of Participations.
         (i)  At any time after any  Revolving  Credit  Lender has purchased and
    funded a risk participation in a Swing Line Loan, if the   Swing Line Lender
    receives any payment  on account  of such  Swing Line  Loan,  the Swing Line
    Lender will  distribute  to such  Lender its  Pro Rata Share of such payment
    (appropriately adjusted,  in the case  of interest payments,  to reflect the period of time during which such Lender's risk participation was  funded) in the same funds as those received by the Swing Line Lender.
         (ii) If any payment  received by  the Swing  Line Lender in respect  of principal or interest on any Swing Line Loan is required to  be  returned by
    the   Swing Line Lender   under  any  of  the   circumstances   described in
    Section 10.06 (including pursuant  to any  settlement  entered  into by  the
    Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its  Pro Rata Share thereof on demand of the Paying
    Agent, plus interest thereon from the date of  such demand to the  date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The
    Paying Agent will make such demand upon the request of the Swing Line Lender.
         (e) Interest for Account of Swing  Line Lender.  The Swing Line  Lender
shall be responsible for invoicing the  Borrower for interest on the Swing  Line
Loans.   Until each  Revolving Credit  Lender funds  its Base  Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro  Rata
Share of any Swing Line Loan, interest  in respect of such Pro Rata Share  shall be solely for the account of the Swing Line Lender.
         (f) Payments Directly  to Swing Line  Lender.  The  Borrower shall make all  payments  of  principal  and  interest  in  respect of the Swing Line Loans directly to the Swing Line Lender.

                                       38
         2.05 Prepayments.
         (a) Optional.  (i) The Borrower  may, upon notice to the Paying  Agent, at any time or from  time to time voluntarily prepay  Loans in whole or in  part without premium or penalty;  provided that (1) such  notice must be received  by the Paying Agent not later than 11:00 a.m.  (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of  prepayment of Base Rate Loans; (2) any  prepayment of Term Loans or Revolving  Credit Loans shall be in a principal amount  of not less than the Revolving  Credit Borrowing
Minimum or the  Revolving Credit Borrowing  Multiple in excess  thereof; and (3)
any prepayment of Swing  Line Loans shall be  in a principal amount  of not less than $100,000 or,  in each case,  if less, the  entire principal amount  thereof then outstanding.  Each  such notice shall specify  the date and amount  of such prepayment  and  the  Type(s)  of  Loans  to  be prepaid.  The Paying Agent will promptly notify  each Lender  of its  receipt of  each such  notice, and  of the amount of such Lender's  Pro Rata Share of  such prepayment.  If  such notice is given by the Borrower, the Borrower  shall make such prepayment and the  payment amount specified in such notice shall  be due and payable on the  date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each prepayment pursuant to this Section 2.05(a) shall be paid to the Paying  Agent for distribution  to the Appropriate  Lenders in accordance with their respective Pro Rata Shares.  Notwithstanding anything in this Section
2.05(a) to  the contrary,  the Borrower  shall not  be permitted  to prepay  any
Revolving Credit Loans at  any time prior to  the repayment in full  of all Term
Loans and the termination of all Term Commitments.
         (ii) The Borrower  may, upon notice  to the Swing  Line Lender (with  a copy to the Paying Agent), at any time or from time to time, voluntarily  prepay
Swing Line Loans in whole or  in part without premium or penalty;  provided that
(1) such notice must be received by  the Swing Line Lender and the Paying  Agent not  later  than  1:00  p.m.  on  the  date  of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of  such prepayment.  If such notice is  given by the Borrower, the Borrower shall make such prepayment and the payment  amount specified in such notice shall be due and payable on the date specified therein.
         (b) Mandatory.  (i) If the Borrower or any of its Subsidiaries Disposes
of any property or assets permitted by Section 7.05(a), (f), (i) or (j) which in the aggregate results in the realization  by the Borrower or such Subsidiary  of
Net Cash Proceeds (determined as of the date of such Disposition, whether or not such Net Cash Proceeds are then received by the Borrower or such Subsidiary), in excess of $2,500,000 per annum, the Borrower shall prepay an aggregate principal amount of Term  Loans and the  Revolving Credit Loans  equal to 100%  of all Net
Cash  Proceeds  received  therefrom  immediately  upon  receipt  thereof  by the
Borrower  or  such  Subsidiary;  provided,  however,  that the Borrower shall be required to  prepay Revolving  Credit Loans  with the  Net Cash  Proceeds of any
Disposition of any property  or assets permitted by  (x) Section 7.05(f) or  (i)
only  to  the  extent  that  the  aggregate  Net  Cash  Proceeds  from  all such
Dispositions exceeds $150,000,000,  and (y) Section  7.05(j) only to  the extent that  the  aggregate  Net  Cash  Proceeds  from  all  such  Dispositions exceeds
$120,000,000; provided  further, however,  that, with  respect to  any Net  Cash
Proceeds realized (I) under a  Disposition described in this Section  2.05(b)(i)
or  (II)  proceeds  of  insurance  and  condemnation awards described in Section
2.05(b)(iii), at any time after all Term Loans have been repaid in full and  all
Term Commitments have been terminated, at the option of the Borrower (as elected by the Borrower in  writing to the Co-Administrative  Agents on or prior  to the date  of  such  Disposition  or  the  receipt  of  such  insurance  proceeds  or condemnation awards),  and so  long as  no Default  shall have  occurred and  be continuing,  the  Borrower  may  reinvest  all  or  any portion of such Net Cash
Proceeds in operating  assets so long  as within 270  days after the  receipt of such Net Cash Proceeds, the purchase of such assets shall have been  consummated
(as  certified  by  the  Borrower  in  writing to the Co-Administrative Agents);

                                       39
provided still further,  however, that any  Net Cash Proceeds  not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this
Section 2.05.
         (ii) So long as any  Term Loan or Term Commitment  remains outstanding, upon the incurrence or  issuance by the Borrower  or any of its  Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred  or issued pursuant to Section  7.03(a)(A), (b)(A), (c)(A), (c)(B),  (c)(C), (c)(D),
(c)(E), (c)(F)  or (c)(G)),  the Borrower  shall prepay  an aggregate  principal amount of Term Loans equal to  100% of all Net Cash Proceeds  received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary.
         (iii) Upon any Extraordinary Receipt received by or paid to or for  the account of the Borrower or any of its Subsidiaries and not otherwise included in clause  (i)  or  (ii)  of  this  Section  2.05(b),  the Borrower shall prepay an aggregate principal  amount of  Loans equal  to 100%  of all  Net Cash  Proceeds received therefrom  immediately upon  receipt thereof  by the  Borrower or  such
Subsidiary.
         (iv) If for any  reason the Total Outstandings  at any time exceed  the
Aggregate  Commitments  then  in  effect,  the Borrower shall immediately prepay
Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided,  however, that the Borrower  shall not be required  to
Cash  Collateralize  the  L/C  Obligations  pursuant to this Section 2.05(b)(iv)
unless after the prepayment in full of the Loans and Swing Line Loans the  Total
Outstandings exceed the Aggregate Commitments then in effect.
         (v) Each prepayment of Loans pursuant to this Section 2.05(b) shall  be applied, first, to  the Term Facility  and, thereafter, to  the Revolving Credit
Facility in the manner set forth in clause (vi) of this Section 2.05(b).
         (vi)  Prepayments  of  the  Revolving  Credit Facility made pursuant to clause (i), (ii), (iii),  (iv) or (v) of  this Section 2.05(b), first,  shall be applied to prepay  L/C Borrowings outstanding  at such time  until all such  L/C
Borrowings are paid in full, second, shall be applied to prepay Swing Line Loans outstanding at  such time  until all  such Swing  Line Loans  are paid  in full, third, shall  be applied  to prepay  Revolving Credit  Loans outstanding at such time until the Outstanding Amount of all such Revolving Credit Loans is  reduced to  $350,000,000  and,  fourth,  shall  be  used  to  Cash Collateralize the L/C
Obligations; and, in  the case of  prepayments of the  Revolving Credit Facility required pursuant  to clause  (i), (ii)  or (iii)  of this  Section 2.05(b), the amount remaining,  if any,  after the  prepayment of  all Loans,  to the  extent required under this Section 2.05(b)(vi), and L/C Borrowings outstanding at  such time and the L/C Obligations have  been Cash Collateralized in full (the  sum of such prepayment  amounts, cash  collateralization amounts  and remaining  amount being, collectively, the "Reduction Amount") may be retained by the Borrower for use in the ordinary  course of its business,  and the Revolving Credit  Facility shall  be  automatically  and  permanently  reduced  as  set  forth  in  Section
2.06(b)(ii).   Upon the  drawing of  any Letter  of Credit  which has  been Cash
Collateralized, such funds  shall be applied  (without any further  action by or notice  to  or  from  the  Borrower  or  any  other Loan Party) to reimburse the
Appropriate L/C Issuer or the Revolving Credit Lenders, as applicable.
         (c)  Prepayments  of   Committed  Currency  Loans.     If  as   of  any
Determination Date (i) the Equivalent of the Outstanding Amount of all Revolving
Credit Loans, all Swing Line Loans and all L/C Obligations exceeds the Revolving
Credit Facility then  in effect or  (ii) the Equivalent  of all L/C  Obligations exceeds the Letter of Credit Sublimit, in each case, the Borrower shall, on such
Determination  Date,  prepay  Revolving  Credit  Loans  denominated in Committed
Currencies  and/or  Cash  Collateralize  Letters  of  Credit  denominated  in  a
Committed Currency in an  aggregate amount equal to  such excess.  If  as of any
Determination Date  the Equivalent  of the  Outstanding Amount  of all Revolving
Credit Loans denominated in a  Committed Currency exceeds 105% of  the Committed

                                       40
Currency Sublimit  then in  effect, the  Borrower shall,  on such  Determination
Date, prepay Revolving Credit  Loans denominated in Committed  Currencies and/or
Cash Collateralize Letters of Credit  denominated in a Committed Currency  in an aggregate amount equal  to the amount  by which such  Outstanding Amount exceeds the Committed Currency Sublimit.
         (d)  Prepayments  to  Include  Accrued  Interest, Etc.  All prepayments under this  Section 2.05  shall be  made together  with (i)  accrued and  unpaid interest to the date of such  prepayment on the principal amount so  prepaid and
(ii) in the case of  any such prepayment of a  Eurocurrency Rate Loan on a  date other than the  last day of  an Interest Period  therefor, any amounts  owing in respect  of  such  Eurocurrency  Rate  Loan  pursuant  to  Section  3.05.
         2.06 Termination or Reduction of Commitments.
         (a)  Optional.    The  Borrower  may,  upon notice to the Paying Agent,
terminate the  unused portions  of the  Term Commitments,  the Letter  of Credit
Sublimit,  the  Committed  Currency  Sublimit  or  the  unused  Revolving Credit
Commitments, or from time to time permanently reduce the unused portions of  the
Term Commitments, the Letter of Credit Sublimit, the Committed Currency Sublimit
or the unused  Revolving Credit Commitments;  provided that (i)  any such notice shall be received by  the Paying Agent not  later than 11:00 a.m.  five Business
Days  prior  to  the  date  of  termination  or reduction, (ii) any such partial reduction shall be in an aggregate  amount of $10,000,000 or any whole  multiple of  $1,000,000  in  excess  thereof,  (iii)  the Borrower shall not terminate or reduce  the  unused  portions  of  the  Term  Commitments,  the Letter of Credit
Sublimit,  the  Committed  Currency  Sublimit  or  the  unused  Revolving Credit
Commitments if, after  giving effect thereto  and to any  concurrent prepayments hereunder, the Total  Outstandings would exceed  the Aggregate Commitments,  and
(iv) if, after giving effect to any reduction of the Revolving Credit  Facility, the Letter of Credit Sublimit, the Swing line Sublimit or the Committed Currency
Sublimit exceeds  the amount  of the  Revolving Credit  Facility, such Letter of
Credit Sublimit,  Swing Line  Sublimit or  Committed Currency  Sublimit shall be automatically reduced by the amount of such excess.  Notwithstanding anything in this Section 2.06(a)  to the contrary,  the Borrower shall  not be permitted  to terminate or reduce the unused Revolving Credit Commitments at any time prior to the  repayment  in  full  of  all  Term  Loans  and  the termination of all Term
Commitments.
         (b)  Mandatory.    (i)  The  Term  Facility  shall be automatically and
permanently reduced on the  date of the Term  Borrowing (after giving effect  to the Term Borrowing),  and from time  to time thereafter  upon each repayment  or prepayment of the outstanding  Term Loans, by an  amount equal to the  amount by which (A) the Term Facility immediately prior to such reduction exceeds (B)  the
aggregate principal amount of all Term  Loans outstanding at such time.   If the
High Grade  Notes are  issued on  or prior  to the  Funding Date,  then the Term
Facility shall  be automatically  and permanently  reduced on  the date  of such issuance  in  an  amount  equal  to  the  aggregate  amount of Net Cash Proceeds received in connection with such  issuance.
         (ii) The   Revolving  Credit    Facility shall  be  automatically   and
permanently   reduced on each date on which the  prepayment of Revolving  Credit
Loans   outstanding  thereunder is  required to be  made  pursuant  to   Section
2.05(b)(i), (ii) or (iii) by an amount equal to the applicable Reduction Amount;
provided, however, that notwithstanding the foregoing provisions of  this clause
(ii) and Section 2.05(b)(vi), in no event shall the Revolving Credit Facility be reduced, pursuant to this clause (ii), to less than $350,000,000.
         (iii)If after giving effect to any reduction or termination of   unused
Commitments  under  this  Section  2.06,  the  Letter  of  Credit  Sublimit, the

                                       41
Committed Currency Sublimit or the Swing Line Sublimit exceeds the amount of the
Revolving Credit Commitments,  such Sublimit shall  be automatically reduced  by the amount of such excess.
         (c)  Application of Commitment Reductions; Payment of Fees.  The Paying
Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Term Commitment, the Letter of Credit  Sublimit,  the  Committed
Currency Sublimit or the unused Revolving Credit  Commitment under this  Section
2.06. Upon any reduction of unused Commitments under a Facility,  the Commitment of each Lender under  such Facility  shall be reduced by  such Lender's Pro Rata
Share of the amount by which such  Facility is reduced.    All  commitment  fees
accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
         2.07 Repayment of Loans.
         (a) Term Loans.  The Borrower  shall repay to the Paying Agent  for the ratable account of the Term Lenders on the Maturity Date the aggregate principal amount of all Term Loans outstanding on such date.
         (b) Revolving  Credit Loans.   The  Borrower shall  repay to the Paying
Agent for the ratable  account of the Revolving  Credit Lenders on the  Maturity
Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.  (c) Swing Line Loans.  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i)  the date agreed to between the Borrower  and the
Swing Line Lender, but in no event more than 30 days after such Loan is made and
(ii) the Maturity Date.
         2.08 Interest.
         (a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency
Rate Loan shall  bear interest on  the outstanding principal  amount thereof for each  Interest  Period  at  a  rate  per  annum equal to the Applicable Rate for
Eurocurrency Rate Loans;  (ii) each Base  Rate Loan shall  bear interest on  the outstanding principal  amount thereof  from the  applicable borrowing  date at a rate per annum equal to the Applicable Rate for Base Rate Loans; and (iii)  each
Swing Line Loan shall bear interest on the outstanding principal amount  thereof from the applicable borrowing date at  a rate per annum equal to  the Applicable
Rate for Base Rate Loans.
         (b)  If any amount of principal,  interest or fees payable under any  of
Sections 2.03(i), 2.03(j) or 2.09 are  not paid when due (without regard  to any applicable  grace  periods),  whether  at  stated  maturity,  by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating  interest rate per  annum at  all times  equal to  the Default  Rate to the fullest extent
permitted by  applicable Laws.   Furthermore,  upon the  request of the Required
Lenders, while any Event of Default  exists, the Borrower shall pay interest  on the principal amount of all  outstanding Obligations hereunder at a  fluctuating interest rate per annum  at all times equal  to the Default Rate  to the fullest extent permitted by applicable  Laws.  Accrued and  unpaid interest on past  due amounts (including interest on past due interest) shall be due and payable  upon demand.
         (c)  Interest on each Loan shall be due and payable in arrears  on each
Interest Payment  Date applicable  thereto and  at such  other times  as may  be
specified herein.   Interest  hereunder shall  be due  and payable in accordance with  the  terms  hereof  before  and  after  judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

                                       42
         2.09 Fees. In addition to certain fees  described  in  Sections 2.03(i)
and 2.03(j):
         (a)  Commitment Fee. The Borrower shall pay to the Paying Agent for the account of  each Appropriate  Lender in  accordance with  its Pro  Rata Share, a commitment fee  equal to  (x) from  the Documentation  Closing Date  through the
Funding Date,  0.250%, and  (y) thereafter,  the Applicable  Rate, in each case,
times  the  actual  daily  amount  by  which  the  aggregate  Revolving   Credit
Commitments exceed  the sum  of (i)  the Outstanding  Amount of Revolving Credit
Loans and  (ii) the  Outstanding Amount  of L/C  Obligations; provided, however, that any  commitment fee  accrued with  respect to  any of  the Commitments of a
Defaulting Lender  during the  period prior  to the  time such  Lender became  a
Defaulting Lender and unpaid at such  time shall not be payable by  the Borrower so long as such  Lender shall be a  Defaulting Lender except to  the extent that such commitment fee shall  otherwise have been due  and payable by the  Borrower prior to such time; and provided further that no commitment fee shall accrue  on any of the Commitments of a Defaulting Lender so long as such Lender shall be  a
Defaulting  Lender.    The  commitment  fee  shall  accrue at all times from the
Documentation Closing  Date through  the Maturity  Date, including  at any  time during which one or more of the  conditions in Article IV is not met,  and shall be due and payable in arrears on  the earlier of (i) the Funding Date,  and (ii)
March 31, 2003,  and thereafter on  the last Business  Day of each  March, June,
September and December, and on the  Maturity Date.  The commitment fee  shall be calculated quarterly in arrears,  and if there is  any change in the  Applicable
Rate  during  any  quarter,  the  actual  daily  amount  shall  be  computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
         (b)  Other Fees. (i) The Borrower shall pay to the Agents for their own respective accounts fees in  the amounts and at  the times specified in  the Fee
Letter.  Such fees shall be fully  earned when paid and shall not be  refundable for any reason whatsoever.
         (ii) The Borrower shall pay to the Agents such fees as shall have  been separately agreed upon in writing in the  amounts and at the times so specified.
Such fees shall be fully earned  when paid  and  shall not be refundable for any reason whatsoever.
         2.10 Computation of Interest and  Fees.  .All computations of  interest for Base Rate Loans when the  Base Rate is determined by KeyBank's  "prime rate"
shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be  made on the basis of  a 360-day year and  actual days elapsed (which  results in more fees or interest, as applicable, being paid  than if computed on the basis of  a
365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day  on which the Loan or such portion is paid, provided that any Loan that is repaid on the  same  day  on  which  it  is  made  shall, subject to Section 2.12(a), bear interest for one  day.  Each  determination by the  Paying Agent of  an interest rate or fee hereunder shall be  conclusive and binding for all purposes,  absent manifest error.
         2.11 Evidence of Indebtedness.
         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Paying Agent in
the ordinary  course of  business.   The accounts  or records  maintained by the
Paying Agent and each  Lender shall be conclusive  absent manifest error of  the amount of  the Credit  Extensions made  by the  Lenders to  the Borrower and the interest and payments thereon.  Any failure  to so record or any error in  doing so shall not, however, limit or otherwise affect the obligation of the  Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between  the accounts and records  maintained by any Lender  and the accounts and  records of the  Paying Agent in  respect of such  matters, the accounts  and  records  of  the  Paying  Agent  shall  control in the absence of

                                       43
manifest error.  Upon the request  of any Lender made through the  Paying Agent, the Borrower shall execute and deliver to such Lender (through the Paying Agent)
a Note, which shall evidence such Lender's Loans in addition to such accounts or records.  Each Lender may attach  schedules to its Note and endorse  thereon the date, Type (if applicable), amount and  maturity of its Loans and payments  with respect thereto.
         (b)  In addition to  the accounts  and records  referred to  in Section
2.11(a), each Lender and the Paying Agent shall maintain in accordance with  its usual practice accounts  or records evidencing  the purchases and  sales by such
Lender of  participations in  Letters of  Credit and  Swing Line  Loans.  In the
event of any conflict between the accounts and records maintained by the  Paying
Agent and the accounts and records of any Lender in respect of such matters, the accounts  and  records  of  the  Paying  Agent  shall  control in the absence of manifest error.
         (c)  Entries made in good  faith by the  Paying  Agent  in the Register
pursuant to   Section 2.11(b), and by each   Lender in its  account  or accounts
pursuant  to Section 2.11(a) above,  shall be prima facie evidence of the amount of principal and interest due and payable  or to become due and payable from the
Borrower to, in the case of the Register, each Lender and,  in the  case of such
account  or accounts,  such  Lender,   under this  Agreement and  the other Loan
Documents, absent manifest error; provided  that the failure of the Paying Agent or such Lender to make an entry, or any finding that an entry is  incorrect,  in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
         2.12 Payments Generally
         (a) All  payments to  be made  by the  Borrower shall  be made  without condition  or  deduction  for  any  counterclaim, defense, recoupment or setoff.
Except as  otherwise expressly  provided herein,  all payments  by the  Borrower hereunder (except with respect to  principal of, interest on, and  other amounts relating to, Loans  denominated in a  Committed Currency) shall  be made to  the
Paying Agent, for the account of the respective Lenders to which such payment is owed, at the Paying Agent's Office in Dollars and in immediately available funds
not later  than 2:00  p.m. on  the date  specified herein.   Except as otherwise
expressly  provided  herein,  all  payments  by  the  Borrower  with  respect to principal of, interest on, and other amounts relating to, Loans denominated in a
Committed Currency shall  be made to  the Paying Agent,  for the account  of the respective Lenders to which such payment is owed, at the Payment Office in  such
Committed Currency and in immediately  available funds not later than  2:00 p.m.
on the date specified herein.  The Paying Agent will promptly distribute to each
Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in  like funds  as received  by wire  transfer to  such Lender's Lending
Office.   All payments  received by  the Paying  Agent after  2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable  interest or fee shall continue to accrue.
         (b) If any payment to be made  by the Borrower shall come due on  a day other than a Business Day, payment shall be made on the next following  Business
Day, and  such extension  of time  shall be  reflected in  computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar  month, such payment  shall be made  on the immediately preceding Business Day.
         (c) Unless the  Borrower or any  Lender has notified  the Paying Agent, prior to the date any payment is required  to be made by it to the Paying  Agent hereunder, that the Borrower or such Lender,  as the case may be, will not  make such payment, the Paying Agent may  assume that the Borrower or such  Lender, as the case  may be,  has timely  made such  payment and  may (but  shall not be so required to), in reliance thereon, make available a corresponding amount to  the

                                       44
Person entitled thereto.  If and to the extent that such payment was not in fact made to the Paying Agent in immediately available funds, then:
         (i) if  the Borrower  failed to  make such  payment, each  Lender shall forthwith  on  demand  repay  to  the  Paying  Agent the portion of such assumed payment that was made available  to such Lender in immediately  available funds, together with interest  thereon in respect  of each day  from and including  the date such amount was  made available by the  Paying Agent to such  Lender to the date such amount is repaid to the Paying Agent in immediately available funds at the higher of (A) Federal Funds Rate from time to time in effect in the case  of
Loans denominated in  Dollars or (B)  the cost of  funds incurred by  the Paying
Agent in respect of  such amount in the  case of Loans denominated  in Committed
Currencies; and
         (ii)  if  any  Lender  failed  to  make such payment, such Lender shall forthwith on demand pay  to the Paying Agent  the amount thereof in  immediately available funds,  together with  interest thereon  for the  period from the date such amount was made available by the  Paying Agent to the Borrower to the  date such amount is recovered  by the Paying Agent  (the "Compensation Period") at  a
rate per annum equal to the higher  of (A) Federal Funds Rate from time  to time in effect in the case of Loans  denominated in Dollars or (B) the cost  of funds incurred by  the Paying  Agent in  respect of  such amount  in the case of Loans denominated in Committed  Currencies.  If  such Lender pays  such amount to  the
Paying Agent, then such amount  shall constitute such Lender's Loan  included in the applicable Borrowing in the case of Loans denominated in Dollars or (B)  the cost of funds incurred by the Paying Agent in respect of such amount in the case of Loans denominated in Committed Currencies.  If such Lender does not pay  such amount forthwith upon the Paying  Agent's demand therefor, the Paying  Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Paying Agent, together with interest thereon for the Compensation  Period at a rate per annum equal to  the rate of interest applicable to the  applicable
Borrowing.    Nothing  herein  shall  be  deemed  to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Paying
Agent or the Borrower may have against any Lender as a result of any default  by such Lender hereunder.
         A notice of the Paying Agent to any Lender or the Borrower with respect to any amount owing under this Section
         2.12(c) shall be conclusive, absent manifest error.
         (d) If any  Lender makes available  to the Paying  Agent funds for  any
Loan to be made by such Lender  as provided in the foregoing provisions of  this
Article II, and such funds are not made available to the Borrower by the  Paying
Agent because  the conditions  to the  applicable Credit  Extension set forth in
Article IV are not satisfied or waived in accordance with the terms hereof,  the
Paying  Agent  shall  return  such  funds  (in  like funds as received from such
Lender) to such Lender, without interest.
         (e) The obligations of the Lenders hereunder to make Loans and to  fund participations in Letters  of Credit and  Swing Line Loans  are several and  not
joint.    The  failure  of  any  Lender  to  make  any  Loan or to fund any such participation on any date required hereunder shall not relieve any other  Lender of its corresponding obligation  to do so on  such date, and no  Lender shall be responsible for the failure of any other Lender to so make its Loan or  purchase its participation.
         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds  for  any  Loan  in  any  particular  place  or  manner or to constitute a representation by any Lender that it  has obtained or will obtain the  funds for any Loan in any particular place or manner.

                                       45
         (g)  Whenever  any  payment  received  by  the  Paying Agent under this
Agreement or any of the other Loan Documents is insufficient to pay in full  all amounts due and  payable to the  Agents and the  Lenders under or  in respect of this Agreement and the other Loan  Documents on any date, such payment  shall be distributed by the Paying Agent and applied by the Agents and the Lenders in the order of priority set forth in Section 8.03.  If the Paying Agent receives funds for application to the  Obligations of the Loan  Parties under or in  respect of the  Loan  Documents  under  circumstances  for  which the Loan Documents do not specify the manner in which such funds are to be applied, the Paying Agent  may, but shall not  be obligated to,  elect to distribute  such funds to  each of the
Lenders in accordance with  such Lender's Pro Rata  Share of the sum  of (A) the
Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding
Amount  of  all  L/C  Obligations  outstanding  at  such  time,  in repayment or prepayment of such of the outstanding  Loans or other Obligations then owing  to such Lender.
         (h) To the extent that the Paying Agent receives funds for  application to the amounts owing  by the Borrower under  or in respect of  this Agreement or any Note in currencies other than the currency or currencies required to  enable the Paying Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.12, the Paying Agent shall be entitled to convert or  exchange such  funds  into  Dollars  or  into  a  Committed Currency or from Dollars to a
Committed Currency or from a Committed Currency to Dollars, as the case may  be, to the extent necessary to enable  the Paying Agent to distribute such  funds in accordance with the terms of this  Section 2.12; provided that the Borrower  and each of the Lenders  hereby agree that the  Paying Agent shall not  be liable or responsible for  any loss,  cost or  expense suffered  by the  Borrower or  such
Lender as a result of any conversion or exchange of currencies affected pursuant to this Section  2.12(h) or as  a result of  the failure of  the Paying Agent to effect any such conversion or  exchange; and provided further that  the Borrower agrees to indemnify the Paying Agent and each Lender, and hold the Paying  Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Paying Agent or any Lender for any conversion or exchange of currencies  (or the  failure  to  convert  or  exchange  any currencies) in accordance with this
Section 2.12(h).
         2.13 Sharing  of  Payments.  If, other  than   as  expressly   provided
elsewhere  herein, any Lender shall obtain on account  of the Loans made  by it, or the participations in L/C Obligations or in Swing Line Loans held by  it, any payment (whether voluntary, involuntary,  through  the  exercise  of  any  right
of setoff,  or  otherwise) in  excess of  its  ratable  share   (or  other share
contemplated hereunder) thereof,  such Lender shall  immediately (a)  notify the
Paying   Agent of such  fact,  and (b) purchase  from  the  other   Lenders such
participations  in the Loans   made by them and/or such subparticipations in the
participations in L/C Obligations or Swing  Line Loans held by them, as the case
may be, as shall be   necessary to cause such   purchasing Lender  to  share the
excess payment in respect of such Loans or such participations, as the case  may be, pro rata with each of them; provided, however, that if all  or  any  portion of such excess payment is thereafter  recovered from the purchasing Lender under
any of the circumstances described in   Section  10.06  (including  pursuant  to
any settlement entered into by the  purchasing Lender  in its  discretion), such purchase shall to that extent be rescinded and each  other  Lender  shall  repay to the purchasing Lender the purchase  price  paid  therefor, together  with  an amount equal to such paying Lender's ratable share (according  to the proportion of (i) the amount of such paying Lender's required  repayment to (ii)  the total amount so recovered from the purchasing Lender) of any interest or other  amount paid or  payable by  the purchasing  Lender in  respect of  the  total amount so
recovered, without further interest thereon.  The   Borrower  agrees   that  any
Lender  so  purchasing a  participation from another Lender may,  to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject  to Section 10.09) with respect  to such participation as fully as if such Lender were the direct creditor  of the Borrower in  the amount
of such   participation.  The Paying  Agent  will  keep  records (which shall be conclusive  and binding in  the absence  of  manifest error)  of  participations purchased under this Section  2.13 and will in  each  case  notify  the  Lenders
following  any  such  purchases  or repayments.   Each  Lender  that purchases a
participation pursuant to this Section 2.13 shall from and  after such  purchase have the  right to  give  all notices,  requests, demands,  directions and other

                                       46
communications   under this   Agreement  with  respect   to the  portion  of the
Obligations purchased to the  same extent  as  though the purchasing Lender were the original owner of the Obligations purchased.
         2.14 Committed Currency Borrowings.
         (a) Determination of Equivalents.  The Paying Agent will determine  the
Equivalent amount on each of the following dates:  (i) the last Business Day  of each month, (ii)  the date a  Request for Credit  Extension is delivered  to the
Paying Agent with respect to each  Credit Extension with respect to each  Credit
Extension issued or advanced that  results in an Outstanding Amount  denominated in a Committed Currency, (iii) each date on which any Outstanding Amount is due,
(iv) each  Interest Payment  Date applicable  thereto, (v)  the Honor  Date with respect to each Letter of Credit denominated in a Committed Currency, (vi)  each date of an  amendment of any  such Letter of  Credit denominated in  a Committed
Currency having the effect of increasing  the amount thereof, (vii) any date  on which an L/C Borrowing is deemed to  have been made with respect to a  Letter of
Credit denominated in a Committed  Currency, and (viii) any additional  and more frequent dates as  the Lead Arrangers  in their sole  discretion may, or  at the direction of the  Required Lenders shall,  select from time  to time (each  such date under clauses (i) through (viii), being a "Determination Date").
         (b) Notification of Availability.  If on any date on which a  Revolving
Credit Loan  denominated in  a Committed  Currency is  requested to  be made  or continued, in the event that the Committed Currency requested or elected by  the
Borrower to be continued is not  available to the Paying Agent, then  the Paying
Agent shall notify  the Borrower no  later than 4:00  p.m., three Business  Days prior to the proposed Borrowing or proposed continuation.
         (c) Consequences of Non-Availability.  If the Paying Agent notifies the
Borrower pursuant to  Section 2.14(b) that  the Committed Currency  requested or elected by  the Borrower  to be  continued is  not available,  such notification shall (i) in the  case of any request  for a Borrowing, revoke  such request and
(ii) in the case of any  continuation or conversion, result in the  Eurocurrency
Rate Loans denominated in such Committed Currency being automatically  converted into Eurocurrency  Rate Loans  denominated in  Dollars for  a one month Interest
Period on the last day of the then current Interest Period with respect to  such
Eurocurrency Rate Loans denominated in such Committed Currency.
         (d)  Automatic  Conversions.    During  the  existence  of  an Event of
Default, all  outstanding Loans  denominated in  a Committed  Currency shall  be redenominated and converted into their Equivalent of Base Rate Loans in  Dollars on the last day of the Interest Period applicable to any such Loans.
                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY
         3.01 Taxes.
         (a) Any and all payments by the  Borrower to or for the account of  any
Agent or any Lender under any Loan Document shall be made free and clear of  and without  deduction  for  any  and  all  present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Agent and  each
Lender, taxes imposed on  or measured by its  overall net income, and  franchise taxes imposed on it (in lieu of  net income taxes), by the jurisdiction (or  any political  subdivision  thereof)  under  the  Laws  of  which such Agent or such
Lender, as the case  may be, is organized  or maintains a lending  office, or to which such Agent  or such Lender  has a present  or former connection  (all such non-excluded  taxes,  duties,  levies,  imposts,  deductions, assessments, fees, withholdings or similar charges,  and liabilities being hereinafter  referred to

                                       47
as "Taxes").  If the Borrower shall be required by any Laws to deduct any  Taxes from or in respect of  any sum payable under any  Loan Document to any Agent  or any Lender, (i) the  sum payable shall be  increased as necessary so  that after making all  required deductions  (including deductions  applicable to additional sums  payable  under  this  Section  3.01),  each  of such Agent and such Lender receives  an  amount  equal  to  the  sum  it  would  have  received had no such deductions been made,  (ii) the Borrower  shall make such  deductions, (iii) the
Borrower shall pay the full  amount deducted to the relevant  taxation authority or other authority in accordance with applicable Laws, and (iv) upon the request of the Paying Agent, the Borrower shall furnish to the Paying Agent (which shall forward the same to such Agent or such Lender, as the case may be) the  original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor,  or other written proof  of payment thereof that  is reasonably satisfactory to the Paying Agent.
         (b) In  addition, the  Borrower agrees  to pay  any and  all present or future stamp, court or documentary taxes and any other excise or property  taxes or charges or similar  levies which arise from  any payment made under  any Loan
Document  or   from  the   execution,  delivery,   performance,  enforcement  or
registration of, or  otherwise with respect  to, any Loan  Document (hereinafter referred to as "Other Taxes").
         (c) If the  Borrower shall be  required to deduct  or pay any  Taxes or
Other Taxes from or in respect of any sum payable under any Loan Document to any
Agent or  any Lender,  the Borrower  shall also  pay to  such Agent  or to  such
Lender, as the case may be, at the time interest is paid, such additional amount that such Agent or such Lender specifies is necessary to preserve the  after-tax yield (after factoring in all taxes,  including taxes imposed on or measured  by net income) that such Agent or such Lender would have received if such Taxes  or
Other Taxes had not been imposed.
         (d) The Borrower agrees to indemnify each Agent and each Lender for (i)
the full amount  of Taxes and  Other Taxes (including  any Taxes or  Other Taxes imposed or asserted  by any jurisdiction  on amounts payable  under this Section
3.01) paid by  such Agent and  such Lender, (ii)  amounts payable under  Section
3.01(c) and (iii) any liability (including additions to tax, penalties, interest
and expenses)  arising therefrom  or with  respect thereto.   Payment under this
Section 3.01(d) shall be made within 30 days after the date such Lender or  such
Agent makes a demand therefor.
         3.02 Illegality.   If  any Lender  determines that  the introduction or
change in any Law after the Documentation Closing Date has made it unlawful,  or that any Governmental Authority has asserted that it is unlawful, for any Lender or its  applicable Lending  Office to  make, maintain  or fund Eurocurrency Rate
Loans in Dollars or any Committed  Currency, or to determine or charge  interest rates based upon the Eurocurrency Rate,  then, on notice thereof by such  Lender to the Borrower through the Paying Agent, any obligation of such Lender to  make
or  continue  Eurocurrency  Rate  Loans  or  to  convert  Base  Rate  Loans   to
Eurocurrency Rate Loans shall be suspended until such Lender notifies the Paying
Agent and the Borrower that the circumstances giving rise to such  determination no longer exist.  Upon receipt  of such notice, the Borrower shall,  upon demand from such Lender (with  a copy to the  Paying Agent), prepay or,  if applicable, convert all Eurocurrency  Rate Loans of  such Lender to  Base Rate Loans  (or if such  Eurocurrency  Rate  Loan  is  denominated  in  any  Committed Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate
Loan), either on the  last day of the  Interest Period therefor, if  such Lender may lawfully continue to maintain such  Eurocurrency Rate Loans to such day,  or immediately,  if  such  Lender  may  not  lawfully  continue  to  maintain  such
Eurocurrency Rate Loans.  Upon  any such prepayment or conversion,  the Borrower
shall also pay  accrued interest on  the amount so  prepaid or converted.   Each
Lender agrees to designate a  different Lending Office if such  designation will avoid the need for such notice and will not, in the good faith judgment of  such
Lender, otherwise be materially disadvantageous to such Lender.

                                       48
         3.03 Inability to Determine Rates.   If the Required Lenders  determine
that for any reason adequate and  reasonable means do not exist for  determining the  Eurocurrency  Rate  for  any  requested  Interest  Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested
Interest  Period  with  respect  to  a  proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan,  or that Dollar or Committed Currency deposits are not being offered to banks in the
London interbank Eurocurrency market for the applicable amount and the  Interest
Period of such Eurocurrency Rate Loan, the Paying Agent will promptly so  notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurocurrency  Rate Loans shall  be suspended until  the Paying Agent
(upon  the  instruction  of  the  Required  Lenders)  revokes such notice.  Upon receipt  of  such  notice,  the  Borrower  may  revoke any pending request for a
Borrowing  of,  conversion  to  or  continuation  of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a
Committed Borrowing of Base Rate Loans in the amount specified therein.
         3.04 Increased Cost and  Reduced Return; Capital Adequacy;  Reserves on
Eurocurrency Rate Loans.
         (a) If any Lender determines that as a result of the introduction of or any change in or  in the interpretation of  any Law or such  Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining  Eurocurrency Rate Loans or (as the  case may be) issuing  or participating in  Letters of Credit,  or a reduction  in the amount received  or receivable  by such  Lender in  connection with  any of  the foregoing (excluding  for purposes  of this  Section 3.04(a)  any such increased costs or  reduction in  amount resulting  from (i)  Taxes or  Other Taxes (as to which Section  3.01 shall  govern), (ii)  changes in  the basis  of taxation  of overall net income or overall gross  income by the United States or  any foreign jurisdiction or any  political subdivision of  either thereof under  the Laws of which such  Lender is  organized or  has its  Lending Office,  or to  which such
Lender  has  a  present  or  former  connection,  and (iii) reserve requirements contemplated by Section  3.04(c)), then from  time to time  upon demand of  such
Lender (with a copy of such demand to the Paying Agent), the Borrower shall  pay to such Lender such additional amounts  as will compensate such Lender for  such increased cost or reduction.
         (b) If any Lender determines that the introduction of any Law regarding capital adequacy  or any  change therein  or in  the interpretation  thereof, or compliance by such Lender (or its  Lending Office) therewith, has the effect  of reducing the rate  of return on  the capital of  such Lender or  any corporation controlling such Lender as a consequence of such Lender's obligations  hereunder
(taking into  consideration its  policies with  respect to  capital adequacy and such Lender's desired return on capital), then from time to time upon demand  of such Lender (with a copy of such demand to the Paying Agent), the Borrower shall pay to such Lender  such additional amounts as  will compensate such Lender  for such reduction.
         (c) The Borrower shall pay to each Lender, as long as such Lender shall be  required  to  maintain  reserves  with  respect  to  liabilities  or  assets consisting of or  including Eurocurrency funds  or deposits (currently  known as
"Eurocurrency liabilities"), additional interest on the unpaid principal  amount of  each  Eurocurrency  Rate  Loan  equal  to  the actual costs of such reserves allocated to  such Loan  by such  Lender (as  determined by  such Lender in good faith, which determination shall be conclusive), which shall be due and  payable on each date on  which interest is payable  on such Loan, provided  the Borrower shall have received at  least 15 days' prior  notice (with a copy  to the Paying
Agent) of such additional interest from such Lender.  If a Lender fails to  give notice 15  days prior  to the  relevant Interest  Payment Date,  such additional interest shall be due and payable 15 days from receipt of such notice.

                                       49
         3.05 Funding Losses.  (a) Upon demand of any Lender (with a copy to the
Paying Agent)  from time  to time,  the Borrower  shall promptly compensate such
Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
         (i)  any  continuation, conversion, payment or  prepayment of  any Loan other than a Base Rate Loan on a day other than the last day of the Interest
    Period for such Loan (whether voluntary, mandatory, automatic, by reason  of acceleration, or otherwise);
         (ii) any failure by the Borrower  (for a reason other than  the failure of such Lender to make a Loan)  to prepay,  borrow, continue  or convert any
    Loan other than a Base Rate Loan on the date or  in the amount   notified by
    the Borrower; or
         (iii)any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest  Period  therefor  as a  result of a request by the
    Borrower pursuant to Section 10.16;
         excluding any  loss of  anticipated profits  but including  any loss or expense arising from the liquidation or reemployment of funds obtained by it  to maintain such Loan  or from fees  payable to terminate  the deposits from  which
such  funds  were  obtained.    The  Borrower  shall  also  pay  any   customary
administrative fees charged by such Lender in connection with the foregoing.
         (b) In  addition to  the rights  of the  Lenders set  forth in  Section
3.05(a), at any time  on or prior to  the 180th day following  the Funding Date, upon demand of the Paying Agent, from time to time, the Borrower shall  promptly compensate the  Paying Agent  for and  hold the  Paying Agent  harmless from any loss,  cost  or  expense  incurred  by  it  as  a  result of any assignment of a
Eurodollar Rate Loan  on a day  other than the  last day of  the Interest Period therefor as a result of the syndication of the Facilities.
         (c) For purposes of calculating amounts payable by the Borrower to  the
Lenders or the Paying Agent under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate  Loan made by it at the  Eurocurrency Rate for such Loan by a matching  deposit or other borrowing in the  London interbank
Eurocurrency market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
         3.06 Matters Applicable to All Requests for Compensation .
         (a) A  certificate of  any Agent  or any  Lender claiming  compensation under this Article III and setting forth the additional amount or amounts to  be paid to  it hereunder  shall be  conclusive in  the absence  of manifest  error;
provided, however,  that no  Agent or  Lender may  seek compensation  under this
Article III more than  90 days after such  Agent or Lender had  actual knowledge that such amount or amounts were payable under this Article III.  In determining such amount,  such Agent  or such  Lender may  use any  reasonable averaging and attribution methods.
         (b) Upon  any Lender's  making a  claim for  compensation under Section
3.01 or 3.04, the  Borrower may replace such  Lender in accordance with  Section
10.16.
         3.07 Survival.   All of the  Borrower's obligations under  this Article
III shall survive termination of the Aggregate Commitments and repayment of  all other Obligations hereunder.

                                       50

                                  ARTICLE IV
                  CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
         4.01  Conditions  to  Documentation  Closing  Date.  The "Documentation
Closing Date"  shall be  the first  date on  which the  Co-Administrative Agents shall have received each of the  following, each of which shall be  originals or facsimiles (followed  promptly by  originals) unless  otherwise specified,  each properly  executed  by  a  Responsible  Officer  of  the  signing Loan Party, if
applicable,  each  dated  such  date  (or,  in  the  case  of  certificates   of
governmental officials, a  recent date before  such date) and  each in form  and substance  satisfactory  to  the  Lead  Arrangers,  the  Lenders and their legal counsel:
         (a)  executed   counterparts  of  this   Agreement  and  the  Guaranty,
    sufficient in number for distribution  to each Agent,  each  Lender  and the
    Borrower;
         (b)  a Note executed by the Borrower in favor of each Lender requesting a Note;
         (c)  such  certificates  of   resolutions or  other action,  incumbency
    certificates and/or other certificates of Responsible Officers of  each Loan
    Party as the  Lead  Arrangers  and   the Lenders may require  evidencing the
    identity,  authority and   capacity of  each   Responsible  Officer  thereof
    authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
         (d)  such documents and certifications as  the Lead  Arrangers  and the
    Lenders may   reasonably  require  to  evidence that each Loan Party is duly organized or formed, and that each Loan Party is  validly  existing, in good standing and qualified to engage in  business in each jurisdiction where its ownership, lease or  operation of  properties or the conduct of its business
    requires such qualification,   except to the extent  that  failure  to do so
    could not reasonably be expected to have a Material Adverse Effect;
         (e)  a favorable opinion of Jones, Day, Reavis & Pogue, counsel  to the
    Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit G-1 and such other matters  concerning the Loan Parties and
    the Loan   Documents as the  Lead  Arrangers  and the Lenders may reasonably request;
         (f)  a favorable   opinion of William R. Burkhart, internal  counsel to
    the Loan Parties in Pennsylvania, as to the matters set forth in Exhibit G-2 and such other matters concerning the Loan Parties and the Loan Documents as the Lead Arrangers and the Lenders may reasonably request;
         (g)  a certificate of a Responsible Officer of each  Loan Party  either
    (A) attaching copies of all  consents,   licenses and  approvals required in
    connection with the execution, delivery  and  performance by such Loan Party and the validity against such Loan  Party of the  Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or  approvals are so required;
         (h)  a certificate  signed  by  a  Responsible Officer of the  Borrower certifying (A) that there has been no event or  circumstance since  the date of the  Audited  Financial  Statements that has  had or  could be reasonably
    expected  to have, either   individually or  in  the aggregate,  a  Material
    Adverse Effect; and (B) the current Debt Ratings;

                                       51
         (i)  evidence that all insurance required to be maintained  pursuant to the Loan Documents has been obtained and is in effect;
         (j)  certified copies of each of the Related  Documents, duly  executed by the parties thereto and in form  and  substance satisfactory  to the Lead
    Arrangers and the Lenders, together with  such other agreements, instruments and other documents delivered  in connection therewith as the Lead Arrangers and the Lenders shall request;
         (k)  such   other  assurances,   certificates,  documents,  consents or
    opinions as the Co-Administrative Agents may reasonably require.
         4.02 Conditions of Initial Credit  Extensions.  The  obligation of each
Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
         (a)  The receipt by the Co-Administrative Agents of the following, each of  which  shall  be  originals  or  facsimiles (followed promptly by originals)
unless otherwise specified, each properly  executed by a Responsible Officer  of the signing Loan Party, if applicable,  each dated the Funding Date (or,  in the case of certificates of governmental officials, a recent date before the Funding
Date)  and  each  in  form  and  substance satisfactory to the Co-Administrative
Agents and their legal counsel:
         (i)  a certificate   signed by a Responsible Officer  of the   Borrower
    certifying that the  conditions  specified  in Sections  4.03(a) and 4.03(b)
    have been satisfied;
         (ii) a certificate attesting  to the Solvency  of the Borrower  and its
    Subsidiaries on a consolidated basis  before and after giving  effect to the
    Transaction, from the Borrower's  Chief  Financial Officer or Executive Vice
    President-Finance and Administration;
         (iii)a   Notice  of  Borrowing  or Notice of  Issuance,  as applicable, relating to the initial Credit Extension;
         (iv) evidence   that  the   Existing  Credit   Agreements  have been or
    concurrently   with the Funding  Date are   being terminated   and all Liens
    securing obligations   under  the  Existing  Credit  Agreements have been or
    concurrently with the Funding Date are being released;
         (v)  evidence that all outstanding commercial paper of the Borrower and all outstanding commercial paper,  if any,  of the Business  shall each have been repaid in full; and
         (vi) such   other   assurances,  certificates,  documents,  consents or
    opinions not otherwise delivered on the Documentation  Closing  Date as  any
    Agent may reasonably require.
         (b) All  fees required  to be  paid by  the Borrower  on or  before the
Funding Date shall have been paid in full.
         (c) All  accrued reasonable  expenses of  the Agents  and the  Lenders, including,  without  limitation,  Attorney  Costs  for  which  the  Borrower has received a  reasonably detailed  invoice at  least 5  days prior  to the Funding
Date, shall have been paid in full.
         (d) The Documentation Closing Date shall have occurred, and the Funding
Date shall have occurred on or before March 31, 2003.

                                       52
         (e)  The  absence  of  any  action,  suit,  investigation or proceeding pending or  threatened in  any court  or before  any arbitrator  or Governmental
Authority that  (a) could  reasonably be  expected to  materially and  adversely affect the Borrower and its  Subsidiaries or the Business and  its Subsidiaries,
(b) purports to adversely affect the Transaction or the ability of the  Borrower or any other Loan Party to  perform their respective obligations under the  Loan
Documents, or (c) purports to affect the legality, validity or enforceability of any Loan Document.
         (f) All governmental, shareholder  and third party consents  (including
Hart-Scott Rodino, Council  Regulation (EEC 4064/89)  of the European  Community
and any  other competition  or investment  Law clearance  or approval) and other approvals  necessary  to  consummate  the  Transaction shall have been obtained, except for those consents (i) that the Lead Arrangers have agreed in writing may be obtained  after the  Funding Date,  and (ii)  the failure  of which to obtain would  not,  in  the  reasonable  discretion  of  the Lead Arrangers, materially adversely affect the Lenders.  All such consents and approvals shall be in  full force and effect, and all applicable waiting periods shall have expired  without any  action  being  taken  by  any  Governmental  Authority that could restrain, prevent or  impose any  material adverse  conditions on  the Transaction or that could seek or threaten any of the  foregoing, and no law or regulation shall  be applicable which  in the  reasonable judgment  of the  Lead Arrangers could have such effect.
         (g) The completion of (i) the issuance to the Sellers of  approximately
$140,000,000 worth of shares  of common equity of  the Borrower (the "IR  Equity
Issuance") and (ii) a common equity offering by the Borrower to the public for a price of not less than $14.75 per  share and resulting in gross proceeds to  the
Borrower of  not less  than $162,250,000  (the "Public  Equity Issuance").   The
Transaction shall have been  consummated, or shall be  consummated substantially simultaneously with the initial Credit  Extension, in accordance with the  terms of  the  Transaction  Documents  and  in  compliance  with  applicable  Law  and regulatory approvals.  The Lenders  shall have received copies of  each proposed alteration, amendment, change, supplement,  waiver or other modification  to the
Purchase Agreement,  and the  Purchase Agreement  shall not  have been  altered, amended or otherwise changed or  supplemented or any material condition  therein waived without the prior written consent of the Lead Arrangers to the extent any such alteration, amendment or other  change would, in the reasonable  discretion of the  Lead Arrangers,  materially adversely  affect the  Lenders.  The Lenders shall  have  received  copies  of  each  amendment  or other modification to the
Related  Documents  (other  than  the  Purchase  Agreement),  and  such  Related
Documents shall  not have  been amended  or otherwise  modified or  any material condition therein waived without the prior written consent of the Lead Arrangers to  the  extent  any  such  amendment,  modification  or  waiver  would,  in the reasonable discretion  of the  Lead Arrangers,  materially adversely  affect the
Lenders.
         (h)  After  giving  effect  to  the  Transaction,  including all Credit
Extensions  made  in  connection  therewith,  the  amount by which the aggregate
Revolving Credit Commitments  exceeds the sum  of (i) the  Outstanding Amount of
Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations  shall be no less than $125,000,000.
         (i) There  shall not  have occurred  a material  adverse change  in the business,  assets,  liabilities  (actual  or  contingent), operations, condition
(financial or otherwise)  or prospects of  the Borrower and  its Subsidiaries or the Business and its Subsidiaries taken as a whole since December 31, 2001 or  a material adverse change in the facts and information regarding the Borrower, the
Business and their  respective Subsidiaries taken  as a whole  as represented to the Agents and the Lenders on or prior to October 15, 2002.
         (j) None of Agents or the Lenders becoming aware after October 15, 2002 of any information relating to the Borrower and its Subsidiaries or the Business

                                       53
and its Subsidiaries not previously disclosed to the Agents and the Lenders  (or of which the  Agents and the  Lenders were not  otherwise aware), or  any event, development  or  change  relating  to  the  Borrower and its Subsidiaries or the
Business and its Subsidiaries after  such date that, in the  reasonable judgment of the Agents and the Lenders, is inconsistent in a material and adverse  manner with any information  or other matter  disclosed to the  Agents and the  Lenders prior to such date.
         (k) Receipt by the Lead Arrangers of (i) consolidated and consolidating monthly  financial  statements  of  the  Business  and its Subsidiaries for each month,  beginning  with  the  month  ending  August  2002,  for  which financial statements are  available, prepared  in a  manner consistent  with the financial statements previously  delivered to  the Lead  Arrangers and  otherwise in  form
satisfactory  to  the  Lead  Arrangers,  (ii)  consolidated  and   consolidating
quarterly financial  statements of  the Business  and its  Subsidiaries for each fiscal quarter,  beginning with  the fiscal  quarter ending  September 2002, for which financial statements are available,  prepared in a manner consistent  with the  financial  statements  previously  delivered  to  the  Lead  Arrangers  and otherwise  in  form  satisfactory  to  the  Lead Arrangers, and (iii) either (A)
consolidated  year-to-date  financial  statements   of  the  Business  and   its
Subsidiaries as  of June  30, 2002  and as  of the  end of  each fiscal  quarter thereafter for which financial statements are available, reviewed by independent public accountants of  recognized national standing  and prepared in  accordance with requirements of Regulation  S- X under the  Securities Act of 1933  and all other accounting rules  and regulations of  the SEC promulgated  thereunder, and otherwise in  form satisfactory  to the  Lead Arrangers,  or (ii)  if available, consolidated  and  consolidating  financial  statements  of the Business and its
Subsidiaries  for  the  fiscal  year  ending  December  31,  2002,  audited   by
independent public accountants of  recognized national standing and  prepared in conformity with GAAP.
         (l) If the condition in clause (iii) of Section 4.02(k) is satisfied by providing the financial statements described in subclause (A) thereof, the  Lead
Arrangers shall have  received satisfactory evidence  that the underwriters  for the Public Equity Issuance have received financial statements identical to those described  in  such  subclause  (A)  accompanied  by  a customary comfort letter addressed to such underwriters stating,  among other things, that the  financial statements accompanying such comfort letter were reviewed in accordance with SAS
71.
         (m) The Borrower and its  Subsidiaries shall have a last  twelve months pro forma Consolidated EBITDA (an "LTM EBITDA") (i) for the twelve-month  period ended September 30, 2002 of at least $381,000,000, and (ii) for the twelve-month period ending at the end of  each fiscal quarter thereafter for which  financial statements (produced in  a manner consistent  with the financial  statements for the period ended  September 30, 2002)  are available, of  not less than  the LTM
EBITDA for the immediately preceding fiscal quarter, in each case, calculated as if the  Transaction had  occurred on  the first  day of  each such  twelve month period.
         (n) All Loans to be made by the Lenders on the Funding Date shall be in full compliance with Regulation U issued by the FRB.
         (o) The  Borrower shall  have delivered  to the  Lead Arrangers revised
Schedules 5.06, 5.08(b), 5.09, 5.12, 5.13, 7.02(f), 7.03, 7.08, 7.09 and  10.22,
such revisions to be  directly related to the  Acquisition and to be  reasonably acceptable to the Lead Arrangers.
         4.03  Conditions  to  all  Credit  Extensions.   The obligation of each
Lender to honor any  Request for Credit Extension  (other than a Committed  Loan
Notice  requesting  only  a  conversion  of  Loans  to  the  other  Type,  or  a continuation of Eurocurrency Rate Loans) is subject to the following  conditions precedent:

                                       54
         (a)  The representations and warranties of the Borrower and each  other
    Loan Party contained in Article V or any other Loan  Document,  or which are contained in any document furnished by the Borrower  or any other Loan Party at any time under or in  connection herewith or therewith, shall be true and correct  in  all  material  respects  on  and as  of the date of such Credit
    Extension, except to the extent that such  representations  and   warranties
    specifically refer to an earlier date, in which case  they shall be true and correct in all material respects as of such earlier date.
         (b)  No Default shall exist, or would result from such proposed  Credit
    Extension or from the application of the proceeds therefrom.
         (c)  The Paying Agent and, if applicable, the Appropriate L/C Issuer or the Swing Line Lender shall have received a Request for Credit  Extension in accordance with the requirements hereof.
         Each Request for Credit Extension (other than a  Committed  Loan Notice requesting only a conversion of Loans to  the  other  Type  or a continuation of
Eurocurrency  Rate Loans)  submitted  by  the  Borrower shall  be deemed to be a representation and  warranty  that the conditions specified in Sections  4.03(a)
and 4.03(b)  have been satisfied on and as of the  date of the applicable Credit
Extension.
                                  ARTICLE V
                       REPRESENTATIONS AND WARRANTIES
         The Borrower  represents and  warrants to  the Agents  and the  Lenders that:
         5.01 Existence, Qualification  and Power; Compliance  with Laws.   Each
Loan Party (a) is a  corporation, partnership or limited liability  company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or  organization, (b) has all requisite  power and authority and all requisite governmental licenses, authorizations,  consents and approvals to (i) own or lease its assets and carry on its business and  (ii)
execute,  deliver  and  perform  its  obligations  under  the Loan Documents and
Related Documents to which it is a party, (c) is duly qualified and is  licensed and in good standing  under the Laws of  each jurisdiction where its  ownership, lease or operation of  properties or the conduct  of its business requires  such qualification or  license, and  (d) is  in compliance  with all applicable Laws;
except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do  so could not  reasonably be expected  to have a  Material Adverse
Effect.
         5.02  Authorization;  No  Contravention.    The execution, delivery and
performance by each  Loan Party of  each Loan Document  and Related Document  to which  such  Person  is  or  is  to  be  a  party,  and  the consummation of the
Transaction, are within such Loan  Party's corporate or other powers,  have been duly authorized by all necessary  corporate or other organizational action,  and do  not  and  will  not  (a)  contravene  the  terms  of  any  of  such Person's
Organization  Documents;  (b)  conflict  with   or  result  in  any  breach   or
contravention of, or the creation of  any Lien under, or require any  payment to be made under (i) any Contractual Obligation to which such Person is a party  or affecting  such  Person  or  the  properties  of  such  Person  or  any  of  its
Subsidiaries or (ii) except as would not be reasonably likely to have a Material
Adverse  Effect,  any  order,  injunction,  writ  or  decree of any Governmental
Authority or any arbitral award to which such Person or its property is subject;
or (c)  except as  would not  be reasonably  likely to  have a  Material Adverse
Effect,  violate  any  Law.    No  Loan  Party  or any of its Subsidiaries is in
violation of any Law, the violation of which could be reasonably likely to  have a Material Adverse Effect.

                                       55
         5.03 Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with,  any
Governmental  Authority  or  any  other  Person  is  necessary  or  required  in connection with (i)  the execution, delivery  or performance by,  or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, or (ii) the exercise by any Agent or any Lender of its rights under the Loan Documents, except for those that have already  been obtained or have been determined by the Borrower as not necessary in  accordance with Section 4.02(f).
         5.04 Binding  Effect.   This Agreement  has been,  and each  other Loan
Document, when delivered hereunder, will have been, duly executed and  delivered by each Loan Party that is party thereto.  This Agreement constitutes, and  each other  Loan  Document  when  so  delivered  will  constitute, a legal, valid and binding obligation of  such Loan Party,  enforceable against such  Loan Party in accordance with its terms, except as  such enforceability may be limited by  (a)
bankruptcy, insolvency, reorganization, moratorium or similar or laws of general applicability  affecting  the  enforcement  of  creditors  rights  and  (b)  the application of general principals of equity.
         5.05 Financial Statements; No Material Adverse Effect.
         (a) The Audited  Financial Statements (i)  were prepared in  accordance with GAAP consistently applied throughout the period covered thereby, except  as otherwise  expressly  noted  therein;  (ii)  fairly  present,  in  all  material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of  operations for the period covered thereby  in accordance with GAAP consistently applied throughout the period covered thereby, except  as  otherwise  expressly  noted  therein;  and  (iii)  show all material
Indebtedness and other  liabilities, direct or  contingent, of the  Borrower and its  Subsidiaries  as  of  the  date  thereof,  including liabilities for taxes, material commitments and Indebtedness.
         (b) The unaudited consolidated financial statements of the Borrower and its  Subsidiaries  dated  September  30,  2002,  and  the  related  consolidated statements of income or operations, shareholders' equity and cash flows for  the fiscal quarter  ended on  that date  (i) were  prepared in  accordance with GAAP consistently applied throughout the period covered thereby, except as  otherwise expressly noted therein, and (ii) fairly present, in all material respects,  the financial condition of the Borrower and its Subsidiaries as of the date  thereof and their results of operations for the period covered thereby, subject, in  the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
         (c) Since the date of the Audited Financial Statements, there has  been no event or circumstance, either individually or in the aggregate, that has  had or could reasonably be expected to have a Material Adverse Effect.
         5.06 Litigation.  There are  no actions, suits, proceedings, claims  or disputes pending or,  to the knowledge  of the Borrower,  threatened at law,  in equity, in arbitration or before  any Governmental Authority, by or  against the
Borrower  or  any  of  its  Subsidiaries  or  against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan
Document, or any Related Document or the consummation of the Transaction, or (b)
except as  otherwise set  forth on  Schedule 5.06  (the "Disclosed Litigation"), either individually or in the aggregate  could reasonably be expected to have  a
Material Adverse  Effect, and  there shall  have been  no adverse  change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the
Disclosed Litigation from that described on Schedule 5.06.

                                       56
         5.07 No Default.  Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that  could, either  individually  or  in  the  aggregate,  reasonably  be expected to have a
Material Adverse Effect.   No Default  has occurred and  is continuing or  would
result from the consummation of the transactions contemplated by this  Agreement or any other Loan Document.
         5.08 Ownership of Property; Liens.
         (a) Each Loan Party  and each of its  Subsidiaries has good record  and marketable title in  fee simple to,  or valid leasehold  interests in, all  real property necessary or used in the  ordinary conduct of its business, except  for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         (b) Set  forth on  Schedule 5.08(b)  hereto is  a complete and accurate list of all  Liens (other than  any Lien permitted  pursuant to Section  7.01(b)
through  (j))  on  the  property  or  assets  of  any  Loan  Party or any of its
Subsidiaries,  showing  as  of  each  of  the Documentation Closing Date and the
Funding Date  the lienholder  thereof, the  principal amount  of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of  the Borrower and its Subsidiaries is  subject to no Liens, other  than Liens set forth  on Schedule 5.08(b), and  as otherwise permitted by Section 7.01. 5.09  Environmental Compliance.  Except as  otherwise set forth on Schedule 5.09:
         (a) The Borrower and its Subsidiaries conduct in the ordinary course of business  a  review  of  the  effect  of  existing  Environmental Laws and known
Environmental  Liabilities  on  their  respective  businesses,  operations   and
properties, and as a result  thereof the Borrower has reasonably  concluded that such  Environmental  Laws,  known  Environmental  Liabilities, and Environmental
Liabilities   that   would   be   known   based  upon  appropriate  inquiry  and
investigation,  could  not,  individually  or  in  the  aggregate, reasonably be expected to have a Material Adverse Effect.
         (b)  The  Borrower  and  each  Loan  Party  are  in compliance with all
Environmental Laws governing  its business, except  to the extent  that any such failure to comply (together with any resulting penalties, fines or  forfeitures)
would  not  reasonably  be  expected  to  have  a  Material Adverse Effect.  All licenses, permits, registrations or approvals  required for the business of  the
Borrower and each Loan Party under  any Environmental Law have been secured  and the Borrower and each such  Loan Party are in substantial  compliance therewith, except for  such licenses,  permits, registrations  or approvals  the failure to secure  or  to  comply  therewith  is  not  reasonably likely to have a Material
Adverse Effect.  Neither  the Borrower nor any  Loan Party has received  written notice, or otherwise  knows, that it  is in any  respect in noncompliance  with, breach of, or default  under any Environmental Laws,  and no event has  occurred and is continuing  which, with the  passage of time  or the giving  of notice or both, would constitute noncompliance,  breach of, or default  thereunder, except in  each  such  case,  such  noncompliance,  breaches  or  defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect.  No property currently or  formerly owned or  operated by the  Borrower or any  Loan
Party existing as of the Documentation Closing Date and, to the knowledge of the
Borrower, no property currently or  formerly owned or operated by  the Business, is listed on the NPL or any analogous foreign, state or local list, and, to  the knowledge of the Borrower,  no such properties are  proposed for listing or  are adjacent to a listed property.
         (c) Hazardous Materials have not at any time been (i) generated,  used, treated or stored on, or transported to or from, any real property currently  or formerly owned or operated by the Borrower  or by any Loan Party existing as  of the Documentation Closing Date, or, to the knowledge of the Borrower, based upon

                                       57
appropriate inquiry and investigation,  any real property currently  or formerly owned or operated by the Business,  or (ii) released, discharged or disposed  on any such real property,  in each case where  such occurrence or event  is not in compliance with Environmental Laws and  is reasonably likely to have  a Material
Adverse Effect.
         5.10 Insurance.   The properties of  the Borrower and  its Subsidiaries
are insured  with financially  sound and  reputable insurance  companies or  are self-insured, in such amounts, with such deductibles and covering such risks  as are customarily carried  by companies engaged  in similar businesses  and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.
         5.11 Taxes.  The Borrower and its Subsidiaries have filed all  Federal, state and other material tax returns and reports required to be filed, and  have paid all Federal,  state and other  material taxes, assessments,  fees and other governmental charges levied or imposed upon them or their properties, income  or assets otherwise due and payable, except those which are being contested in good faith by  appropriate proceedings  diligently conducted  and for  which adequate reserves have been provided in accordance  with GAAP.  There is no  proposed tax assessment against the Borrower  or any Subsidiary that  would, if made, have  a
Material Adverse Effect.  As of the Documentation Closing Date, neither any Loan
Party nor any of its Subsidiaries is party to any tax sharing agreement,  except for tax sharing agreements among any of the Loan Parties.
         5.12 Pension Plans.
         (a) Except as set forth on Schedule 5.12 hereto, (i) each Plan has been and will be funded in accordance with the terms of ERISA, (ii) there has been no
Reportable Event, (iii) no  Pension Plan has incurred  a liability to the  PBGC,
(iv) no Pension  Plan has incurred  a liability under  Title IV of  ERISA (other than for  premiums due  and not  delinquent under  Section 4007  of ERISA),  (v)
neither the Borrower  nor any Loan  Party has incurred  any withdrawal liability
(within the meaning of Part 1 of Subtitle E of Title I of ERISA) with respect to any Multiemployer Plan, (vi) neither the Borrower nor any Loan Party intends  to withdraw  from  a  Multiemployer  Plan,  (vii)  no  Loan  Party has incurred any liability under Section 502(i) of ERISA or Section 4975 of the Code with respect to the  Plans, (viii)  no prohibited  transactions have  occurred, (ix) no ERISA
Event has occurred or is reasonably expected to occur, (x) the Borrower and each
ERISA Affiliate  have made  all required  contributions to  each Plan subject to
Section 412 of the Code in accordance  with Section 412 of the Code or  pursuant to any binding agreement with the PBGC, and no application for a funding  waiver or an extension of any amortization  period pursuant to Section 412 of  the Code has been made with respect to any Plan, (xi) neither the Borrower nor any  ERISA
Affiliate has  incurred, or  reasonably expects  to incur,  any liability  under
Title IV of ERISA with respect to any Pension Plan (other than for premiums  due and not delinquent under Section 4007 of ERISA), (xii) neither the Borrower  nor any ERISA Affiliate has incurred, or reasonably expects to incur, any  liability
(and no event has occurred which,  with the giving of notice under  Section 4219 of ERISA, would result in such  liability) under Sections 4201 or 4243  of ERISA with respect to a Multiemployer Plan, (xiii) neither the Borrower nor any  ERISA
Affiliate has engaged in a transaction that could be subject to Sections 4069 or
4212(c)  of  ERISA,  (xiv)  each  Plan  is  in  compliance  with  the applicable provisions of ERISA,  the Code and  other Federal or  state Laws, and  (xv) each
Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a  letter is  currently  being  processed  by  the  IRS  with  respect thereto and, to the knowledge of the  Borrower, nothing has  occurred which would  prevent, or cause the loss  of, such  qualification, and  which, with  respect to  subsections (i)
through (xv) above, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                                       58
         (b)  There  are  no  pending  or,  to  the  knowledge  of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material
Adverse Effect.  There  has been no prohibited  transaction or violation of  the fiduciary responsibility  rules with  respect to  any Plan  that has resulted or could reasonably be expected to result in a Material Adverse Effect.
         5.13 Subsidiaries; Equity Interests.   As of each of the  Documentation
Closing Date and the Funding Date, no Loan Party has any Subsidiaries other than those  specifically  disclosed  in  Part  (a)  of  Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued,  are fully paid  and non-assessable  and are  owned by  a Loan  Party in  the amounts specified in Part (a)  of Schedule 5.13 free  and clear of all  Liens other than
those  permitted  pursuant  to  Section  7.01.    No  Loan  Party has any equity
Investments in any other Person  other than (i) those specifically  disclosed in
Part (b) of Schedule 5.13 and (ii) those Investments permitted by Section 7.02.
         5.14 Margin Regulations; Investment Company Act; Public Utility Holding
Company Act.
         (a) The Borrower is not engaged and will not engage, principally or  as one  of  its  important  activities,  in  the business of purchasing or carrying margin  stock  (within  the  meaning  of  Regulation  U  issued  by the FRB), or extending credit for the purpose of  purchasing or carrying margin stock and  no proceeds of any Borrowings or drawings  under any Letter of Credit will  be used to purchase  or carry  any margin  stock or  to extend  credit to others for the purpose of purchasing or carrying any margin stock.
         (b) None of the Borrower,  any Person Controlling the Borrower,  or any
Subsidiary (i) is a "holding company,"  or a "subsidiary company" of a  "holding company," or an "affiliate" of a "holding company" or of a "subsidiary  company"
of a "holding company," within the meaning of the Public Utility Holding Company
Act of  1935, or  (ii) is  or is  required to  be registered  as an  "investment
company" under the Investment  Company Act of 1940.   Neither the making  of any
Loan, nor the issuance  (or deemed issuance) of  any Letters of Credit,  nor the application  of  the  proceeds  or  repayment  thereof  by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents,  will violate any provision of  any such Act or  any rule, regulation or  order of the
SEC thereunder.
         5.15 Disclosure.  No  written report, financial statement,  certificate or other information furnished by or on behalf of any Loan Party to any Agent or any  Lender  in  connection  with  the  transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan  Document
(as modified  or supplemented  by other  information so  furnished) contains any material misstatement of fact or omits  to state any material fact necessary  to make the statements therein, in the light of the circumstances under which  they were made, not  misleading; provided that,  with respect to  projected financial information provided by the Borrower or that is otherwise described on  Schedule
5.15, the Borrower  represents only that  such information was  prepared in good faith based upon assumptions believed to be reasonable at the time.
         5.16 Compliance with Laws.  Each  Loan Party and each Subsidiary is  in compliance in all material  respects with the requirements  of all Laws and  all orders, writs, injunctions  and decrees applicable  to it or  to its properties, except in such instances  in which (a) such  requirement of Law or  order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect.

                                       59
         5.17 Intellectual  Property; Licenses,  Etc.   Each Loan  Party and its
Subsidiaries own, or possess  the right to use,  all of the trademarks,  service marks, trade names, copyrights, patents, patent rights, franchises, licenses and
other  intellectual  property  rights  (collectively,  "IP  Rights")  that   are
reasonably necessary for the  operation of their respective  businesses, without conflict with the rights of any other Person, except where the failure to do so, or for such conflicts that, could not reasonably be expected to have a  Material
Adverse Effect.   To  the best  knowledge of  the Borrower,  no slogan  or other advertising device, product, process, method, substance, part or other  material now employed,  or now  contemplated to  be employed,  by any  Loan Party  or any
Subsidiary infringes upon any rights held  by any other Person, except for  such infringements that could not reasonably  be expected to have a  Material Adverse
Effect.  No claim  or litigation regarding any  IP Rights is pending  or, to the knowledge of  the Borrower,  threatened, which,  either individually  or in  the aggregate, could reasonably be expected to have a Material Adverse Effect.
         5.18  Solvency.    The  Borrower   and  its  Subsidiaries  are,  on   a
consolidated basis, Solvent.
                                  ARTICLE VI
                            AFFIRMATIVE COVENANTS
         So long as any Lender shall have any Commitment hereunder, any Loan  or other Obligation hereunder which is  accrued and payable shall remain  unpaid or unsatisfied, or  any Letter  of Credit  shall remain  outstanding, the  Borrower shall, and  shall (except  in the  case of  the covenants  set forth in Sections
6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:
         6.01 Financial Statements.  Deliver  to each Agent and each  Lender, in form and detail  satisfactory to the  Co-Administrative Agents and  the Required
Lenders:
         (a)  as soon as available, but in  any event  within  90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the
    Borrower and  its Subsidiaries  as at  the end  of such fiscal year, and the
    related  consolidated  statements  of  income or   operations, shareholders'
    equity and cash flows for such fiscal year,  setting  forth  in each case in comparative form the figures for the previous fiscal year, all in reasonable
    detail and prepared in accordance with GAAP, audited and   accompanied  by a
    report and opinion  of  an   independent   certified public   accountant  of
    nationally  recognized   standing  reasonably   acceptable  to  the Required
    Lenders,  which  report and opinion   shall be  prepared  in accordance with
    generally accepted auditing standards and shall not be subject to any "going
    concern"   or  like   qualification or   exception or  any  qualification or
    exception as to the scope of such audit;
         (b)  as soon as available,  but in any event  within  45 days after the end of each of the first three fiscal  quarters  of  each fiscal year of the
    Borrower, a consolidated balance sheet of the Borrower  and its Subsidiaries
    as at the  end  of   such  fiscal   quarter, and the   related  consolidated
    statements of income or  operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the  Borrower's fiscal  year then ended, setting forth in each  case  in  comparative form the figures for the
    corresponding   fiscal  quarter  of   the   previous   fiscal  year  and the
    corresponding portion of the previous fiscal year, all in  reasonable detail and certified by a Responsible Officer of the  Borrower as fairly presenting the financial condition,  results of operations,  shareholders'  equity  and cash flows  of the  Borrower  and its  Subsidiaries in accordance with GAAP,
    subject   only to normal  year-end  audit   adjustments  and  the absence of
    footnotes; and

                                       60
         (c)  as soon as available, but in any event no later than February 15th of each year,  forecasts  prepared  by management of  the Borrower,  in form
    satisfactory  to the   Co-Administrative Agents,  of  consolidated   balance
    sheets, income statements and  cash  flow statements of the Borrower and its
    Subsidiaries  on a  monthly basis for the fiscal  year following such fiscal year  and  on  an  annual  basis  for each fiscal  year thereafter until the
    Maturity Date for the Revolving Credit Facility.
         As  to  any  information  contained  in materials furnished pursuant to
Section 6.02(d), the Borrower shall  not be separately required to  furnish such information under Section 6.01(a) or 6.01(b), but the foregoing shall not be  in derogation of  the obligation  of the  Borrower to  furnish the  information and materials  described  in  Sections  6.01(a)  and  6.01(b) at the times specified therein.
         6.02 Certificates; Other Information.   Deliver to each Agent and  each
Lender, in form and detail satisfactory to the Co-Administrative Agents and  the
Required Lenders:
         (a)  concurrently   with   the   delivery  of  the financial statements
    referred to in Section 6.01(a), a certificate of its independent   certified
    public accountants certifying such financial statements  and stating that in making the examination necessary therefor no  knowledge was  obtained of any
    Default or,  if any such  Default shall exist, stating the nature and status of such event;
         (b)  concurrently   with  the delivery  of  the  financial   statements
    referred to in Sections 6.01(a) and 6.01(b),   a duly  completed  Compliance
    Certificate signed  by a  Responsible  Officer  of  the Borrower, and in the
    event of any change in generally accepted  accounting principles used in the preparation of such financial  statements,  the Borrower shall also provide,
    if necessary  for  the   determination of  compliance  with  Section 7.11, a
    statement of reconciliation conforming such financial statements to GAAP;
         (c)  promptly  after  any  request by any Agent, copies of any detailed audit reports, management letters or recommendations  submitted to the board of directors  (or the  audit  committee of  the  board  of directors) of the
    Borrower by independent accountants in connection with the accounts or books of any Loan Party or any Subsidiary, or any audit of any of them;
         (d)  unless the same shall be publicly available,  promptly  after  the
    same are  available,   copies of each annual  report,   proxy or   financial
    statement or other report or communication sent to the  stockholders  of the
    Borrower, and copies  of all  annual,  regular, periodic and special reports and registration statements  which the  Borrower  may file or be required to file with  the SEC  under Section 13 or 15(d) of the Securities Exchange Act
    of 1934,  or  with  any   Governmental  Authority  that  may  be substituted
    therefor,   or with any  national  securities exchange, and in any case  not otherwise required to be delivered to the Agents pursuant hereto;
         (e)  promptly after the assertion or occurrence thereof, notice  of any
    Environmental Action against  or of  any  noncompliance by any Loan Party or any of its Subsidiaries with any Environmental  Law or  Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and
         (f)  promptly,  such  additional  information  regarding  the business,
    financial or   corporate affairs  of  any  Loan  Party or any Subsidiary, or compliance with the terms of the Loan Documents,  as any Agent or any Lender may from time to time reasonably request.

                                       61
         Documents required to be delivered pursuant to Section 6.01(a), 6.01(b)
or 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be  delivered electronically and if so delivered,  shall be deemed to  have been delivered  on the date  (i) on which  the Borrower posts such documents,  or provides  a link  thereto on  the Borrower's  website on the
Internet at the website address listed on Schedule 10.02; or (ii) on which  such documents  are  posted  on  the  Borrower's  behalf on IntraLinks/IntraAgency or another relevant  website, if  any, to  which each  Lender and  each Agent  have access (whether a  commercial, third-party website  or whether sponsored  by the
Co-Administrative Agents); provided that:  (i) the Borrower shall deliver  paper copies of such documents to any  Agent or any Lender that requests  the Borrower to deliver such paper copies until  a written request to cease delivering  paper copies is given by such Agent or such Lender and (ii) the Borrower shall  notify
(which may be by facsimile or electronic mail) each Agent and each Lender of the posting of  any such  documents and  provide to  the Co-Administrative Agents by electronic  mail  electronic  versions  (i.e.,  soft  copies) of such documents.
Notwithstanding anything contained herein, in every instance the Borrower  shall be required to provide paper  copies of the Compliance Certificates  required by
Section 6.02(c) to each of the Agents and each of the Lenders.  Except for  such
Compliance Certificates, the Co-Administrative  Agents shall have no  obligation to request  the delivery  or to  maintain copies  of the  documents referred  to above, and in any  event shall have no  responsibility to monitor compliance  by the Borrower with any such request for delivery, and each Lender shall be solely responsible for  requesting delivery  to it  or maintaining  its copies  of such documents.
         6.03  Notices.    Promptly  after  a  Responsible Officer has knowledge
thereof, notify each Agent and each Lender:
         (a)  of the occurrence of any Default;
         (b)  of any matter that has resulted or could  reasonably  be  expected to result in a Material Adverse Effect;
         (c)  of the occurrence of any ERISA Event;
         (d)  of any material change in accounting policies, financial reporting practices or fiscal year by the Borrower;
         (e)  of the (A) occurrence of any Disposition of property or assets for
    which the Borrower is   required to make a  mandatory  repayment pursuant to
    Section 2.06(b)(i), (B) incurrence or issuance of any Indebtedness for which the Borrower is required  to make  a mandatory repayment pursuant to Section
    2.06(b)(ii)  and  (C)  receipt  of  any  Extraordinary Receipt for which the
    Borrower is   required  to  make  a mandatory repayment  pursuant to Section
    2.06(b)(iii); and
         (f)  of any public announcement by Moody's or S&P of any  change  in  a
    Debt Rating.
         Each notice pursuant to subparts  (a) through (e) of this  Section 6.03 shall be accompanied  by a statement  of a Responsible  Officer of the  Borrower setting forth  details of  the occurrence  referred to  therein and stating what action the Borrower has taken and proposes to take with respect thereto.
         6.04  Payment  of  Obligations.    Pay  and discharge as the same shall
become due and payable, all its material obligations and liabilities,  including
(a) all tax liabilities, assessments and governmental charges or levies upon  it or its properties or assets, unless  the same are being contested in  good faith by  appropriate  proceedings  diligently  conducted  and  adequate  reserves  in accordance with GAAP  are being maintained  by the Borrower  or such Subsidiary,

                                       62
(b) all  lawful claims  which, if  unpaid, would  by law  become a Lien upon its property not permitted  pursuant to Section  7.01, and (c)  all Indebtedness, as and when due and  payable unless the failure  to so pay would  not constitute an
Event of Default hereunder or would not be reasonably likely to cause a Material
Adverse Effect,  but subject  to any  subordination provisions  contained in any instrument or agreement evidencing such Indebtedness.
         6.05 Preservation of Existence, Etc.  (a) Preserve, renew and  maintain in full force and effect its legal existence and good standing under the Laws of the  jurisdiction  of  its  organization  except  in  a transaction permitted by
Section 7.04 or  7.05; (b) take  all reasonable action  to maintain all  rights, privileges,  permits,  licenses  and  franchises  necessary  or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have  a Material Adverse Effect; and (c)  preserve or renew  all of  its registered  patents, trademarks,  trade names  and service marks, the  non-preservation of  which could  reasonably be  expected to  have a
Material Adverse Effect.
         6.06 Maintenance of Properties.  (a) Maintain, preserve and protect all of  its  material  properties  and  equipment  necessary in the operation of its business in good working order  and condition, ordinary wear and  tear excepted, except to  the extent  that the  continued maintenance  of such  property is  no longer economically desirable as determined  in good faith by the  Borrower; (b)
make all necessary repairs thereto and renewals and replacements thereof  except where the failure to do so could  not reasonably be expected to have a  Material
Adverse Effect; and (c) use the standard of care typical in the industry in  the operation and maintenance of its facilities.
         6.07 Maintenance  of Insurance.   Maintain  insurance with  financially
sound and reputable insurance companies  or maintain a self- insurance  program, with respect to its properties and business against loss or damage of the  kinds customarily insured against by Persons engaged in the same or similar  business, of such  types and  in such  amounts as  are customarily  carried under  similar circumstances by such other Persons.
         6.08 Compliance with  Laws.  Comply  in all material  respects with the requirements  of  all  Laws  and  all  orders,  writs,  injunctions  and decrees applicable to it  or to its  business or property,  except in such  instances in which (a) such requirement of Law or order, writ, injunction or decree is  being contested in good faith by appropriate proceedings diligently conducted; or  (b)
the failure  to comply  therewith could  not reasonably  be expected  to have  a
Material Adverse Effect.
         6.09 Books and Records.   Maintain proper books of record  and account,
in which  full, true  and correct  entries in  conformity with GAAP consistently applied shall be  made of all  financial transactions and  matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.
         6.10 Inspection Rights.  Within  five Business Days of delivery  of the notice referred to below, permit representatives and independent contractors  of each  Agent  and  each  Lender  to  visit  and inspect any of its properties, to examine its corporate, financial and operating records, and make copies  thereof or abstracts therefrom, and to  discuss its affairs, finances and  accounts with its directors, officers, and independent public accountants, all at the  expense of the Borrower and at such reasonable times during normal business hours and as often  as  may  be  reasonably  desired,  upon  reasonable advance notice to the
Borrower; provided, however, that when an  Event of Default exists any Agent  or
any  Lender  (or  any   of  their  respective  representatives   or  independent
contractors) may do any of the foregoing  at the expense of the Borrower at  any time during normal business hours and without advance notice.

                                       63
         6.11 Use of Proceeds.   Use the proceeds  of the Credit Extensions  (i)
for working capital, Capital  Expenditures and other lawful  corporate purposes, and (ii) to finance the Acquisition,  in each case, not in contravention  of any
Law or of any Loan Document.
         6.12 Covenant to  Guarantee Obligations.   Upon (x) the  request of any
Co-Administrative Agent following the occurrence and during the continuance of a
Default, or  (y) the  formation or  acquisition of  any new  direct or  indirect
Domestic Subsidiaries by any Loan Party,  then the Borrower shall, in each  case at the Borrower's expense:
         (i)  in  connection  with  the  formation  or acquisition of a Domestic
    Subsidiary   (other  than (A)   a  special  purpose  entity  established  to
    facilitate a   securitization or other  financing of  accounts receivable or
    other  assets   of  any  Loan  Party  otherwise  permitted   hereunder  (the
    "Receivables Subsidiary") or (B) PEL  Technologies, LLC, but  only  so  long as (x) the Borrower directly or indirectly owns less than 100% of the Equity
    Interests in PEL Technologies,  LLC  and (y) the  fair market value  of  the assets of PEL Technologies, LLC is less  than $75,000,000),  within 30  days after such formation or acquisition, cause  each such  Domestic  Subsidiary, and cause each direct and indirect parent of such Domestic Subsidiary (if it
    has  not   already   done so),   to  duly  execute  and  deliver  to     the
    Co-Administrative Agents a  guaranty or  guaranty  supplement, in   form and
    substance   satisfactory to  the Co- Administrative Agents, guaranteeing the other Loan Parties' obligations under the Loan Documents,
         (ii) within   60 days  after  such request,   formation or acquisition,
    deliver   to  the   Co-Administrative Agents,  upon  the  request  of   the
    Co-Administrative Agents  in  their  sole discretion, a  signed  copy  of a favorable opinion, addressed to the Agents and the other Lender Parties, of counsel for the Loan Parties acceptable to the  Co-Administrative Agents as to the  matters  contained in clause  (i) above, as to such  guaranties and guaranty supplements,  being legal,  valid and binding  obligations of each
    Loan   Party  party  thereto  enforceable  in  accordance with their terms;
provided, however, that, notwithstanding anything in any Loan Document  to  the contrary, in no event will the stock or  assets  of  any  Foreign Subsidiary be directly or indirectly pledged under  any Loan  Document,  nor will any Foreign
Subsidiary be required to provide a guaranty or  guaranty supplement  under any
Loan Document.
         6.13 Compliance with Environmental Laws.  Comply, and cause all lessees and  other  Persons  operating  or  occupying  its  properties to comply, in all material  respects,  with  all  applicable  Environmental Laws and Environmental
Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing,  and undertake  any  cleanup,  removal,  remedial  or  other  action  to  address any
Hazardous Materials on or under any of its properties, to the extent required by applicable Environmental Laws; provided, however, that neither the Borrower  nor any  of  its  Subsidiaries  shall  be  required  to  undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so  is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.
         6.14 Further Assurances.   Promptly upon  request by any  Agent, or any
Lender through any Co-Administrative Agent,  (i) correct any material defect  or error  that  may  be  discovered  in  any  Loan  Document  or  in the execution,
acknowledgment,  filing   or  recordation   thereof,  and   (ii)  do,   execute,
acknowledge, deliver, record, re-record, file, re-file, register and re-register any  and  all  such  further  acts,  deeds,  certificates,  assurances and other instruments as any Agent, or any Lender through any Co-Administrative Agent, may reasonably require from time to time in order to carry out more effectively  the purposes of the Loan Documents.

                                       64
         6.15  High  Grade  Notes  Documents.    If  at  any  time  any covenant
(including, without  limitation, any  basket level)  or any  default (including, without limitation, the Threshold Amount  or any grace period) contained  in any
High Grade Notes  Document shall be  more restrictive to  the Borrower than  the comparable provision of Article VI, VII or VIII, then the Borrower shall, within
45  days  thereafter,  enter  into  such  agreements, documents and instruments, including without limitation an amendment to the Loan Documents, such that after giving effect to  such agreements, documents  and instruments, such  covenant or event of  default is  no more  restrictive to  the Borrower  than the comparable provision of Article VI, VII or VIII.
                                  ARTICLE VII
                              NEGATIVE COVENANTS
         So long as any Lender shall have any Commitment hereunder, any Loan  or other Obligation hereunder which is  accrued and payable shall remain  unpaid or unsatisfied, or  any Letter  of Credit  shall remain  outstanding, the  Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:
         7.01 Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or authorize the  filing under  the Uniform  Commercial Code  of any jurisdiction a financing  statement  that  names  the  Borrower  or  any of its Subsidiaries as debtor,  or  sign  or  suffer  to  exist  any security agreement authorizing any secured  party  thereunder  to  file  such  financing  statement,  or assign any accounts or other right to receive income, other than the following:
         (a)  Liens  existing  on  the  Documentation  Closing Date  and  on the
    Funding Date  that  are  listed  on  Schedule 5.08(b)  and  any  renewals or
    extensions thereof,  provided  that the property   covered thereby   is  not
    changed and the amount not increased or the direct or any contingent obligor changed and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(c)(B);
         (b)  Liens for taxes not yet due or  which  are being contested in good
    faith and by  appropriate   proceedings  diligently conducted,  if  adequate
    reserves with respect thereto are maintained on the  books of the applicable
    Person in accordance with GAAP;
         (c)  carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising  in the ordinary  course  of business which are not overdue for a period of  more than 30 days  or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
         (d)  pledges  or   deposits  in   the  ordinary  course  of business in
    connection with  workers' compensation,  unemployment  insurance  and  other social security legislation, other than any Lien imposed by ERISA;
         (e)  deposits to secure  the performance of bids,  trade  contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or  litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
         (f)  easements, rights-of-way, zoning restrictions, other  restrictions
    and other similar   encumbrances  affecting  real  property  which,   in the

                                       65
    aggregate, are not  substantial  in   amount,   and which do not in any case
    materially   detract from   the value of  the  property  subject  thereto or
    materially   interfere with  the ordinary conduct  of  the  business  of the applicable Person;
         (g)  Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
         (h)  Liens securing   Indebtedness permitted  under Section 7.03(c)(E);
    provided that (i) such Liens do not at any time  encumber any property other
    than the   property  financed  by such Indebtedness,  (ii) the  Indebtedness secured thereby does not  exceed the cost or fair market value, whichever is
    lower, of the   property being acquired on the date of acquisition and (iii)
    with respect to capital leases, such Liens do not at any time   extend to or
    cover any assets other than the assets subject to such capital leases;
         (i)  Liens on or transfers of accounts receivable and  contracts,   and
    instruments and other assets related thereto arising in  connection with the sale of such accounts receivable pursuant to Section 7.05(g);
         (j)  Liens  securing    Indebtedness  permitted  by Section 7.03(c)(H),
    provided that such Liens existed prior to such Person becoming a  Subsidiary of the Borrower, were not created in anticipation  thereof and do not extend to any assets other than those of such Subsidiary; and
         (k)  other   Liens  securing  Indebtedness  outstanding in an aggregate principal amount not to exceed $50,000,000.
         7.02 Investments.  Make or hold any Investments, except:
         (a)  Investments held by the Borrower or such Subsidiary in the form of
    Cash Equivalents;
         (b)  in addition to any such advances outstanding on the  Documentation
    Closing Date, advances to officers, directors and  employees of the Borrower
    and  Subsidiaries  made  in the   ordinary  course   of business for travel,
    entertainment, relocation and analogous ordinary business purposes;
         (c)  (i) equity   Investments  of   the  Borrower  in any Guarantor and
    Investments of any Guarantor in the Borrower or  in  another Guarantor, (ii)
    equity Investments of a Foreign Subsidiary in any other Subsidiary and (iii)
    equity   Investments of  a  Loan  Party  in  the  Receivables Subsidiary and
    Investments of the Receivables  Subsidiary  in any Loan Party, in each case, to the  extent  such  Investments pursuant  to this clause (iii) are limited
    solely  to  the   Receivables  Subsidiary's  acquisition of  receivables and
    related  assets  in   connection  with   the  Receivables  Facility  and for
    activities incidental to such acquisitions and the  Receivables Subsidiary's status as a special purpose vehicle;
         (d)  Investments consisting of extensions of credit  in the  nature  of accounts receivable  or  notes  receivable  arising  from the grant of trade
    credit in  the  ordinary   course  of  business, and Investments received in
    satisfaction or partial   satisfaction thereof  from   financially  troubled
    account debtors to the extent  reasonably  necessary  in order to prevent or limit loss;
         (e)  Guarantees permitted by Section 7.03;

                                       66
         (f)  Investments existing on the Documentation Closing Date and  on the
    Funding Date that are set forth on Schedule 7.02(f);
         (g)  Investments by the Borrower or any  Subsidiary  in  Swap Contracts
    permitted under Section 7.03(a)(A) or Section 7.03(c)(D);
         (h)  Investments   consisting   of   intercompany debt  permitted under
    Section 7.03(a)(C), 7.03(b)(A), 7.03(c)(F) or 7.03(d)(A); and
         (i)  the purchase or other acquisition of all of the  Equity  Interests in, or all or substantially all of the property  and  assets  of, any Person that, upon the consummation  thereof, will be  wholly  owned directly by the
    Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a  result of a  merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this  Section
    7.02(i):
              (A)  any  such  newly created or  acquired Subsidiary shall comply with the requirements of Sections 6.12;
              (B)  the lines of business of the   Person to be  (or the property
         and assets of which are to be) so purchased or otherwise acquired shall not be substantially different  than  the lines  of  business currently
         conducted   by  the   Borrower  and its   Subsidiaries  or any business
         substantially related or incidental thereto;
              (C)  the total cash and noncash consideration (including,  without
         limitation, all indemnities, earnouts  and  other   contingent  payment
         obligations to, and the   aggregate  amounts  paid  or to be paid under
         noncompete,  consulting  and  other  affiliated  agreements  with,  the sellers thereof,  all  write-downs of  property and assets and reserves
         for  liabilities   with respect  thereto  and  all assumptions of debt,
         liabilities   and  other   obligations  in   connection  therewith, but
         specifically   excluding (x)  the  fair  market   value of  all  Equity
         Interests issued  or  transferred to  the sellers thereof,  (y) the Net
         Cash Proceeds from the issuance of any Equity Interests of the Borrower on or after the Funding Date,  and (z)  the Net  Cash Proceeds from the
         Disposition of any assets or property by the Borrower or any Subsidiary on or after  the Funding Date, which Net Cash Proceeds are not required to be used to prepay Loans pursuant to Section 2.05(b))  paid  by or on behalf of the  Borrower  and  its Subsidiaries for any such purchase or other acquisition, when  aggregated  with  the  total  cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this Section 7.02(i), shall not exceed (I)
         if, after  giving  effect to  such  purchase or other  acquisition, the
         Borrower  has  a   Debt  Rating  of BBB- by S&P   and  Baa3 by Moody's,
         $200,000,000 in any  fiscal year,  and (II) if,  after giving effect to such purchase or  other  acquisition, the Borrower has a Debt Rating of less than  BBB- by S&P or less than Baa3 by Moody's, $75,000,000 in any
         fiscal year,  it  being   understood that  the  aggregate consideration
         limits in  this  clause (C) shall   not be  applicable if, after giving
         effect to such purchase or other acquisition, the Borrower  has  a Debt
         Rating of at least BBB by S&P and at least Baa2 by Moody's;
              (D)  (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and  (2) immediately  after giving effect to such purchase or other acquisition, the  Borrower  and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in
         Section 7.11,  such compliance  to be   determined on  the basis of the

                                       67
         financial  information  most  recently  delivered to the Agents and the
         Lenders pursuant to Section 6.01(a) or 6.01(b) as though such  purchase or other acquisition had been consummated as  of the  first day of  the fiscal period covered thereby; and
              (E)  if   the  acquisition  involves   consideration  in excess of
         $5,000,000, the Borrower shall have delivered to the  Co-Administrative
         Agents, on behalf of the Lenders, at least five  Business Days prior to
         the date on which   any  such  purchase  or  other acquisition is to be
         consummated,  a certificate  of  a  Responsible Officer,   in  form and
         substance  reasonably  satisfactory  to  the  Co-Administrative Agents,
         certifying   that all   of  the  requirements set forth in this Section
         7.02(i) have been   satisfied or   will be satisfied on or prior to the
         consummation of such purchase or other acquisition;
         (j)  Investments by the Borrower  and  its  Subsidiaries not  otherwise permitted  under this  Section 7.02 in Foreign Subsidiaries in an amount not to exceed the Adjusted Foreign Subsidiaries/Joint Venture Basket at the time of such Investment;  provided  that immediately before and immediately after
    giving  pro forma   effect  to any  such Investment, no Event of Default  or
    Default  under   Section 8.01(a), (f) or (g)   shall  have  occurred  and be
    continuing and (2) immediately after giving effect to such Investment,   the
    Borrower and its Subsidiaries shall be in   pro forma compliance with all of
    the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Agents
    and the  Lenders  pursuant  to   Section 6.01(a) or 6.01(b) as  though  such
    Investment had been consummated as  of  the  first day of the fiscal  period covered thereby;
         (k)  Investments by the  Borrower  and  its  Subsidiaries not otherwise
    permitted under this   Section 7.02 in joint  ventures  in an  amount not to
    exceed the Adjusted Foreign Subsidiaries/Joint Venture Basket at the time of
    such Investment; provided that  immediately  before and   immediately  after
    giving pro forma  effect to  any such   Investment,  no  Default  shall have
    occurred and be   continuing and (2) immediately after giving effect to such
    Investment,   the  Borrower  and  its Subsidiaries   shall  be  in pro forma
    compliance   with  all  of  the  covenants  set  forth in Section 7.11, such
    compliance to be determined on the basis of the   financial information most
    recently delivered to the Agents and the Lenders pursuant to Section 6.01(a)
    or 6.01(b) as though  such  Investment  had been consummated as of the first day of the fiscal period covered thereby; and
         (l)  other Investments not  exceeding $25,000,000  in the  aggregate in any fiscal year of the Borrower.
         7.03 Indebtedness.  Create,  incur,   assume  or  suffer  to  exist any
Indebtedness, except:
         (a)  in the case of the Borrower,
              (A)  Indebtedness in respect of Swap  Contracts  designed to hedge
         against  fluctuations   in  interest   rates or  foreign exchange rates
         incurred in the ordinary course of business and consistent with prudent business practice,
              (B)  Indebtedness evidenced by the High Grade Notes,
              (C)  Indebtedness   owed  to  a   wholly-owned   Subsidiary, which
         Indebtedness shall be unsecured and subordinated on terms acceptable to the Co-Administrative Agents, and

                                       68
              (D)  unsecured Indebtedness owed to a Person other than a  wholly-
         owned Subsidiary;
         (b)  in the case of the Guarantors,
              (A)  Indebtedness   owed  to   the Borrower  or  a    wholly-owned
         Subsidiary,  which Indebtedness shall be unsecured and  subordinated on terms acceptable to the Co-Administrative Agents, and
              (B)  unsecured   Indebtedness  owed  to   a  Person other than the
         Borrower or a wholly-owned Subsidiary;
         (c)  in the case of the Borrower and its Subsidiaries,
              (A)  Indebtedness under the Loan Documents;
              (B)  Indebtedness outstanding  on  the  Documentation Closing Date
         and  on  the   Funding  Date   that are listed on Schedule 7.03 and any
         refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness  is not  increased at  the time of such refinancing, refunding, renewal or extension  except by an amount equal to a reasonable premium or  other  reasonable amount paid, and fees and expenses reasonably  incurred,  in connection with such refinancing and by an amount  equal to  any existing commitments unutilized thereunder, and the direct and contingent obligors  therefor  shall not be changed,
         as a result   of  or  in   connection with such refinancing, refunding,
         renewal or extension, unless such obligor is a Foreign Subsidiary,   in
         which case the   obligor  under  such  refinanced, refunded, renewed or
         extended Indebtedness may be another Foreign Subsidiary; provided still further that  the  terms  relating to principal  amount,  amortization,
         maturity, collateral  (if any) and  subordination (if any), and   other
         material terms taken as a  whole, of any such  extending,  refunding or refinancing  Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the  Lenders  than the terms of any agreement or instrument governing the  Indebtedness being extended, refunded or  refinanced  and  the  interest rate applicable to any such extending, refunding or  refinancing  Indebtedness  does not exceed the then applicable market interest rate;
              (C)  Guarantees of the Borrower or any Guarantor (I) in respect of
         Indebtedness (other than intercompany Indebtedness) otherwise permitted hereunder of the Borrower or any  other Guarantor,  and (II) in respect
         of Indebtedness   (other  than  intercompany  Indebtedness)   otherwise
         permitted   hereunder of  a  Foreign   Subsidiary (x)   if such Foreign
         Subsidiary was acquired in   connection with the Acquisition and to the
         extent such Indebtedness was guaranteed by IR or any of its Affiliates, or (y) if such Indebtedness was assumed by such Foreign Subsidiary from another Foreign  Subsidiary  and  to  the extent  such Indebtedness was guaranteed by the Borrower or any Guarantor;
              (D)  obligations (contingent or otherwise) of the Borrower  or any
         Subsidiary existing or arising under any  Swap  Contract, provided that
         (i) such obligations are (or were) entered  into by  such Person in the ordinary course of  business  for  the  purpose  of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably  anticipated  by such Person, or changes in the value of securities issued by such  Person, and not for purposes of

                                       69
         speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its
         obligation  to  make   payments on  outstanding   transactions  to  the
         defaulting party;
              (E)  Indebtedness in respect  of  capital leases,  Synthetic Lease
         Obligations and purchase money obligations for fixed or  capital assets within the limitations set forth in Section 7.01(h);
              (F)  (i) Indebtedness   incurred   in  connection with the sale of
         accounts receivable and related assets  pursuant  to Section 7.05(g) so
         long as the amount of  the  facility   relating thereto does not exceed
         $125,000,000   at  any  time  and  (ii) Indebtedness of the Receivables
         Subsidiary to a Loan Party  incurred in connection with the Receivables
         Facility for the purchase of accounts receivable and related assets;
              (G)  secured Indebtedness so long as the  amount thereof is within the limitations set forth in Section 7.01(k); and
              (H)  Indebtedness   of  a  Person that becomes a Subsidiary of the
         Borrower as the result of an   Investment permitted by Section 7.02(i),
         provided that such Indebtedness existed at  the time such Person became a Subsidiary of the Borrower, and such Indebtedness was  not created in anticipation thereof; and
         (d)  in the case of Foreign Subsidiaries,
              (A)  Indebtedness  owed  to  a Loan  Party or  to  another Foreign
         Subsidiary that is  otherwise   permitted to be made by such Loan Party
         under Section 7.02(j); and
              (B)  unsecured Indebtedness  in  an  amount  not  to  exceed   the
         Adjusted Foreign Subsidiaries/Joint Venture Basket at the  time  of the incurrence of such Indebtedness.
         7.04 Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or  substantially all of its  assets (whether now owned  or hereafter acquired) to  or in favor  of any Person,  except that, so  long as no
Default exists or would result therefrom:
         (a)  any Subsidiary may merge with (i) the Borrower, provided  that the
    Borrower shall be the continuing or  surviving Person,  or  (ii) any  one or more other Subsidiaries,  provided  that  when any Guarantor is merging with
    another Subsidiary,   the  Guarantor shall  be  the continuing or  surviving
    Person or  the  continuing or surviving   Person shall   promptly thereafter
    become a Guarantor;
         (b)  any Subsidiary  may  Dispose  of  all  or substantially all of its
    assets (upon  voluntary  liquidation   or otherwise)  to  the Borrower or to
    another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the  transferee must either be the Borrower or a Guarantor or the transferee shall promptly thereafter become a Guarantor; and
         (c)  in connection with any acquisition permitted under   Section 7.02,
    any Subsidiary of the Borrower may merge into or  consolidate with any other
    Person or permit   any other  Person to  merge into  or consolidate with it;
    provided  that  the Person  surviving  such  merger shall be a  wholly owned
    Subsidiary   of  the  Borrower;  provided,   however,   that  i n each case,
    immediately after giving effect thereto, in the case of any such  merger  to which the Borrower is a party, the Borrower is the surviving corporation.

                                       70
         7.05 Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:
         (a)  Dispositions of obsolete or worn out property,  whether now  owned or hereafter acquired, in the ordinary course of business;
         (b)  Dispositions of inventory in the ordinary course of business;
         (c)  Dispositions of equipment or real property to the extent that  (i)
    such property is exchanged for credit against the  purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
         (d)  Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor,  the  transferee  thereof  must  either  be  the  Borrower or a
    Guarantor;
         (e)  Dispositions permitted by Section 7.04;
         (f)  Dispositions by the  Borrower and its  Subsidiaries not  otherwise
    permitted under  this   Section 7.05; provided that (i)  at the time of such
    Disposition, no Default   shall exist or would result from such Disposition,
    (ii) immediately after giving  effect to  such Disposition, the Borrower and its Subsidiaries are  in pro forma  compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of  the financial information most recently delivered to the Agents  and the Lenders
    pursuant to Section 6.01(a) or 6.01(b) as though   such Disposition had been
    consummated  as  of  the  first day of the fiscal period covered thereby and
    (iii) until the Term Loan   has been repaid  in full, the purchase price for
    such asset to be paid   to the Borrower or  such  Subsidiary is at least 80%
    cash;
         (g)  the  limited  recourse sale  of accounts   receivable and  related
    assets in connection  with  the  securitization  of  accounts  receivable or
    similar   rights  to payment,   which sale is  non-recourse   to  the extent
    customary in securitizations and consistent with past practice and which is, to the extent entered  into after the Documentation Closing Date, upon terms and conditions reasonably satisfactory to the Co-Administrative  Agents (the
    "Receivables Facility");
         (h)  Dispositions  of  cash  or   Cash  Equivalents  for   purposes not
    otherwise prohibited under this Agreement or under any other Loan  Document;
         (i)  so long as no Default shall occur and be continuing, the  grant of any option or other right to purchase any asset in a  transaction that would be permitted under the provisions of Section 7.05(f); and
         (j)  Dispositions by the Borrower and its  Subsidiaries   not otherwise
    permitted   under  this   Section 7.05 of property  acquired pursuant to the
    Acquisition; provided that (i) at the time of such  Disposition,  no Default shall exist or would result from  such Disposition,  (ii)  immediately after giving effect to such  Disposition, the Borrower and its Subsidiaries are in pro forma compliance  with  all  of the covenants set forth in Section 7.11,
    such compliance to be determined on the basis of the financial   information

                                       71
    most recently  delivered  to  the Agents and the Lenders pursuant to Section
    6.01(a) or 6.01(b) as though such Disposition had been consummated as of the first day of the fiscal period covered thereby and (iii) until the Term Loan has been repaid in full, the purchase price for such asset to be paid to the
    Borrower or such  Subsidiary is  at  least 80% cash; provided, however, that
    any   Disposition pursuant  to Section  7.05(a)  through  Section 7.05(h) or
    Section 7.05(j) shall be for fair market value.
         7.06 Restricted Payments.  Declare or make, directly or indirectly, any
Restricted Payment, or incur any obligation (contingent or otherwise) to do  so, or, except with respect to the  Borrower, issue or sell any Equity  Interests to any Person  other than  the Borrower  or a  wholly owned  Domestic Subsidiary or accept any capital contributions, except that:
         (a)  each Subsidiary may make Restricted Payments to the   Borrower and
    to wholly-owned Subsidiaries (and, in the case of a  Restricted Payment by a non-wholly-owned Subsidiary, to the  Borrower and any Subsidiary and to each other owner of capital stock or other Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests);
         (b)  the Borrower  and  each  Subsidiary may declare  and make dividend payments or other distributions payable solely in the  common stock or other common Equity Interests of such Person;
         (c)  the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests with the proceeds received from  the substantially  concurrent issue of new shares of its common stock or other common Equity Interests;
         (d)  so long as no Default shall then exist or would result  therefrom,
    the Borrower may (i) declare or pay cash dividends to   its stockholders and
    (ii) purchase, redeem or otherwise  acquire  shares of its  capital stock or warrants, rights or  options  to acquire  any  such  shares  for cash, in an aggregate amount for all  such purchases, redemptions and other acquisitions
    made under   this clause   (ii) on and  after the date  hereof not to exceed
    $20,000,000 in any fiscal year; and
         (e)  so long as no Default shall then exist or would result  therefrom, the Borrower may  acquire  common  stock  of  the Borrower from employees or former employees of the Borrower or any  Subsidiary in consideration for the exercise of stock options by  such employees or former employees and any tax obligations  incurred  by  such  employees or former employees in connection with such exercise; provided that no such exercise shall cause the  Borrower
    to make any cash payment to such employee or  former employee   or any other
    Person; provided further that the fair market value of all such common stock acquired by the Borrower shall not exceed $10,000,000 in any fiscal year.
         7.07 Change  in Nature  of Business.   Engage  in any  material line of
business substantially different from those  lines of business conducted by  the
Borrower and its Subsidiaries on  the date hereof or any  business substantially related or incidental thereto.
         7.08 Transactions with Affiliates.   Enter into any transaction of  any
kind with any Affiliate of the  Borrower, whether or not in the  ordinary course of business, other than on fair and reasonable terms substantially as  favorable to the Borrower  or such Subsidiary  as would be  obtainable by the  Borrower or such Subsidiary  at the  time in  a comparable  arm's length  transaction with a

                                       72
Person other  than an  Affiliate, except  (i) transactions  between or among the
Borrower  and  its  Subsidiaries  in  the  ordinary course of business, (ii) the transactions identified on Schedule 7.08 and (iii) transactions relating to  the
Receivables Facility.
         7.09  Burdensome  Agreements.    Enter  into  or  permit  to  exist any
Contractual Obligation (other  than this Agreement,  any other Loan  Document or any agreement relating to the Receivables Facility) that (a) limits the  ability
(i)  of  any  Subsidiary  to  make  Restricted  Payments  to the Borrower or any
Guarantor or to otherwise transfer property to or invest in the Borrower or  any
Guarantor, except for any agreement in effect  (A) on the date hereof or (B)  at the time any Subsidiary  becomes a Subsidiary of  the Borrower, so long  as such agreement was not entered into solely in contemplation of such Person becoming a
Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness
of the Borrower, except for any document set forth on Schedule 7.09, or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall  not prohibit (x) any negative pledge incurred or provided in favor of any holder  of
Indebtedness permitted under  Section 7.03(c)(E) solely  to the extent  any such negative pledge  relates to  the property  financed by  or the  subject of  such
Indebtedness, (y) any provision contained  in any High Grade Notes  Document (or any other document listed on Schedule 7.09) that provides that in the event  any
Loan Party grants any Lien on  such Loan Party's assets or properties  to secure any Indebtedness, such Loan Party  secure the High Grade Notes  (or Indebtedness in respect  of such  other document)  on an  equal and  ratable basis  with such
Indebtedness, or  (z) any  negative pledge  provision contained  in any document listed on  Schedule 7.09;  or (b)  requires the  grant of  a Lien  to secure  an obligation of such Person if a  Lien is granted to secure another  obligation of such Person, other than any provision contained in any High Grade Notes Document
(or any other document listed on Schedule 7.09) that provides that in the  event any Loan  Party grants  any Lien  on such  Loan Party's  assets or properties to secure  any  Indebtedness,  such  Loan  Party  secure  the  High Grade Notes (or
Indebtedness in respect of  such other document) on  an equal and ratable  basis with such Indebtedness.
         7.10  Use  of  Proceeds.    Use  the  proceeds of any Credit Extension,
whether  directly  or  indirectly,  and  whether  immediately,  incidentally  or ultimately, to purchase or carry margin stock (within the meaning of  Regulation
U of the  FRB) or to  extend credit to  others for the  purpose of purchasing or carrying margin  stock or  to refund  Indebtedness originally  incurred for such purpose in any manner that would violate Regulation T, U, or X of the FRB.
         7.11 Financial Covenants.
         (a) Consolidated Net Worth.  Permit,  at any time on or after  June 30,
2003, Consolidated Net Worth at any time to  be less than the sum of (a) 80%  of the sum of (i) Shareholders' Equity as of December 31, 2002, (ii) the  aggregate increase  in  Shareholders'  Equity  of  the  Borrower and its Subsidiaries as a
result  of  the  IR  Equity  Issuance,  and  (iii)  the  aggregate  increase  in
Shareholders' Equity of  the Borrower and  its Subsidiaries as  a result of  the
Public Equity  Issuance, (b)  an amount  equal to  50% of  the Consolidated  Net
Income earned  in each  fiscal quarter  ending after  the Documentation  Closing
Date, beginning with the fiscal quarter ending March 31, 2003 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 50% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries
after the Funding Date  by reason of the  issuance and sale of  capital stock or other Equity  Interests of  the Borrower  or any  Subsidiary, including upon any conversion of debt securities of the  Borrower into such capital stock or  other
Equity Interests.
         (b)  Consolidated  Leverage  Ratio.    Permit the Consolidated Leverage
Ratio at any time during any period of four fiscal quarters of the Borrower  set forth below to be greater than  the ratio set forth below opposite  such period:

                                       73
                                                          Maximum
                                                        Consolidated
         Period                                        Leverage Ratio
         June 30, 2003 through December 31, 2003           3.25:1
         January 1, 2004 through September 30, 2004        3.00:1
         October 1, 2004 and thereafter                    2.75:1
          (c)  Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated
Fixed Charge Coverage Ratio at  any  time  to be less than  the  ratio set forth below for each period set forth below:
                                                          Minimum
                                                           Fixed
                                                           Charge
         Period                                        Coverage Ratio
         June 30, 2003 through December 31, 2003           1.50:1
         January 1, 2004 through September 30, 2004        1.75:1
         October 1, 2004 and thereafter                    2.00:1

         7.12 Amendments of  Organization Documents.   With respect to  any Loan
Party, amend any of its Organization Documents in a manner that could reasonably be expected to have a Material Adverse Effect.
         7.13 Prepayments,  Etc., of  Indebtedness.   At any  time that any Term
Loans or any Term Commitments are outstanding, prepay, redeem, purchase, defease or otherwise satisfy prior to the  scheduled maturity thereof in any manner,  or make any payment in violation of any subordination terms of, any Indebtedness in an original principal amount greater  than $20,000,000 that is pari  passu with, or  subordinated  to,  the  Loans,  except  (a)  the  prepayment  of  the Credit
Extensions in  accordance with  the terms  of this  Agreement and  (b) regularly scheduled  or  required  repayments  or  redemptions  of  Indebtedness listed on
Schedule 7.03, or amend, modify or change in any manner any term or condition of any such Indebtedness listed on Schedule 7.03.

                                  ARTICLE VIII
                        EVENTS OF DEFAULT AND REMEDIES
         8.01 Events of Default.  Any of the following shall constitute an Event of Default:
         (a) Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein,  any  amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days  after the same becomes due, any interest on any  Loan or  on  any  L/C Obligation, or any commitment or other fee due hereunder; or
         (b)  Specific Covenants.  The Borrower fails to perform or  observe any term, covenant or agreement contained in (i) any of Section 6.03, 6.05, 6.11 or 6.12, or Article VII or (ii)  any of Section 6.01(a) or (b) or 6.02(a) or
    (b) and such failure continues for 10 days after the earlier of the  date on
    which (i) a  Responsible  Officer   of  the Borrower  has  knowledge of such
    failure or (ii) notice is given from the Paying Agent to the Borrower at the request of the Required Lenders that the Borrower  is to remedy the same; or

                                       74
         (c)  Other Defaults.  Any  Loan Party  fails  to perform or observe any other covenant or  agreement  (not specified  in Section 8.01(a) or 8.01(b))
    contained in any  Loan Document on its part to be performed or  observed and
    such failure continues  for 30 days after the   earlier of the date on which
    (i) a Responsible  Officer of the Borrower  has knowledge of such failure or
    (ii) notice is given from the Paying Agent to the Borrower at the request of the Required Lenders that the Borrower is to remedy the same; or
         (d)  Representations and  Warranties.     Any representation, warranty,
    certification or statement of  fact made or deemed  made  by or on behalf of the Borrower or any other Loan Party herein,  in any other Loan Document, or
    in any  document  delivered in  connection  herewith or   therewith shall be
    incorrect or misleading in any material respect when made or deemed made; or
         (e)  Cross-Default.  (i) Any Loan Party or any Subsidiary (A)  fails to
    make any  payment   when due (whether  by   scheduled  maturity,    required
    prepayment,   acceleration,   demand, or   otherwise)  in   respect   of any
    Indebtedness   or   Guarantee    (other  than  Indebtedness    hereunder and
    Indebtedness under  Swap Contracts)   having an   aggregate principal amount
    (including   undrawn  committed  or  available amounts and including amounts owing to all creditors under any combined or syndicated credit  arrangement)
    of more than  the Threshold Amount,   or (B) fails to observe or perform any
    other agreement or condition relating to  any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto,  or any  other event occurs,  the  effect of which default or other event is to cause, or to permit  the holder or  holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent
    on behalf of  such holder  or holders  or beneficiary or   beneficiaries) to
    cause,  with  the giving  of notice if  required,   such  Indebtedness to be
    demanded or  to  become  due  or  to  be repurchased,  prepaid,  defeased or redeemed  (automatically or otherwise),  or an offer  to repurchase, prepay,
    defease   or  redeem such   Indebtedness  to be made,   prior to its  stated
    maturity, or such Guarantee to become payable or cash collateral  in respect
    thereof to be  demanded; or   (ii) there occurs under  any Swap Contract  an
    Early Termination Date (as defined in such Swap Contract) resulting from (A)
    any event of  default  under such  Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or
    (B) any Termination Event (as defined in such Swap Contract) under such Swap
    Contract as to which the Borrower or any Subsidiary is an Affected Party (as
    defined in  such Swap  Contract) and, in either  event, the Swap Termination
    Value owed  by the  Loan  Party  or such  Subsidiary  as a result thereof is greater than the Threshold Amount; or
         (f)  Insolvency Proceedings, Etc. Any Loan Party or any of its Material
    Subsidiaries  institutes or  consents to  the institution  of any proceeding under any  Debtor  Relief  Law,  or makes  an  assignment for the benefit of
    creditors; or applies for or  consents to the   appointment of any receiver,
    trustee,  custodian,  conservator,  liquidator,   rehabilitator  or  similar
    officer  for  it  or  for all or  any  material part of its property; or any receiver,  trustee,  custodian,  conservator,  liquidator,  rehabilitator or
    similar officer is  appointed without  the application   or consent  of such
    Person and  the  appointment  continues  undischarged  or   unstayed  for 60
    calendar days; or any proceeding under any Debtor Relief Law relating to any such Person  or to  all or any  material part of  its property is instituted without the consent of such Person and continues undismissed or unstayed for
    60 calendar days, or an order for relief is entered in any such  proceeding;
    or
         (g)  Inability to Pay Debts; Attachment.  (i) Any Loan Party or  any of
    its Material Subsidiaries becomes unable or admits in  writing its inability or fails generally to pay its debts as they  become due, or (ii) any writ or warrant of  attachment or  execution or similar  process is issued or levied against all  or  any material part of the property of any such Person and is not released, vacated  or  fully  bonded  within  30 days after its issue or levy; or

                                       75
         (h)  Judgments. There is entered against any Loan Party or any Material
    Subsidiary  (i) a final  judgment  or order for  the  payment of money in an
    aggregate amount exceeding the   Threshold Amount,  or  (ii) any one or more
    non-monetary final judgments that have,  or could  reasonably be expected to have,  individually or in the aggregate,  a Material  Adverse Effect and, in either case, there  is a period of 45 consecutive days during which the same shall not  have  been  paid,  discharged,  vacated or stayed, by reason of a pending appeal or otherwise;  or
         (i)  ERISA.  Except  as  is  not  reasonably expected  to  result  in a
    Material Adverse Effect: (i) An ERISA Event occurs with respect to a Pension
    Plan or Multiemployer Plan which has  resulted or  is reasonably expected to result in  liability of  the Borrower under Title IV of ERISA to the Pension
    Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the
    Threshold Amount, or  (ii) the Borrower or any  ERISA Affiliate fails to pay
    when due,   after  the   expiration  of  any   applicable grace  period, any
    installment payment with respect to its withdrawal liability   under Section
    4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
         (j)  Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and  for  any reason other than as expressly  permitted  hereunder  or thereunder or satisfaction in full of all the Obligations,  ceases to  be in  full  force and  effect; or any Loan
    Party or  any  other  Person   contests  in  any   manner the   validity  or
    enforceability  of  any  provision of any  Loan Document;  or any Loan Party denies  that  it  has  any or further liability or obligation under any Loan
    Document, or purports to revoke, terminate or rescind any Loan  Document; or
         (k)  Change of Control.  There occurs any Change of Control.
         8.02 Remedies upon Event of Default
         .   If   any   Event   of   Default   occurs  and  is  continuing,  the
Co-Administrative Agents shall, at the request of, or may, with the consent  of, the Required Lenders, take any or all of the following actions:
         (a)  declare  the   commitment  of  each  Lender  to make Loans and any
    obligation of the Appropriate L/C Issuers to  make L/C Credit  Extensions to
    be  terminated,   whereupon  such  commitments  and   obligation   shall  be
    terminated;
         (b)  declare the unpaid principal amount of all outstanding  Loans, all interest accrued and unpaid thereon, and all other  amounts owing or payable
    hereunder  or  under  any  other   Loan Document  to be  immediately due and
    payable, without presentment,  demand,  protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
         (c)  require that the Borrower Cash Collateralize the L/C   Obligations
    (in an amount equal to the then Outstanding Amount thereof); and
         (d)  exercise on behalf of themselves, the other Agents and the Lenders all rights and remedies available to them, the other  Agents and the Lenders under the Loan Documents  or applicable Law;
         provided, however,  that upon  the occurrence  of an  actual or  deemed entry of an order for relief  with respect to the Borrower under  the Bankruptcy
Code of the United States, the obligation  of each Lender to make Loans and  any obligation of each  Appropriate L/C Issuer  to make L/C  Credit Extensions shall automatically terminate, the  unpaid principal amount  of all outstanding  Loans and all interest and other  amounts as aforesaid shall automatically  become due

                                       76
and payable, and the  obligation of the Borrower  to Cash Collateralize the  L/C
Obligations  as  aforesaid  shall  automatically  become effective, in each case without further act of any Agent or any Lender.
         8.03 Application of Funds. After the exercise of remedies provided  for in Section 8.02 (or after the Loans  have automatically  become immediately  due and  payable and  the L/C Obligations  have  automatically  been required to  be
Cash Collateralized  as set forth in the proviso  to Section 8.02), any  amounts received on account  of the Obligations shall  be applied by the Paying Agent in the following order:
         First,  to  payment of  that  portion  of  the Obligations constituting fees, indemnities, expenses and other amounts  (including Attorney Costs and amounts payable under Article III) payable to the Agents in their capacities as such ratably among them in proportion to  the amounts  described in  this clause First payable to them;
         Second, to  payment  of  that  portion of  the Obligations constituting fees, indemnities  and  other  amounts (other than principal  and  interest)
    payable to the Lenders (including Attorney Costs and  amounts payable  under
    Article III), ratably among them in  proportion to the  amounts described in this clause Second payable to them;
         Third,  to  payment of  that portion  of the  Obligations  constituting accrued and unpaid interest on the  Loans and L/C  Borrowings, ratably among the Lenders  in proportion  to the  respective  amounts  described  in  this clause Third payable to them;
         Fourth, to  payment  of  that  portion of  the Obligations constituting unpaid principal of the Loans and L/C  Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
         Fifth,  to the   Paying  Agent  for  the account of the Appropriate L/C
    Issuers, to Cash Collateralize that portion of  L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
         Sixth,  to the payment  of all  other  Obligations  of the Loan Parties owing under or in respect of the Loan Documents that  are due and payable to the Agents and the Lenders on such  date, ratably based upon the  respective
    aggregate  amounts  of  all  such  Obligations   owing to the Agents and the
    Lenders on such date; and
         Last, the balance,  if any,  after  all  of the  Obligations have  been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
         Subject  to  Section  2.03(c),  amounts  used to Cash Collateralize the aggregate undrawn  amount of  Letters of  Credit pursuant  to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.
If any amount remains on deposit as Cash Collateral after all Letters of  Credit have either been fully drawn or expired, such remaining amount shall be  applied to the other Obligations, if any, in the order set forth above.

                                  ARTICLE IX
                                    AGENTS
         9.01 Appointment and Authorization of Agents .

                                       77
         (a) Each Lender hereby irrevocably appoints, designates and  authorizes each  Agent  to  take  such  action  on  its behalf under the provisions of this
Agreement and each other Loan Document  and to exercise such powers and  perform such duties as are expressly delegated to  it by the terms of this Agreement  or any other Loan Document, together with such powers as are reasonably  incidental
thereto.    Notwithstanding  any  provision  to the contrary contained elsewhere herein  or  in  any  other  Loan  Document,  no  Agent  shall have any duties or responsibilities, except those expressly set  forth herein, nor shall any  Agent have  or  be  deemed  to  have  any  fiduciary  relationship  with any Lender or participant,  and  no  implied  covenants,  functions, responsibilities, duties, obligations or liabilities shall be read  into this Agreement or any other  Loan
Document or otherwise exist against any Agent.  Without limiting the  generality of the foregoing sentence, the use of  the term "agent" herein and in the  other
Loan  Documents  with  reference  to  any  Agent  is not intended to connote any fiduciary  or  other  implied  (or  express)  obligations  arising  under agency doctrine of any applicable Law.  Instead,  such term is used merely as a  matter of market custom, and  is intended to create  or reflect only an  administrative relationship between independent contracting parties.
         (b) Each Appropriate L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit  issued (or deemed issued) by such  Appropriate
L/C Issuer  and the  documents associated  therewith, and  such Appropriate  L/C
Issuer shall have all of the benefits and immunities (i) provided to the  Agents in this Article IX with respect to any acts taken or omissions suffered by  such
Appropriate L/C Issuer  in connection with  Letters of Credit  issued (or deemed issued)  by  it  or  proposed  to  be  issued  (or  deemed issued) by it and the applications and agreements for letters of credit pertaining to such Letters  of
Credit as fully as  if the term "Agent"  as used in this  Article IX and in  the definition of "Agent-Related Person"  included such Appropriate L/C  Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Appropriate L/C Issuer.
         9.02 Delegation of  Duties.  Any  Agent may execute  any of its  duties under this Agreement or any other Loan Document by or through agents,  employees or  attorneys-in-fact  and  shall  be  entitled  to  advice of counsel and other consultants or  experts concerning  all matters  pertaining to  such duties.  No
Agent shall  be responsible  for the  negligence or  misconduct of  any agent or attorney-in-fact that it selects in  the absence of gross negligence  or willful misconduct.
         9.03 Liability of Agents.  No Agent-Related Person shall (a) be  liable for  any  action  taken  or  omitted  to  be  taken  by  any of them under or in connection with this  Agreement or any  other Loan Document  or the transactions contemplated hereby (except for its  own gross negligence or willful  misconduct in connection with its duties expressly set forth herein), or (b) be responsible in  any  manner  to  any  Lender  or  participant  for  any  recital, statement, representation  or  warranty  made  by  any  Loan  Party or any officer thereof, contained herein or in any other  Loan Document, or in any certificate,  report, statement or other document referred to  or provided for in, or received  by any
Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of  this
Agreement or any other  Loan Document, or for  any failure of any  Loan Party or any other party  to any Loan  Document to perform  its obligations hereunder  or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of  the agreements  contained in,  or conditions  of, this  Agreement or any other Loan Document, or to inspect the properties, books or records of any  Loan
Party or any Affiliate thereof.
         9.04 Reliance by Agents.
         (a) Each Agent shall be entitled to rely, and shall be fully  protected
in   relying,   upon   any   writing,   communication,   signature,  resolution,
representation,  notice,  consent,  certificate,  affidavit,  letter,  telegram, facsimile, telex  or telephone  message, electronic  mail message,  statement or

                                       78
other document or conversation believed by  it to be genuine and correct  and to have been signed, sent or made by the proper Person or Persons, and upon  advice and  statements  of  legal  counsel  (including  counsel  to  any  Loan  Party),
independent accountants and  other experts selected  by such Agent.   Each Agent
shall be fully  justified in failing  or refusing to  take any action  under any
Loan Document unless it  shall first receive such  advice or concurrence of  the
Required Lenders as it deems appropriate and, if it so requests, it shall  first be indemnified to its satisfaction by the Lenders against any and all  liability and expense which  may be incurred  by it by  reason of taking  or continuing to
take any  such action.   Each  Agent shall  in all  cases be  fully protected in
acting, or in  refraining from acting,  under this Agreement  or any other  Loan
Document in accordance  with a request  or consent of  the Required Lenders  (or such  greater  number  of  Lenders  as  may  be expressly required hereby in any instance) and  such request  and any  action taken  or failure  to act  pursuant thereto shall be binding upon all the Lenders.
         (b)  For  purposes  of  determining  compliance  with  the   conditions
specified in Section 4.01, each Lender  that has signed this Agreement shall  be deemed to have consented to, approved or accepted or to be satisfied with,  each document or other matter required thereunder  to be consented to or approved  by or acceptable or satisfactory to  a Lender unless the Co-  Administrative Agents shall have received notice from such Lender prior to the proposed  Documentation
Closing Date specifying its objection thereto.
         9.05 Notice of Default.  No Agent shall be deemed to have knowledge  or notice of the occurrence of any Default, except with respect to defaults in  the payment of principal, interest and fees required to be paid to the Paying  Agent for the account of  the Lenders, unless such  Agent shall have received  written notice from  a Lender  or the  Borrower referring  to this Agreement, describing such  Default  and  stating  that  such  notice  is  a "notice of default."  The applicable Agent will notify the Lenders of its receipt of any such notice.  The
Co-Administrative Agents shall take such action with respect to such Default  as may  be  directed  by  the  Required  Lenders  in  accordance with Article VIII;
provided,  however,  that  unless  and  until  the Co-Administrative Agents have received any such direction, the Co-Administrative Agents may (but shall not  be obligated to) take such action, or refrain from taking such action, with respect to such  Default as  they shall  deem advisable  or in  the best interest of the
Lenders.
         9.06 Credit Decision; Disclosure of Information by Agents.  Each Lender
acknowledges  that  no  Agent-  Related  Person  has  made any representation or warranty to  it, and  that no  act by  any Agent  hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan
Party or any Affiliate thereof, shall be deemed to constitute any representation or  warranty  by  any  Agent-Related  Person  to  any  Lender  as to any matter, including whether Agent-Related Persons  have disclosed material information  in
their  possession.    Each  Lender  represents  to  each  Agent  that  it   has,
independently and without  reliance upon any  Agent-Related Person and  based on such  documents  and  information  as  it  has  deemed appropriate, made its own appraisal  of  and  investigation  into  the  business,  prospects,  operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and  all applicable bank or other  regulatory
Laws relating to the transactions contemplated hereby, and made its own decision to enter into  this Agreement and  to extend credit  to the Borrower  hereunder.
Each Lender  also represents  that it  will, independently  and without reliance upon any Agent- Related Person and based on such documents and information as it shall deem appropriate at  the time, continue to  make its own credit  analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems  necessary to inform itself as to the business, prospects, operations, property,  financial and other  condition and  creditworthiness of  the Borrower  and the  other Loan
Parties.  Except for notices, reports and other documents expressly required  to be furnished to the Lenders by any  Agent herein, such Agent shall not have  any duty  or  responsibility  to  provide  any  Lender  with  any  credit  or  other information concerning the business, prospects, operations, property,  financial

                                       79
and other condition  or creditworthiness of  any of the  Loan Parties or  any of
their  respective  Affiliates  which  may  come  into  the  possession  of   any
Agent-Related Person.
         9.07  Indemnification  of  Agents.    Whether  or  not the transactions
contemplated hereby  are consummated,  the Lenders  shall indemnify  upon demand each Agent-Related Person (to the extent  not reimbursed by or on behalf  of any
Loan Party and without limiting the obligation of any Loan Party to do so),  pro rata, and hold harmless each Agent- Related Person from and against any and  all
Indemnified Liabilities incurred by it; provided, however, that no Lender  shall be liable for  the payment to  any Agent-Related Person  of any portion  of such
Indemnified  Liabilities  to  the  extent  determined  in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such  Agent-
Related Person's own gross negligence or willful misconduct; provided,  however, that no action taken in accordance  with the directions of the Required  Lenders shall  be  deemed  to  constitute  gross  negligence  or  willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation  or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether  any  such  investigation,  litigation  or  proceeding is brought by any
Lender or any other  Person.  Without limitation  of the foregoing, each  Lender shall reimburse each  Agent upon demand  for its ratable  share of any  costs or out-of- pocket  expenses (including  Attorney Costs)  incurred by  such Agent in
connection   with   the   preparation,   execution,   delivery,  administration,
modification,  amendment  or  enforcement  (whether  through negotiations, legal proceedings  or  otherwise)  of,  or  legal  advice  in  respect  of  rights  or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by  or referred  to herein,  to the  extent that  such Agent is not
reimbursed for such expenses by or  on behalf of the Borrower.   The undertaking
in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of such Agent.
         9.08 Agents in Their Individual  Capacities.  Each of Bank  of America,
BAS, Key Bank, Merrill Lynch, Morgan Stanley and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking,  trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective  Affiliates as though  (i) Bank of  America were not  a Co-
Administrative Agent, (ii) BAS were not a Lead Arranger, (iii) KeyBank were  not a Co-Administrative Agent, a Lead  Arranger, the Paying Agent or  an Appropriate
L/C Issuer, (iv) Merrill  Lynch were not the  Syndication Agent, and (v)  Morgan
Stanley were not the  Documentation Agent, and without  notice to or consent  of the Lenders.  The Lenders acknowledge that, pursuant to such activities, each of
Bank  of  America,  BAS,  Key  Bank,  Merrill  Lynch,  Morgan  Stanley  or their respective Affiliates may  receive information regarding  any Loan Party  or its
Affiliates  (including  information  that  may  be  subject  to  confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge  that no Agent  shall be  under any  obligation to  provide such  information to them.
With respect  to its  Loans, each  of Bank  of America,  BAS, Key  Bank, Merrill
Lynch, Morgan Stanley and their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not  an Agent or an Appropriate L/C Issuer,  as the case may be, and the terms "Lender" and "Lenders" include Bank of America,  BAS,
Key Bank, Merrill Lynch, Morgan Stanley and their respective Affiliates in their individual capacities.
         9.09 Successor Agents.   Any Agent  may resign as  Agent upon 30  days'
notice to the Lenders; provided that any such resignation by KeyBank shall  also constitute its resignation as an  Appropriate L/C Issuer and Swing  Line Lender.
If any Agent  resigns under this  Agreement, the Required  Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor  agent shall  be  consented  to  by  the  Borrower  at  all times other than during the existence of an  Event of Default  (which consent of  the Borrower shall  not be unreasonably withheld or delayed).  If no successor agent is appointed prior  to the effective date  of the resignation  of such Agent,  such Agent may  appoint, after consulting with the Lenders and the Borrower, a successor agent from among

                                       80
the  Lenders.    Upon  the  acceptance  of  its  appointment  as successor agent hereunder, the Person acting  as such successor agent  shall succeed to all  the rights,  powers  and  duties  of  the  retiring  Agent  and,  if  applicable, an
Appropriate  L/C  Issuer  and  Swing  Line  Lender and the respective terms "Co-
Administrative  Agent",  "Paying  Agent",  "Documentation  Agent",  "Syndication
Agent", "Lead Arranger",  "Appropriate L/C Issuer"  and "Swing Line  Lender", as
applicable, shall mean such successor  agent, Letter of Credit issuer  and swing line lender, the retiring Agent's appointment, powers and duties as Agent  shall be terminated and the retiring Appropriate L/C Issuer's and Swing Line  Lender's rights, powers  and duties  as such  shall be  terminated, without  any other or further act or deed on the part of such retiring Appropriate L/C Issuer or Swing
Line Lender  or any  other Lender,  other than  the obligation  of the successor
Appropriate  L/C  Issuer  to  issue  letters  of  credit in substitution for the
Letters of Credit, if any, outstanding at the time of such succession or to make other  arrangements  satisfactory  to  the  retiring  Appropriate  L/C Issuer to effectively assume the obligations of  the retiring Appropriate L/C Issuer  with
respect  to  such  Letters  of  Credit.   After any retiring Agent's resignation
hereunder as Agent,  the provisions of  this Article IX  and Sections 10.04  and
10.05 shall inure to its benefit as to any actions taken or omitted to be  taken by it while  it was an  Agent under this  Agreement.  If  no successor agent has accepted appointment as Agent by the date which is 30 days following a  retiring
Agent's  notice   of  resignation,   the  retiring   Agent's  resignation  shall
nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required  Lenders
appoint a successor  agent as provided  for above.   Upon the acceptance  of any
appointment  as  Agent  hereunder  by  a  successor,  such successor Agent shall thereupon succeed to and become vested with all the rights, powers,  discretion, privileges, and duties of  the retiring Agent, and  the retiring Agent shall  be discharged from its duties and obligations under the Loan Documents.  After  any retiring  Agent's  resignation  hereunder  as  an  Agent, the provisions of this
Article IX shall continue  in effect for its  benefit in respect of  any actions taken or omitted to be taken by it while it was acting as an Agent.
         9.10 Co-Administrative Agents May File Proofs of Claim.  In case of the
pendency   of   any    receivership,   insolvency,   liquidation,    bankruptcy,
reorganization,   arrangement,   adjustment,   composition   or  other  judicial
proceeding   relative   to   any   Loan   Party,  the  Co-Administrative  Agents
(irrespective of whether the principal of any Loan or L/C Obligation shall  then be  due  and  payable  as  herein  expressed  or by declaration or otherwise and irrespective of whether the Co- Administrative Agents shall have made any demand on  the  Borrower)  shall  be  entitled  and  empowered, by intervention in such proceeding or otherwise
         (a)  to file  and prove  a claim for  the whole amount of the principal and interest owing and unpaid in respect of  the  Loans, L/C Obligations and
    all other  Obligations that  are owing  and unpaid  and   to file such other
    documents as may be  necessary or  advisable in order  to have the claims of
    the   Lenders  and  the  Agents   (including  any  claim  for the reasonable
    compensation, expenses,  disbursements  and  advances of the Lenders and the
    Agents and their respective agents and counsel and all other amounts due the
    Lenders and  the  Agents  under   Sections 2.03(i) and (j), 2.09  and 10.04)
    allowed in such judicial proceeding; and
         (b)  to collect  and receive  any monies or  other property  payable or
    deliverable  on  any  such  claims  and  to   distribute the same;
         and   any   custodian,   receiver,   assignee,   trustee,   liquidator,
sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Paying Agent and, in  the event  that  the  Paying  Agent  shall  consent  to  the making of such payments directly to  the Lenders,  to pay  to the  Paying Agent  any amount  due for the reasonable compensation, expenses, disbursements and advances of the Agents  and their respective agents and counsel, and any other amounts due the Agents  under
Sections 2.09 and 10.04.

                                       81
         Nothing   contained   herein   shall   be   deemed   to  authorize  the
Co-Administrative Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or  the rights of any  Lender or to authorize  the Co-
Administrative Agents to vote in respect of the claim of any Lender in any  such proceeding.
         9.11  Guaranty  Matters.    The  Lenders  irrevocably authorize the Co-
Administrative Agents, at their option  and in their discretion, to  release any
Guarantor from its obligations under the Guaranty if such Person ceases to be  a
Subsidiary as a result of a transaction permitted hereunder.
         Upon request by the Co-Administrative Agents at any time, the  Required
Lenders will  confirm in  writing the  Co- Administrative  Agents' authority  to release any Guarantor from its obligations under the Guaranties pursuant to this
Section  9.11.    In  each  case  as  specified  in  this  Section 9.11, the Co-
Administrative Agents will,  at the Borrower's  expense, execute and  deliver to the  applicable  Loan  Party  such  documents  as such Loan Party may reasonably request to  release such  Guarantor from  its obligations  under the Guaranty in accordance with the terms of the Loan Documents and this Section 9.11.
         9.12 Other  Agents; Arrangers  and Managers.   None  of the  Lenders or
other Persons identified on the facing page or signature pages of this Agreement as a  "syndication agent,"  "documentation agent,"  "co-agent," "book  manager,"
"lead manager,"  "arranger," "lead  arranger" or  "co- arranger"  shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than,  in the  case of  such Lenders,  those applicable  to all Lenders as such.  Without limiting the foregoing,  none of the Lenders or other  Persons so identified shall have or be deemed  to have any fiduciary relationship with  any
Lender.  Each Lender acknowledges that it has not relied, and will not rely,  on any of the Lenders or other Persons so identified in deciding to enter into this
Agreement or in taking or not taking action hereunder.
                                  ARTICLE X
                                MISCELLANEOUS
         10.01 Amendments, Etc.  No amendment or waiver of any provision of this
Agreement or any  other Loan Document,  and no consent  to any departure  by the
Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by  the Lead  Arrangers, the  Required Lenders  and the  Borrower or  the
applicable Loan Party, as the case may be, and each such waiver or consent shall be effective  only in  the specific  instance and  for the  specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
         (a)  extend or increase the Commitment of any Lender (or  reinstate any
    Commitment terminated  pursuant to Section 8.02) without the written consent of such Lender;
         (b)  postpone  any date  scheduled  for  any  payment   of principal or
    interest under   Section 2.07 or 2.08, or any date fixed  for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each  Lender directly affected thereby;
         (c)  reduce the principal of, or the rate of interest  specified herein
    on, any  Loan or  L/C Borrowing,  or   (subject to clause  (v) of the second
    proviso  to this  Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written  consent of each Lender directly affected thereby;  provided, however,  that only the consent of the
    Required Lenders shall  be  necessary  to amend  the  definition of "Default
    Rate" or  to  waive  any  obligation of  the Borrower to pay interest at the
    Default Rate;

                                       82
         (d)  change  the  order  of  application  of   any  reduction  in   the
    Commitments  or  any  prepayment of  Loans  between  the Facilities from the application  thereof  set  forth  in  the  applicable  provisions of Section
    2.05(b) or 2.06(b),  respectively,  in  any  manner  that   materially   and
    adversely  affects  the  Lenders  under  such   Facilities  or  requires the
    permanent reduction of the Revolving Credit Facility at any time when all or a  portion  of  the  Term  Facilities  remains in effect without the written consent of each such Lender directly affected thereby;
         (e)  change any  provision  of  this Section 10.01 or the definition of
    "Required Lenders"  or  any  other provision hereof specifying the number or percentage of  Lenders  required  to  amend,  waive  or otherwise modify any rights hereunder or make  any  determination or grant any consent hereunder, without the written consent of each Lender;
         (f)  release all or  substantially  all  of  the value of the Guaranty, without the written consent of each Lender;
         (g)  impose any  greater  restriction  on the ability of any Lender  to assign any of its rights or  obligations  hereunder, without such amendment, waiver or consent receiving the written  consent of Lenders having more than
    50% of the  Aggregate  Credit  Exposures  then  in effect within each of the following classes of Commitments, Loans and other Credit Extensions: (i) the class  consisting  of  the  Revolving  Credit Commitment, and (ii) the class
    consisting of the  Term  Commitment.   For  purposes  of  this   clause, the
    aggregate   amount  of  each   Lender's  risk   participation   and   funded
    participation in L/C Obligations and Swing Line Loans  shall be deemed to be held by such Lender; or
        (h)  amend Section 2.13 or 8.03,  without  the written   consent of each
    Lender directly affected thereby;
         and provided further  that (i) no  amendment, waiver or  consent shall, unless in writing  and signed by  an Appropriate L/C  Issuer in addition  to the
Lenders required  above, affect  the rights  or duties  of such  Appropriate L/C
Issuer under this Agreement or any Letter of Credit Application relating to  any
Letter of Credit issued, deemed issued, or to be issued by such Appropriate  L/C
Issuer; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in  addition to the Lenders required above,  affect the rights  or  duties  of  the  Swing  Line  Lender  under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by an Agent  in addition to the Lenders required above,  affect the rights or duties of,  or any fees or other amounts payable to,  such Agent under this Agreement or  any other
Loan Document;  (iv) Section  10.07(h) may  not be  amended, waived or otherwise modified without the consent  of each Granting Lender  all or any part  of whose
Loans are being funded by an SPC at the time of such amendment, waiver or  other modification; and (v)  the Fee Letter  may be amended,  or rights or  privileges
thereunder  waived,  in  a  writing  executed  only  by  the  parties   thereto.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or  disapprove any amendment, waiver or  consent hereunder, except that  the Commitment  of such  Lender may  not be  increased or  extended without the consent of such Lender.
         10.02 Notices and Other Communications; Facsimile Copies.
         (a) General.  Unless  otherwise expressly provided herein,  all notices and other communications  provided for hereunder  or in any  other Loan Document
shall be  in writing  (including by  facsimile transmission).   All such written
notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by  telephone shall be made to the applicable telephone number, as follows:

                                       83
         (i)  if to the Borrower, any Agent, any Appropriate L/C  Issuer  or the
    Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for  such Person  on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
         (ii) if  to  any  other  Lender,  to  the  address,   facsimile number,
    electronic mail address or telephone number specified in its  Administrative
    Questionnaire or to such  other address,  facsimile number,  electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Agents, the Appropriate  L/C Issuers and the Swing Line
    Lender.
         All such notices and other  communications shall be deemed to  be given or made upon the  earlier to occur of  (i) actual receipt by  the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the  relevant party hereto;  (B) if delivered  by mail, four  Business
Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been  confirmed by telephone; and (D) if  delivered by electronic mail (which form of delivery is subject to the provisions of  Section
10.02(c)),  when   delivered;  provided,   however,  that   notices  and   other
communications to  the Agents,  the Appropriate  L/C Issuers  and the Swing Line
Lender pursuant to Article II shall not be effective until actually received  by such Person.  In  no event shall a  voicemail message be effective  as a notice, communication or confirmation hereunder.
         (b)  Effectiveness  of  Facsimile  Documents  and  Signatures.     Loan
Documents may be transmitted and/or  signed by facsimile.  The  effectiveness of any such  documents and  signatures shall,  subject to  applicable Law, have the same force and effect as manually- signed originals and shall be binding on  all
Loan Parties, the Agents and the Lenders.  The Agents may also require that  any such  documents  and  signatures  be  confirmed  by  a manually- signed original thereof; provided,  however, that  the failure  to request  or deliver  the same shall not limit the effectiveness of any facsimile document or signature.
         (c) Limited Use of Electronic  Mail.  Electronic mail and  Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information  as provided in Section 6.02,  and to distribute Loan Documents for execution by  the parties thereto, and may not  be used for any other purpose.
         (d) Reliance by Agents and Lenders.   The Agents and the Lenders  shall
be entitled  to rely  and act  upon any  notices (including telephonic Committed
Loan Notices and Swing Line Loan  Notices) purportedly given by or on  behalf of the  Borrower  even  if  (i)  such  notices  were not made in a manner specified herein, were incomplete or  were not preceded or  followed by any other  form of notice  specified  herein,  or  (ii)  the  terms  thereof,  as understood by the recipient, varied from any confirmation  thereof.  The Borrower shall  indemnify each Agent-Related Person and each  Lender from all losses, costs,  expenses and
liabilities  resulting  from  the  reliance  by  such  Person  on  each   notice
purportedly given by or  on behalf of the  Borrower.  All telephonic  notices to and other communications with any Agent may be recorded by such Agent, and  each of the parties hereto hereby consents to such recording.
         10.03 No Waiver; Cumulative Remedies.  No failure by any Lender or  any
Agent to exercise,  and no delay  by any such  Person in exercising,  any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude  any other or further exercise  thereof or the  exercise  of  any  other  right,  remedy,  power or privilege.  The rights,

                                       84
remedies, powers and privileges herein  provided, and provided under each  other
Loan Document, are cumulative and not exclusive of any rights, remedies,  powers and privileges provided by law.
         10.04 Attorney Costs, Expenses and  Taxes.  The Borrower agrees  (a) to pay or reimburse each  Agent for all reasonable  costs and expenses incurred  in connection  with  the  development,  preparation,  negotiation,  syndication and execution of  this Agreement  and the  other Loan  Documents, and any amendment, waiver,  consent  or  other  modification  of  the provisions hereof and thereof
(whether  or   not  the   transactions  contemplated   hereby  or   thereby  are
consummated),  and  the  consummation  and  administration  of  the transactions contemplated hereby and thereby, including  all Attorney Costs incurred by  such
Agents,  and  (b)  to  pay  or  reimburse  each  Agent  and  each Lender for all reasonable costs and expenses incurred in connection with the enforcement of any rights or remedies under this  Agreement or the other Loan  Documents (including all such costs and expenses incurred during any legal proceeding, including  any proceeding under any Debtor Relief  Law), including all Attorney Costs  incurred
by each Agent and each Lender.   The foregoing costs and expenses  shall include
all search, filing,  recording, title insurance  and appraisal charges  and fees and taxes  related thereto,  and other  out-of-pocket expenses  incurred by  the
Co-Administrative  Agents  and  the  cost  of independent public accountants and other outside experts  retained by the  Co-Administrative Agents or  any Lender.
All amounts due under this Section  10.04 shall be payable within 30  days after demand therefor, which  demand shall be  accompanied by an  appropriate invoice.
The  agreements  in  this  Section  10.04  shall  survive the termination of the
Aggregate Commitments and repayment of all other Obligations.  If any Loan Party fails  to  pay  when  due  any  costs,  expenses  or other amounts payable by it hereunder or under  any Loan Document,  including, without limitation,  Attorney
Costs and indemnities, such amount may be  paid on behalf of such Loan Party  by any Agent or any Lender, in its sole discretion.
         10.05 Indemnification by the Borrower.  Whether or not the transactions contemplated  hereby  are  consummated,  the  Borrower  shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates,
directors,   officers,   employees,   counsel,   agents   and  attorneys-in-fact
(collectively  the  "Indemnitees")  from  and  against  any and all liabilities, obligations, losses,  damages, penalties,  claims, demands,  actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any  kind or  nature  whatsoever  which  may  at  any  time  be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in  connection  with  (a)  the  execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered  in  connection  with  the  transactions  contemplated  thereby or the consummation of the transactions contemplated thereby, (b) any Commitment,  Loan or  Letter  of  Credit  or  the  use  or  proposed use of the proceeds therefrom
(including any  refusal by  any Appropriate  L/C Issuer  to honor  a demand  for payment under a Letter of Credit  issued (or deemed issued) by such  Appropriate
L/C Issuer  if the  documents presented  in connection  with such  demand do not strictly comply  with the  terms of  such Letter  of Credit),  (c) any actual or alleged  presence  or  release  of  Hazardous  Materials on or from any property currently or formerly owned or operated  by the Borrower, any Subsidiary or  any other Loan  Party, or  any Environmental  Liability related  in any  way to  the
Borrower,  any  Subsidiary  or  any  other  Loan  Party,  or  (d)  any actual or prospective claim, litigation,  investigation or proceeding  relating to any  of the foregoing, whether  based on contract,  tort or any  other theory (including any investigation of, preparation for,  or defense of any pending  or threatened claim, investigation, litigation  or proceeding) and  regardless of whether  any
Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified
Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out  of the  negligence of  the Indemnitee;  provided that  such indemnity shall  not,  as  to  any  Indemnitee,  be  available  to  the  extent  that such liabilities, obligations, losses, damages, penalties, claims, demands,  actions, judgments, suits, costs, expenses or disbursements are determined by a court  of competent jurisdiction by final and nonappealable judgment to have resulted from
the gross negligence  or willful misconduct  of such Indemnitee.   No Indemnitee
shall  be  liable  for  any  damages  arising  from  the  use  by  others of any information  or  other  materials  obtained  through IntraLinks or other similar

                                       85
information transmission systems  in connection with  this Agreement, nor  shall any Indemnitee  have any  liability for  any indirect  or consequential  damages relating to  this Agreement  or any  other Loan  Document or  arising out of its activities in  connection herewith  or therewith  (whether before  or after  the
Documentation Closing  Date).   In the  case of  an investigation, litigation or
other proceeding  to which  the indemnity  in this  Section 10.05  applies, such indemnity shall be  effective whether or  not such investigation,  litigation or proceeding  is  brought  by  any  Loan  Party,  its  directors,  shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is
otherwise  a  party  thereto  and  whether  or  not  any  of  the   transactions
contemplated hereunder or under any of the other Loan Documents is  consummated.
All amounts due under this Section  10.05 shall be payable within 30  days after demand therefor, which  demand shall be  accompanied by an  appropriate invoice.
The agreements in this Section 10.05 shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments  and the repayment, satisfaction or discharge of all the other Obligations.
         10.06 Payments  Set Aside.   To  the extent  that any  payment by or on
behalf of the Borrower is made to any  Agent or any Lender, or any Agent or  any
Lender exercises its right of setoff,  and such payment or the proceeds  of such setoff  or  any  part  thereof  is  subsequently  invalidated,  declared  to  be fraudulent or  preferential, set  aside or  required (including  pursuant to any settlement entered into by  such Agent or such  Lender in its discretion)  to be repaid  to  a  trustee,  receiver  or  any  other  party, in connection with any proceeding under any Debtor Relief Law  or otherwise, then (a) to the  extent of such  recovery,  the  obligation  or  part  thereof  originally  intended  to be satisfied shall be  revived and continued  in full force  and effect as  if such payment had not been made or such  setoff had not occurred, and (b) each  Lender severally agrees to pay to the Paying Agent upon demand its applicable share  of any amount so recovered from or repaid by any Agent, plus interest thereon  from the date of such  demand to the date  such payment is made  at a rate per  annum equal to the Federal Funds Rate from time to time in effect.
         10.07 Successors and Assigns.
         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of  the parties hereto  and their respective  successors and assigns permitted hereby, except that the Borrower may not assign or otherwise  transfer any of its rights or obligations hereunder without the prior written consent  of each Lender and no Lender may assign or otherwise transfer any of its rights  or obligations hereunder except (i) to an Eligible Assignee in accordance with  the provisions of Section 10.07(b), (ii) by way of participation in accordance  with the provisions of Section  10.07(d), (iii) by way  of pledge or assignment  of a security interest subject to the  restrictions of Section 10.07(f) or  10.07(i), or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment  or transfer by  any party hereto  shall be null  and void).  Nothing in this Agreement,  expressed or implied, shall be construed  to confer  upon  any  Person  (other  than  the  parties  hereto,  their respective successors and assigns permitted hereby, Participants to the extent provided  in
Section  10.07(d)  and,  to  the  extent  expressly  contemplated  hereby,   the
Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its  rights and obligations under this Agreement  (including all or a portion of its Commitment and the Loans (including for purposes of this
Section 10.07(b), participations in L/C Obligations and in Swing Line Loans)  at
the time owing to it); provided that (i) except in the case of an assignment  of the entire remaining amount of  the assigning Lender's Commitment and  the Loans at the  time owing  to it  or in  the case  of an  assignment to  a Lender or an
Affiliate  of  a  Lender  or  an  Approved  Fund  with  respect to a Lender, the aggregate  amount  of  the  Commitment  (which  for  this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in  effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment,  determined as of  the date the  Assignment and Assumption with respect to such assignment is  delivered to the Paying Agent or,  if "Trade

                                       86
Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than  $10,000,000, in the case  of any assignment in  respect of the
Revolving  Credit  Facility,  or  $2,500,000,  in  the case of any assignment in respect of the Term Facility, unless each of the Paying Agent and, so long as no
Event of Default has occurred and is continuing, the Borrower otherwise consents
(each  such  consent  not  to  be  unreasonably  withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with  respect to the Loans or the Commitment assigned, except that this clause (ii) shall  not
(x) apply to rights  in respect of Swing  Line Loans or (y)  prohibit any Lender from assigning all  or a portion  of its rights  and obligations among  separate
Facilities on a non- pro rata basis; (iii) any assignment of a Revolving  Credit
Commitment must be approved by the Paying Agent, each Appropriate L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is  itself a Revolving Credit Lender, which approval shall not be unreasonably withheld  or denied  (whether  or  not  the  proposed  assignee would otherwise qualify as an
Eligible Assignee); and  (iv) the parties  to each assignment  shall execute and deliver  to  the  Paying  Agent  an  Assignment  and Assumption, together with a processing and recordation fee of  $3,500.  Subject to acceptance  and recording thereof by the  Paying Agent pursuant  to Section 10.07(c),  from and after  the effective  date  specified  in  each  Assignment  and  Assumption,  the Eligible
Assignee thereunder shall be a party to this Agreement and, to the extent of the interest  assigned  by  such  Assignment  and  Assumption,  have  the rights and obligations  of  a  Lender  under  this  Agreement,  and  the  assigning  Lender thereunder shall, to the extent of the interest assigned by such Assignment  and
Assumption, be released from its  obligations under this Agreement (and,  in the case of  an Assignment  and Assumption  covering all  of the  assigning Lender's rights and obligations  under this Agreement,  such Lender shall  cease to be  a party hereto but shall continue to be entitled to the benefits of Sections 3.01,
3.04, 3.05, 10.04  and 10.05 with  respect to facts  and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at
its expense)  shall execute  and deliver  a Note  to the  assignee Lender.   Any
assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(b) shall be treated for purposes of this Agreement as a  sale by such Lender  of a participation in  such rights and obligations in accordance with Section 10.07(d).
         (c)  The Paying Agent,acting solely for this purpose as an agent of the
Borrower, shall maintain at the Paying Agent's Office a copy of each  Assignment and Assumption delivered to it and  a register for the recordation of  the names and addresses of the Lenders, and  the Commitments of, and principal amounts  of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof
from  time  to  time  (the  "Register").    The entries in the Register shall be
conclusive, and the Borrower, the Agents  and the Lenders may treat each  Person whose name is recorded in the Register pursuant to the terms hereof as a  Lender hereunder for  all purposes  of this  Agreement, notwithstanding  notice to  the contrary.  The Register shall be  available for inspection by the Borrower,  any
Agent  and  any  Lender,  at  any  reasonable  time  and  from time to time upon reasonable prior notice.
         (d)  Any Lender may at any  time, without the consent of, or notice to, the Borrower or the Paying Agent, sell participations to any Person (other  than a  natural  person  or  the  Borrower  or  any  of  the Borrower's Affiliates or
Subsidiaries)  (each,  a  "Participant")  in  all  or a portion of such Lender's rights and/or obligations  under this Agreement  (including all or  a portion of its Commitment and/or the Loans  (including such Lender's participations in  L/C
Obligations  and/or  Swing  Line  Loans)  owing  to  it); provided that (i) such
Lender's  obligations  under  this  Agreement  shall remain unchanged, (ii) such
Lender  shall  remain  solely  responsible  to  the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other
Lenders  shall  continue  to  deal  solely  and  directly  with  such  Lender in
connection with such Lender's rights and obligations under this Agreement.   Any
agreement or instrument  pursuant to which  a Lender sells  such a participation shall provide  that such  Lender shall  retain the  sole right  to enforce  this
Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that  such agreement or instrument may  provide that such Lender  will not,  without the  consent of  the Participant,  agree to  any

                                       87
amendment,  waiver  or  other  modification  described  in  the first proviso to
Section  10.01  that  directly  affects  such  Participant.   Subject to Section
10.07(e), the  Borrower agrees  that each  Participant shall  be entitled to the benefits of Sections  3.01, 3.04 and  3.05 to the  same extent as  if it were  a
Lender and had acquired its interest by assignment pursuant to Section 10.07(b).
To the extent permitted by law,  each Participant also shall be entitled  to the benefits of Section 10.09 as though it were a Lender, provided such  Participant agrees to be subject to Section 2.13 as though it were a Lender.
         (e)  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than  the applicable Lender would have been  entitled to receive with  respect to the  participation sold to  such Participant, unless the sale of the  participation to such Participant  is made with the  Borrower's prior written consent.  A Participant that would be a Foreign Lender if it  were a  Lender  shall  not  be  entitled  to  the benefits of Section 3.01 unless the
Borrower is  notified of  the participation  sold to  such Participant  and such
Participant agrees,  for the  benefit of  the Borrower,  to comply  with Section
10.15 as though it were a Lender.
         (f)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release  such Lender from  any of its  obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
         (g)  As used herein, the following terms have the following meanings:
         "Eligible  Assignee" means (a) a Lender; (b) an Affiliate  of a Lender;
    (c) an Approved Fund; and (d) any other Person (other than a natural person)
    approved by (i) the Paying Agent, (ii) in the case of  any  assignment of  a
    Revolving Credit Commitment, each Appropriate L/C Issuer and the  Swing Line
    Lender, and (iii) unless an Event of Default has occurred and is continuing,
    the Borrower   (each  such approval  not  to  be  unreasonably  withheld  or delayed); provided that notwithstanding the foregoing,  "Eligible  Assignee"
    shall  not  include  the  Borrower or  any of  the Borrower's  Affiliates or
    Subsidiaries or any Person if a payment hereunder to such  Person  would  be subject  to withholding under the Code, as the Code is in effect on the date on  which such Person is proposed to become a Lender hereunder.
         "Fund"  means any Person (other than a natural person) that is (or will
    be) engaged in making,  purchasing,  holding  or  otherwise    investing  in
    commercial loans and  similar extensions of credit in the ordinary course of its business.
         "Approved Fund" means any Fund that is administered or managed by (a) a
    Lender, (b) an Affiliate of a Lender or (c) an  entity or an Affiliate of an entity that administers or manages a Lender.
         (h)  Notwithstanding  anything  to  the  contrary contained herein, any
Lender (a  "Granting Lender")  may grant  to a  special purpose  funding vehicle identified as such in  writing from time to  time by the Granting  Lender to the
Paying Agent and the Borrower (an "SPC")  the option to provide all or any  part of any  Loan that  such Granting  Lender would  otherwise be  obligated to  make pursuant to this Agreement; provided that (i) nothing herein shall constitute  a commitment  by  any  SPC  to  fund  any  Loan,  and (ii) if an SPC elects not to exercise such option or  otherwise fails to make  all or any part  of such Loan, the Granting Lender shall be obligated  to make such Loan pursuant to  the terms hereof.  Each party hereto hereby agrees  that (i) neither the grant to any  SPC nor the exercise by any SPC of such option shall increase the costs or  expenses or  otherwise  increase  or  change  the  obligations of the Borrower under this
Agreement (including its obligations under  Section 3.04), (ii) no SPC  shall be

                                       88
liable for any indemnity or similar payment obligation under this Agreement  for which a  Lender would  be liable,  and (iii)  the Granting  Lender shall for all purposes, including the approval of any amendment, waiver or other  modification of any provision of  any Loan Document, remain  the lender of record  hereunder.
The making of  a Loan by  an SPC hereunder  shall utilize the  Commitment of the
Granting Lender  to the  same extent,  and as  if, such  Loan were  made by such
Granting Lender.   In  furtherance of  the foregoing,  each party  hereto hereby agrees (which agreement shall survive  the termination of this Agreement)  that, prior to the date that is one year and one day after the payment in full of  all outstanding  commercial  paper  or  other  senior  debt  of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement,  insolvency, or liquidation  proceeding
under the  Laws of  the United  States or  any State  thereof.   Notwithstanding
anything to the contrary contained herein,  any SPC may (i) with notice  to, but without prior consent of the Borrower and the Paying Agent and with the  payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to  the Granting Lender and (ii) disclose on  a confidential basis any non-public information  relating to its funding of  Loans to any  rating agency,  commercial paper  dealer or  provider of  any surety  or
Guarantee or credit or liquidity enhancement to such SPC.
         (i)  Notwithstanding  anything  to  the  contrary contained herein, any
Lender that is a Fund  may create a security interest  in all or any portion  of the Loans  owing to  it and  the Note,  if any,  held by  it to  the trustee for holders of obligations owed, or securities issued, by such Fund as security  for such obligations  or securities,  provided that  unless and  until such  trustee actually  becomes  a  Lender  in  compliance  with  the other provisions of this
Section 10.07, (i) no such pledge shall release the pledging Lender from any  of its obligations  under the  Loan Documents  and (ii)  such trustee  shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though  such  trustee  may  have  acquired  ownership rights with respect to the pledged interest through foreclosure or otherwise.
         (j) Notwithstanding anything  to the contrary  contained herein, if  at any time KeyBank assigns  all of its Commitments  and Loans pursuant to  Section
10.07(b), KeyBank may,  upon 30 days'  notice to the  Borrower and the  Lenders, resign as an Appropriate L/C Issuer and  as Swing Line Lender.  In the  event of any such  resignation as  an Appropriate  L/C Issuer  or Swing  Line Lender, the
Borrower  shall  be  entitled  to  appoint  from  among  the Lenders a successor
Appropriate L/C Issuer or Swing  Line Lender hereunder; provided, however,  that no  failure  by  the  Borrower  to  appoint  any such successor shall affect the resignation of  KeyBank as  Swing Line  Lender; provided  further, however, that
KeyBank shall not be released from its obligations as an Appropriate L/C  Issuer
hereunder unless  and until  another Lender  assumes all  such obligations.   If
KeyBank resigns as an Appropriate L/C Issuer, it shall retain all the rights and obligations of such Appropriate L/C Issuer hereunder with respect to all Letters of  Credit  issued  by  it  and  outstanding  as  of  the  effective date of its resignation as an  Appropriate L/C Issuer  and all L/C  Obligations with respect thereto (including the right to require  the Lenders to make Base Rate  Loans or fund risk participations in  Unreimbursed Amounts pursuant to  Section 2.03(c)).
If KeyBank resigns as Swing Line Lender,  it shall retain all the rights of  the
Swing Line Lender provided for hereunder  with respect to Swing Line Loans  made by it and outstanding  as of the effective  date of such resignation,  including the  right  to  require  the  Lenders  to  make  Base  Rate  Loans  or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).
         10.08 Confidentiality.   Each of the  Agents and the  Lenders agrees to
maintain the confidentiality of the Information, except that Information may  be disclosed (a)  to its  and its  Affiliates' directors,  officers, employees  and agents,  including  accountants,  legal  counsel  and  other  advisors (it being understood that the Persons to whom such disclosure is made will be informed  of the  confidential  nature  of  such  Information  and  instructed  to  keep such
Information  confidential);  (b)  to  the  extent  requested  by  any regulatory authority; (c) to the  extent required by applicable  Laws or regulations or  by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in  connection with  the exercise  of any  remedies hereunder  or any  suit, action or  proceeding relating  to this  Agreement or  the enforcement of rights

                                       89
hereunder;  (f)  to  (i)  any  Eligible  Assignee  of  or Participant in, or any
prospective  Eligible  Assignee  of  or  Participant  in,  any  of its rights or obligations under  this Agreement  or (ii)  any direct  or indirect  contractual counterparty or prospective counterparty (or such contractual counterparty's  or prospective  counterparty's  professional  advisor)  to  any  credit  derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly  available other  than  as  a  result  of  a  breach  of this Section 10.08 or (ii) becomes available to any Agent  or any Lender on  a nonconfidential basis from  a source other than  the Borrower;  (i) to  any state,  Federal or  foreign authority  or examiner (including the National  Association of Insurance Commissioners  or any
other similar organization) regulating any  Lender; or (j) to any  rating agency when required by  it (it being  understood that, prior  to any such  disclosure, such  rating  agency  shall  undertake  to  preserve  the confidentiality of any
Information relating to the Loan Parties  received by it from such Lender).   In
addition,  the  Agents  and  the  Lenders  may  disclose  the  existence of this
Agreement  and  information  about  this  Agreement  to  market data collectors, similar service providers to the lending industry, and service providers to  the
Agents and the Lenders in  connection with the administration and  management of this  Agreement,  the  other  Loan  Documents,  the  Commitments, and the Credit
Extensions.   For the  purposes of  this Section  10.08, "Information" means all information received  from any  Loan Party  relating to  any Loan  Party or  its business, other than any such information that is available to any Agent or  any
Lender on a nonconfidential  basis prior to disclosure  by any Loan Party.   Any
Person required to  maintain the confidentiality  of Information as  provided in this Section 10.08 shall be considered  to have complied with its obligation  to do so  if such  Person has  exercised the  same degree  of care  to maintain the confidentiality  of  such  Information  as  such  Person would accord to its own confidential information.
         10.09 Setoff.  In  addition to any rights  and remedies of the  Lenders provided by law, upon the occurrence and during the continuance of any Event  of
Default, each Lender  and each of  their respective Affiliates  is authorized at any time  and from  time to  time, without  prior notice  to the Borrower or any other Loan  Party, any  such notice  being waived  by the  Borrower (on  its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and  all deposits (general or special, time or  demand, provisional or final) at  any time held by,  and other Indebtedness at  any time owing by, such Lender to or for the credit or the account of the respective Loan
Parties against any and all Obligations owing to such Lender hereunder or  under any other Loan Document, now  or hereafter existing, irrespective of  whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a  currency different from that  of the applicable deposit  or
Indebtedness.  Each Lender agrees promptly to notify the Borrower and the Paying
Agent  after  any  such  setoff  and  application made by such Lender; provided, however, that the failure to give  such notice shall not affect the  validity of such setoff and application.  The rights of each Agent and each Lender and their respective Affiliates under this Section  10.09 are in addition to  other rights and remedies (including, without limitation,  other rights of setoff) that  such
Agent, such Lender and their respective Affiliates may have.
         10.10  Interest  Rate  Limitation.    Notwithstanding  anything  to the
contrary contained in any Loan Document, the interest paid or agreed to be  paid under the  Loan Documents  shall not  exceed the  maximum rate  of non- usurious interest permitted by applicable Law (the "Maximum Rate").  If any Agent or  any
Lender shall receive interest  in an amount that  exceeds the Maximum Rate,  the excess interest shall be applied to the principal of the Loans or, if it exceeds
such unpaid  principal, refunded  to the  Borrower.   In determining whether the
interest contracted for, charged,  or received by an  Agent or a Lender  exceeds the Maximum Rate, such  Person may, to the  extent permitted by applicable  Law,
(a)  characterize  any  payment  that  is  not  principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the  effects thereof, and  (c) amortize,  prorate, allocate,  and spread  in equal or unequal parts  the  total  amount  of  interest  throughout the contemplated term of the
Obligations hereunder.

                                       90
         10.11 Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but  all  of  which  together  shall  constitute  one  and  the same instrument.
Delivery by telecopier of  an executed counterpart of  a signature page to  this
Agreement and  each other  Loan Document  shall be  effective as  delivery of an original executed counterpart  of this Agreement  and such other  Loan Document.
The  Co-Administrative  Agents  may  also  require  that  any such documents and signatures delivered by  telecopier be confirmed  by a manually-signed  original thereof; provided  that the  failure to  request or  deliver the  same shall not limit the effectiveness of any document or signature delivered by telecopier.
         10.12  Integration.    This  Agreement,  together  with  the other Loan
Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof  and supersedes all prior agreements,  written
or oral,  on such  subject matter.   In  the event  of any  conflict between the
provisions  of  this  Agreement  and  those  of  any  other  Loan  Document, the provisions  of  this  Agreement  shall  control;  provided that the inclusion of supplemental rights or  remedies in favor  of the Agents  or the Lenders  in any
other Loan Document shall  not be deemed a  conflict with this Agreement.   Each
Loan Document was drafted with the joint participation of the respective parties thereto and shall be  construed neither against nor  in favor of any  party, but rather in accordance with the fair meaning thereof.
         10.13 Survival of Representations and Warranties.  All  representations and warranties made hereunder and in  any other Loan Document or other  document delivered pursuant  hereto or  thereto or  in connection  herewith or  therewith
shall  survive   the  execution   and  delivery   hereof  and   thereof.    Such
representations and warranties have  been or will be  relied upon by each  Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or  knowledge of  any Default  at the  time of  any Credit Extension, and shall  continue  in  full  force  and  effect  as  long as any Loan or any other
Obligation hereunder shall remain unpaid or unsatisfied or any Letter of  Credit shall remain outstanding.
         10.14 Severability.   If any provision  of this Agreement  or the other
Loan  Documents  is  held  to  be  illegal,  invalid  or  unenforceable, (a) the legality,  validity  and  enforceability  of  the  remaining  provisions of this
Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the  parties shall endeavor  in good faith  negotiations to replace  the illegal, invalid or unenforceable provisions with valid provisions the  economic effect of which comes  as close as possible  to that of the  illegal, invalid or
unenforceable  provisions.    The  invalidity  of  a  provision  in a particular
jurisdiction shall not invalidate or render unenforceable such provision in  any other jurisdiction.
         10.15 Tax  Forms.   (a) (i)  Each Lender  that is  not a "United States
person"  within  the  meaning  of  Section  7701(a)(30)  of the Code (a "Foreign
Lender") shall  deliver to  the Paying  Agent, prior  to receipt  of any payment subject to withholding  under the Code  (or upon accepting  an assignment of  an interest herein), two duly signed completed copies of either IRS Form W-8BEN  or any successor thereto (relating  to such Foreign Lender  and entitling it to  an exemption from, or reduction of, withholding  tax on all payments to be  made to such Foreign  Lender by  the Borrower  pursuant to  this Agreement)  or IRS Form
W-8ECI or any  successor thereto (relating  to all payments  to be made  to such
Foreign  Lender  by  the  Borrower  pursuant  to  this  Agreement) or such other evidence satisfactory  to the  Borrower and  the Paying  Agent that such Foreign
Lender is entitled to an exemption from, or reduction of, U.S. withholding  tax, including any exemption pursuant to Section 881(c) of the Code.  Thereafter  and from time to  time, each such  Foreign Lender shall  (A) promptly submit  to the
Paying Agent such  additional duly completed  and signed copies  of one of  such forms (or  such successor  forms as  shall be  adopted from  time to time by the relevant United States taxing authorities)  as may then be available  under then current United  States laws  and regulations  to avoid,  or such  evidence as is satisfactory to  the Borrower  and the  Paying Agent  of any available exemption from or reduction of, United States withholding taxes in respect of all payments

                                       91
to be made to  such Foreign Lender by  the Borrower pursuant to  this Agreement,
(B) promptly notify the Paying Agent of any change in circumstances which  would modify or render invalid any claimed  exemption or reduction, and (C) take  such steps  as  shall  not  be  materially  disadvantageous  to it, in the reasonable judgment of such Lender, and as  may be reasonably necessary (including the  re-
designation of its Lending Office)  to avoid any requirement of  applicable Laws that  the  Borrower  make  any  deduction  or withholding for taxes from amounts payable to such Foreign Lender.
         (ii) Each Foreign Lender,  to the extent it  does not act or  ceases to act for its own account with respect to any portion of any sums paid or  payable to such Lender under any  of the Loan Documents (for  example, in the case of  a typical participation by such Lender), shall deliver to the Paying Agent on  the date when such Foreign Lender ceases to act for its own account with respect  to any portion of any such sums paid or payable, and at such other times as may  be necessary in the determination of  the Paying Agent (in the  reasonable exercise of  its  discretion),  (A)  two  duly  signed  completed  copies of the forms or statements  required  to  be  provided  by  such  Lender  as set forth above, to establish the portion  of any such  sums paid or  payable with respect  to which such Lender acts  for its own  account that is  not subject to  U.S. withholding tax,  and  (B)  two  duly  signed  completed  copies  of IRS Form W-8IMY (or any successor  thereto),  together  with  any  information  such  Lender  chooses to transmit with  such form,  and any  other certificate  or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
         (iii) The Borrower shall not  be required to pay any  additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes  required to be  deducted or  withheld on  the basis  of the  information, certificates or statements of exemption such Lender  transmits with an IRS Form  W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy  the foregoing provisions  of this  Section 10.15(a);  provided that  if such  Lender shall have satisfied the requirement of  this Section 10.15(a) on the date  such
Lender became a Lender or ceased to act for its own account with respect to  any payment under any of the Loan Documents, nothing in this Section 10.15(a)  shall relieve the Borrower of  its obligation to pay  any amounts pursuant to  Section
3.01 in the event that, as a result of any change in any applicable Law,  treaty or governmental rule, regulation or order, or any change in the  interpretation, administration  or  application  thereof,  such  Lender  is  no  longer properly entitled to deliver forms, certificates  or other evidence at a  subsequent date establishing the fact that such Lender or other Person for the account of  which such Lender receives  any sums payable  under any of  the Loan Documents  is not subject to withholding or is subject to withholding at a reduced rate.
         (iv)  The  Paying  Agent  may,  without  reduction,  withhold any Taxes required to  be deducted  and withheld  from any  payment under  any of the Loan
Documents with respect to which the  Borrower is not required to pay  additional amounts under this Section 10.15(a).
         (b) Upon the request of the Paying Agent, each Lender that is a "United
States  person"  within  the  meaning  of  Section 7701(a)(30) of the Code shall deliver to the Paying  Agent two duly signed  completed copies of IRS  Form W-9.
If such Lender fails to deliver  such forms, then the Paying Agent  may withhold from any interest payment to such Lender an amount equivalent to the  applicable back-up withholding tax imposed by the Code, without reduction.
         (c) If any Governmental Authority asserts that the Paying Agent did not properly withhold  or backup  withhold, as  the case  may be,  any tax  or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Paying Agent therefor,  including all penalties and interest,  any taxes imposed by  any jurisdiction on  the amounts payable  to the Paying  Agent under this Section 10.15, and  costs and expenses (including Attorney  Costs) of the Paying Agent.  The obligation of the Lenders under this Section 10.15  shall survive the  termination of  the Aggregate  Commitments, repayment  of all other
Obligations hereunder and the resignation of the Paying Agent.

                                       92
         10.16 Replacement of Lenders.  Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a  party to this Agreement, the Borrower may,  upon notice to such Lender and  the Paying
Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment  fee to  be paid  by the  Borrower in  such instance) pursuant to
Section 10.07(b) to one or more other Lenders or Eligible Assignees procured  by the Borrower; provided,  however, that if  the Borrower elects  to exercise such right  with  respect  to  any  Lender  pursuant  to Section 3.06(b), it shall be
obligated  to  replace  all  Lenders   that  have  made  similar  requests   for
compensation pursuant to Section  3.01 or 3.04.   The Borrower shall (x)  pay in
full all principal,  accrued interest, accrued  fees and other  amounts owing to such  Lender  through  the  date  of  replacement (including any amounts payable pursuant to Section  3.05), (y) provide  appropriate assurances and  indemnities
(which may include  letters of credit)  to the Appropriate  L/C Issuers and  the
Swing Line Lender as each may reasonably require with respect to any  continuing obligation to fund participation interests  in any L/C Obligations or  any Swing
Line Loans then  outstanding, and (z)  release such Lender  from its obligations under the Loan Documents.  Any  Lender being replaced shall execute and  deliver an  Assignment  and  Assumption  with  respect  to  such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.
         10.17 Judgment.
         (a)  If  for  the  purposes  of  obtaining  judgment in any court it is necessary to convert a sum due  hereunder in Dollars into another currency,  the parties hereto agree,  to the fullest  extent that they  may effectively do  so, that the rate of exchange used shall be that at which in accordance with  normal banking  procedures  Bank  of  America  could  purchase  Dollars with such other currency at Bank  of America's principal  office in London  at 5:00 p.m.  on the
Business Day preceding that on which final judgment is given.
         (b)  If  for  the  purposes  of  obtaining  judgment in any court it is necessary to convert a sum due  hereunder in a Committed Currency into  Dollars,
                                      105
the parties agree to  the fullest extent that  they may effectively do  so, that the rate  of exchange  used shall  be that  at which  in accordance  with normal banking procedures Bank of America  could purchase such Committed Currency  with
Dollars at  Bank of  America's principal  office in  London at  5:00 p.m. on the
Business Day preceding that on which final judgment is given.
         (c) The obligation of the Borrower in respect of any sum due from it in any  currency  (the  "Primary  Currency")  to  any Lender or any Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that  on the Business  Day following receipt  by such Lender  or such
Agent (as  the case  may be),  of any  sum adjudged  to be  so due in such other currency, such Lender or such Agent (as the case may be) may in accordance  with normal banking  procedures purchase  the applicable  Primary Currency  with such other currency.  If the amount  of the applicable Primary Currency so  purchased is less than such sum due to such  Lender or such Agent (as the case may  be) in the applicable Primary Currency, the  Borrower agrees, as a separate  obligation and notwithstanding any  such judgment, to  indemnify such Lender  or such Agent
(as the  case may  be) against  such loss,  and if  the amount of the applicable
Primary Currency so purchased  exceeds such sum due  to any Lender or  any Agent
(as the case  may be) in  the applicable Primary  Currency, such Lender  or such
Agent (as the case may be) agrees to remit to the Borrower such excess.
         10.18 Substitution of Currency.  If a change in any Committed  Currency occurs pursuant to any applicable  Law, rule or regulation of  any governmental,
monetary  or  multi-national  authority,  this  Agreement  (including,   without
limitation, the definition of Eurocurrency  Rate) will be amended to  the extent determined by the Paying Agent  (acting reasonably and in consultation  with the
Borrower) to  be necessary  to reflect  the change  in currency  and to  put the

                                       93
Lenders and the  Borrower in the  same position, so  far as possible,  that they would have been in if no change in such Committed Currency had occurred.
         10.19 Governing Law.
         (a) THIS AGREEMENT AND EACH  OTHER LOAN DOCUMENT SHALL BE  GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
         (b) ANY LEGAL  ACTION OR PROCEEDING  WITH RESPECT TO  THIS AGREEMENT OR
ANY OTHER LOAN DOCUMENT MAY  BE BROUGHT IN THE COURTS  OF THE STATE OF NEW  YORK
SITTING IN NEW YORK  CITY OR OF THE  UNITED STATES FOR THE  SOUTHERN DISTRICT OF
SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER,  EACH
AGENT AND EACH LENDER  CONSENTS, FOR ITSELF AND  IN RESPECT OF ITS  PROPERTY, TO
THE NON-EXCLUSIVE JURISDICTION  OF THOSE COURTS.   THE BORROWER,  EACH AGENT AND
EACH LENDER  IRREVOCABLY WAIVES  ANY OBJECTION,  INCLUDING ANY  OBJECTION TO THE
LAYING OF VENUE OR  BASED ON THE GROUNDS  OF FORUM NON CONVENIENS,  WHICH IT MAY
NOW  OR  HEREAFTER  HAVE  TO  THE  BRINGING  OF ANY ACTION OR PROCEEDING IN SUCH
JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED  THERETO.
THE BORROWER, EACH AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS,
COMPLAINT OR OTHER PROCESS,  WHICH MAY BE MADE  BY ANY OTHER MEANS  PERMITTED BY
THE LAW OF SUCH STATE.
         10.20 Waiver of Right to Trial  by Jury.  EACH PARTY TO  THIS AGREEMENT
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND,  ACTION
OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED  WITH
OR RELATED OR INCIDENTAL  TO THE DEALINGS OF  THE PARTIES HERETO OR  ANY OF THEM
WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN  EACH
                                      106
CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN  CONTRACT
OR TORT OR OTHERWISE;  AND EACH PARTY HEREBY  AGREES AND CONSENTS THAT  ANY SUCH
CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT
A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR
A COPY OF THIS SECTION 10.20 WITH  ANY COURT AS WRITTEN EVIDENCE OF THE  CONSENT
OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
         10.21 Binding Effect.   This Agreement  shall become effective  when it
shall have been executed by the Borrower and the Co- Administrative Agents shall have been notified by  each Lender, Swing Line  Lender and each Appropriate  L/C
Issuer that each  such Lender, the  Swing Line Lender  and each Appropriate  L/C
Issuer has executed  it and thereafter  shall be binding  upon and inure  to the benefit  of  the  Borrower,  each  Agent  and  each  Lender and their respective successors and assigns,  except that the  Borrower shall not  have the right  to assign its  rights hereunder  or any  interest herein  without the prior written consent of the Lenders.
         10.22  Post-Closing  Restructuring.    Notwithstanding anything in this
Agreement or in  any other Loan  Agreement to the  contrary, the parties  hereto hereby agree that no transaction specifically described in Schedule 10.22 shall, with respect to  any Loan Document,  (w) breach any  representation or warranty,
(x) breach any covenant, (y) result in a Default or (z) result in any prepayment of the Loans or Cash Collateralization of Letters of Credit.

                                       94
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
                                       THE TIMKEN COMPANY
                                       By:   /s/ Sallie B. Bailey
                                       Name:     Sallie B. Bailey
                                       Title:  Corporate Controller

                                       95

                                       BANK OF AMERICA, N.A., as
                                       Co-Administrative Agent and Lender
                                       By:   /s/ Thomas R. Durham
                                       Name:     Thomas R. Durham
                                       Title:  Managing Director

                                       96

                                       BANC OF AMERICA SECURITIES LLC, as Lead
                                       Arranger
                                       By:   /s/ Joseph Siegel, Jr.
                                       Name:     Joseph Siegel, Jr.
                                       Title:  Managing Director

                                       97

                                       KEYBANK NATIONAL ASSOCIATION, as Co-
                                       Administrative Agent, Paying Agent, Lead
                                       Arranger, Lender,  Swing Line Lender and
                                       an Appropriate L/C Issuer
                                       By:   /s/ Marianne T. Meil
                                       Name:     Marianne T. Meil
                                       Title:  Vice President

                                       98

                                       MERRILL LYNCH & CO., MERRILL LYNCH,
                                       PIERCE, FENNER & SMITH INCORPORATED, as
                                       Syndication Agent
                                       By:   /s/ Sheila McGillicuddy
                                       Name:     Sheila McGillicuddy
                                       Title:  Director

                                       99

                                       MERRILL LYNCH CAPITAL CORPORATION, as
                                       Lender
                                       By:  /s/ Michael E. O'Brien
                                       Name:    Michael E. O'Brien
                                       Title:  Vice President

                                       100

                                       MORGAN STANLEY BANK, as Documentation
                                       Agent and Lender
                                       By:  /s/ Jaap L. Tonckens
                                       Name:    Jaap L. Tonckens
                                       Title:  Vice President